LOAN AGREEMENT

                                            among

                           THE BOATMEN'S NATIONAL BANK OF ST. LOUIS

                                     as Agent ("Agent");

                                             and

                          THE BOATMEN'S NATIONAL BANK OF ST. LOUIS,

                                             and

                                     THE OTHER "LENDERS"

                                         as "Lenders"

                                             and

                                   TRAK INTERNATIONAL, INC.

                                             and

                                    LULL LIFT CORPORATION

                   collectively and individually as "Borrower"

                                 DATED AS OF AUGUST 16, 1996
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                                 LOAN AGREEMENT

This is an agreement (this "Agreement") among Trak  International,
Inc., a Delaware corporation ("Trak") and Lull Lift Corporation, a Delaware corporation ("Lull"; Lull and Trak are referred to herein both collectively and individually as "Borrower"), The Boatmen's National Bank of St. Louis, as agent for itself and the other Lenders (in its individual capacity, "Boatmen's"; and as agent, the "Agent"), and the Lenders.

                                    AGREEMENT

    In consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, Borrower, Agent, and each of the Lenders agree as follows:

1. EFFECTIVE DATE. This Agreement shall become effective on August 16, 1996 (the "Effective Date").

2.  DEFINITIONS AND RULES OF CONSTRUCTION.

    2.1. LISTED DEFINITIONS. Capitalized terms defined in the Glossary and Index of Defined Terms attached hereto as Exhibit shall have such defined meanings wherever used in this Agreement and the other Loan Documents.

    2.2. OTHER DEFINITIONS. If a capitalized term used in this Agreement is not defined in the Glossary and Index of Defined Terms, it shall have such meaning as defined elsewhere herein, or if not defined elsewhere herein, the meaning defined in the UCC.

    2.3. REFERENCES TO COVERED PERSON. The term "Covered Person" means each Borrower, each Guarantor (including Holdings), and if any of the foregoing has or acquires any Subsidiaries, each of such Subsidiaries. The words "a Covered Person", "any Covered Person", "each Covered Person" and "every Covered Person" refer to each Borrower, each Guarantor (including Holdings), and their respective Subsidiaries, separately.

    2.4. REFERENCES TO REQUIRED LENDERS. The term "Required Lenders" means any one or more Lenders whose shares of the Lenders' Exposure at the relevant time aggregate at least 66 2/3%.

    2.5. ACCOUNTING TERMS; CONSOLIDATED BASIS. Unless the context otherwise requires, accounting terms herein that are not defined herein shall be calculated under GAAP. All financial measurements herein respecting "Borrower" shall be made and calculated for Holdings and all of its Subsidiaries, including each Borrower, unless otherwise expressly provided otherwise herein, on a consolidated basis in accordance with GAAP.

    2.6. "SATISFACTORY"; "SATISFACTION". Wherever herein a document, matter, or condition is required to be satisfactory or completed to the satisfaction of either the Agent, the Required Lenders, a Lender, all the Lenders, or the Letter of Credit Issuer, unless expressly stated otherwise such document must be satisfactory to Agent, the Required Lenders, such Lender, the Lenders, or such Letter of Credit Issuer (as applicable) in both form and substance, and unless expressly stated otherwise they shall have the absolute discretion to determine whether the document or matter is satisfactory or whether the condition has been satisfied.

    2.7. COMPUTATION OF TIME PERIODS. In the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in

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calendar days unless Business Days are expressly prescribed, and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.

    2.8. GENERAL. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa;
(ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) "including" is not limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole, including its Exhibits, and not to any particular provision of this Agreement; (vii) the word SECTION or SECTION and PAGE or PAGE refer to a section or page, respectively, and the word "Exhibit" refers to an Exhibit to this Agreement unless it expressly refers to something else; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general and specific references to any Law means such Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time. Section captions and the Table of Contents are for convenience only and shall not affect the interpretation or construction of this Agreement or the other Loan Documents.

3. LENDERS' COMMITMENTS. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Borrower herein, Lenders make the following commitments to Borrower:

    3.1.   REVOLVING COMMITMENTS.

           3.1.1. REVOLVING ADVANCES. Subject to the limitations in Section and elsewhere herein, each of the Lenders commits to make available for advances to Borrower (each a "Revolving Advance") from time to time during the period commencing on the Effective Date and ending at the close of business on August 16, 2002 (the "Revolver Maturity Date") such Lender's prorata share of the Aggregate Revolving Commitment as listed on Exhibit hereto, which such obligation shall be several upon each Lender and not joint and several. The "Aggregate Revolving Commitment" on any date shall be $25,000,000, or such lesser or greater Dollar amount to which it may have been changed as provided herein. Each Lender's "Revolving Commitment" is its prorata share of the Aggregate Revolving Commitment as listed on Exhibit hereto. The obligation of Borrower to repay each Lender's Revolving Loan shall be evidenced by a promissory note payable to the order of such Lender in a maximum principal amount equal to such Lender's Revolving Commitment (as amended, modified, restated, or replaced from time to time, individually a "Revolving Note" and collectively the "Revolving Notes") reasonably satisfactory to such Lender. Subject to the limitations in Section and elsewhere herein, amounts applied to reduce the Aggregate Revolving Loan may be reborrowed as Revolving Advances. Upon the occurrence of an Event of Default and at any time thereafter so long as any Unwaived Event of Default exists, the Aggregate Revolving Commitment may be canceled as provided in Section.

           3.1.2. LIMITATION ON REVOLVING ADVANCES. No Revolving Advance will be made which would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount and no Revolving Advance will be made on or after the Revolver Maturity Date. Lenders may, however, in their absolute discretion make such Revolving Advances, but shall not be deemed by doing so to have increased the Maximum Available Amount and shall not be obligated to make any such Revolving Advances thereafter. The "Maximum Available Amount" on any date for any Revolving Advance shall be a Dollar amount equal to (i) the lesser of the Aggregate Revolving Commitment or the Borrowing Base on such date, MINUS (ii) the sum of (a) 100% of the Lenders' Letter of Credit Exposure (except to the extent that such Revolving Advance will be used immediately to reimburse

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the Letter of Credit Issuer for unreimbursed draws on a Letter of Credit)
and (b) the Swingline Loan.

           3.1.3. BORROWING BASE. The "Borrowing Base" on any date for any Revolving Advance or any Swingline Advance shall be the sum of:

                  3.1.3.1. eighty-five percent (85%) of the total outstanding principal balance of Eligible Accounts as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Agent as required in Section , whichever is less; PLUS

                   3.1.3.2. seventy percent (70%) of

                         (i) the value of all Eligible Inventory which constitutes Finished Goods as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Agent as required in Section , whichever is less;

                             MINUS

                         (ii) the total of all customer advances and deposits related to such Eligible Inventory, as such amount would be shown in Borrower's Financial Statements; PLUS

                   3.1.3.3. fifty percent (50%) of

                          (i) the value of all Eligible Inventory other than that which constitutes Finished Goods as of the close of business on such date, or as certified in the Borrowing Base Certificate most recently furnished to Agent as required in Section , whichever is less;

                             MINUS

                          (ii) the total of all customer advances and deposits related to such Eligible Inventory, as such amount would be shown in Borrower's Financial Statements.

      All Inventory shall be valued at the lower of cost or market on a irst-in-first-out basis. The defined term "Finished Goods" shall have its meaning and shall be determined under GAAP.

        3.2.   SWINGLINE COMMITMENT.

               3.2.1. SWINGLINE ADVANCES. In order to reduce the frequency of the transfer of funds from Lenders to Agent for making Revolving
        Advances, but subject to the limitations in Section and elsewhere herein, Boatmen's may in its absolute discretion make advances (each a "Swingline Advance") to Borrower from time to time during the period commencing on the Effective Date and ending at the close of business on the Revolver Maturity Date (the "Swingline Commitment"). (The from time to time outstanding principal balance of all Swingline Advances from Boatmen's is referred to herein as the "Swingline Loan".) The obligation of Borrower to repay the Swingline Loan shall be evidenced by a promissory note payable to the order of Boatmen's in a maximum principal amount equal to $3,000,000 (the "Swingline Note") reasonably satisfactory to Boatmen's. Subject to the limitations in Section and elsewhere herein, amounts applied

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


to reduce the Swingline Loan may be reborrowed as Swingline Advances. Boatmen's may terminate the Swingline Commitment at any time in its absolute discretion.

               3.2.2. LIMITATIONS ON SWINGLINE ADVANCES. Boatmen's shall not be obligated to make any particular Swingline Advance, the making of any particular Swingline Advance at any particular time being absolutely discretionary. In any event, no Swingline Advance will be made on or after the Revolver Maturity Date, and no Swingline Advance will be made which would result in the Swingline Loan exceeding the Maximum Swingline Amount. Boatmen's may, however, in its absolute discretion make such Swingline Advances, but shall not be deemed by doing so to have increased the Maximum Swingline Amount and shall not be obligated to make any such Swingline Advance thereafter. The "Maximum Swingline Amount" on any date for any Swingline Advance shall be a Dollar amount equal to the lesser of (i) $3,000,000, or (ii) any excess of the Maximum Available Amount (determined prior to the making of such Swingline Advance) over the Aggregate Revolving Loan as of such date.

        3.3. TERM 1 COMMITMENT. Each Lender commits to make a term loan to Borrower (its "Term 1 Commitment") in the amount of its prorata share of $54,000,000 (the "Aggregate Term 1 Commitment") as listed on Exhibit hereto in a single advance by each Lender (the aggregate of all such advances being referred to herein as the "Term 1 Advance"), which obligation shall be several upon each Lender and not joint and several. No Term 1 Advance will be made which would result in the Aggregate Term 1 Loan exceeding the Aggregate Term 1 Commitment. The obligation of Borrower to repay each Lender's prorata share of the Aggregate Term 1 Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to such Lender's prorata share of the Aggregate Term 1 Commitment (as amended, modified, restated or replaced from time to time, individually a "Term 1 Note" and collectively the "Term 1 Notes") reasonably satisfactory to such Lender. Amounts applied to reduce the Aggregate Term 1 Loan may not be reborrowed.

        3.4. TERM 2 COMMITMENT. Each Lender commits to make a term loan to Borrower (its "Term 2 Commitment") in the amount of its prorata share of $6,000,000 (the "Aggregate Term 2 Commitment") as listed on Exhibit hereto in a single advance by each Lender (the aggregate of all such advances being referred to herein as the "Term 2 Advance"), which such obligation shall be several upon each Lender and not joint and several. No Term 2 Advance will be made which would result in the Aggregate Term 2 Loan exceeding the Aggregate Term 2 Commitment. The obligation of Borrower to repay each Lender's prorata share of the Aggregate Term 2 Loan shall be evidenced by a promissory note payable to the order of such Lender in a principal amount equal to such Lender's prorata share of the Aggregate Term 2 Commitment (as amended, modified, restated or replaced from time to time, individually a "Term 2 Note" and collectively the "Term 2 Notes") reasonably satisfactory to such Lender. Amounts applied to reduce the Aggregate Term 2 Loan may not be reborrowed.

        3.5. LETTER OF CREDIT COMMITMENT. Letter of Credit Issuer commits to issue Standby Letters of Credit and Commercial Letters of Credit for the account of Borrower from time to time during the period commencing on the Effective Date and ending on the Revolver Maturity Date, but only in connection with transactions satisfactory to Agent and only if the Letter of Credit Exposure will not as a result of such issuance exceed the lesser of (a) $2,000,000 and
(b) any excess of the Maximum Available Amount (determined prior to issuing such Letter of Credit) over the Aggregate Revolving Loan (the "Letter of Credit Commitment"). Unless the Letter of Credit Issuer agrees otherwise, which agreement will not be unreasonably withheld, the expiration date of any Letter of Credit will not be more than one year after its issuance date and in no event will be later than the Revolver Maturity Date. Immediately upon the issuance by the Letter of Credit Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Lender,

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and each such other Lender shall be deemed to have  purchased  and received from the Letter of Credit Issuer, a prorata undivided interest and participation in such Letter of Credit, the reimbursement obligation of Borrower with respect thereto, and any guaranty thereof or collateral therefor. Such other Lender's prorata undivided interest shall be the same as such other Lender's prorata share of the Aggregate Revolving Commitment.

4.      INTEREST.

        4.1.   RATES.

               4.1.1. INTEREST ON REVOLVING ADVANCES. Each Revolving Advance shall bear interest at a rate per annum that is either the Revolver Adjusted LIBO Rate or the Revolver Adjusted CBR, as designated by Borrower as provided herein. Each Revolving LIBOR Advance shall bear interest at the Revolver Adjusted LIBO Rate throughout the Interest Period for such Revolving LIBOR Advance.

                      4.1.1.1. DEFINITION OF THE REVOLVER ADJUSTED LIBO RATE. The "Revolver Adjusted LIBO Rate" shall mean the LIBO Rate plus
               (a) 2.75% per annum if the Interest Rate Ratio is greater than or equal to 2.50, or (b) 2.25% per annum if the Interest Rate Ratio is less than 2.50. The applicable percentage set forth in (a) and
               (b) in the preceding sentence is hereinafter referred to as the "Revolver LIBO Spread".

                      4.1.1.2. DEFINITION OF THE REVOLVER ADJUSTED CBR. The "Revolver Adjusted CBR" shall mean CBR plus (a) 1.50% per annum if the Interest Rate Ratio is greater than or equal to 2.50, or
               (b) 1.00% per annum if the Interest Rate Ratio is less than 2.50. The applicable percentage set forth in (a) and (b) in the preceding sentence is hereinafter referred to as the "Revolver CBR Spread".

               4.1.2. INTEREST ON TERM 1 AND TERM 2 ADVANCES. Each Term 1 Advance and each Term 2 Advance shall bear interest at a rate per annum that is either the Term Loan Adjusted LIBO Rate or the Term Loan Adjusted CBR, as designated by Borrower as provided herein. Each Term 1 Loan LIBOR Advance and each Term 2 Loan LIBOR Advance shall bear interest at the Term Loan Adjusted LIBO Rate throughout the Interest Period for such Term 1 Loan LIBOR Advance or Term 2 Loan LIBOR Advance, as the case may be.

                      4.1.2.1. DEFINITION OF THE TERM LOAN ADJUSTED LIBO RATE. The "Term Loan Adjusted LIBO Rate" shall mean the LIBO Rate plus
               (a) 3.00% per annum if the Interest Rate Ratio is greater than or equal to 2.50, or (b) 2.50% per annum if the Interest Rate Ratio is less than 2.50. The applicable percentage set forth in (a) and
               (b) in the preceding sentence is hereinafter referred to as the "Term Loan LIBO Spread".

                      4.1.2.2. DEFINITION OF THE TERM LOAN ADJUSTED CBR. The "Term Loan Adjusted CBR" shall mean CBR plus (a) 1.75% per annum if the Interest Rate Ratio is greater than or equal to 2.50, or
               (b) 1.25% per annum if the Interest Rate Ratio is less than 2.50. The applicable percentage set forth in (a) and (b) in the preceding sentence is hereinafter referred to as the "Term Loan CBR Spread".

               4.1.3. INTEREST ON SWINGLINE ADVANCES. Each Swingline Advance shall bear interest at a rate per annum equal to the Revolver Adjusted CBR.

               4.1.4. INTEREST ON UNREIMBURSED LETTER OF CREDIT DRAWS. Each unreimbursed draw on a Letter of Credit shall bear interest at a rate per annum equal to the Revolver Adjusted CBR.

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               4.1.5. CALCULATING INTEREST SPREADS.

                      4.1.5.1. The Interest Rate Ratio and, in connection therewith, the Revolver LIBO Spread, the Term Loan LIBO Spread, the Revolver CBR Spread, and the Term Loan CBR Spread shall first be determined by Agent on the Effective Date and thereafter within ten Business Days after Agent receives Borrower's
               Financial Statements for the last month of a Fiscal Quarter as required under Section .

                      4.1.5.2. Whenever a Revolver CBR Spread and a Term Loan CBR Spread are determined hereunder, each such CBR Spread shall become effective immediately upon such determination for all existing CBR Advances and shall apply to all CBR Advances made thereafter until changed pursuant to the terms of Section (or any of the subsections thereunder).

                      4.1.5.3. Whenever a Revolver LIBO Spread and a Term Loan LIBO Spread are determined hereunder, each such LIBO Spread shall apply to all LIBOR Advances made thereafter until changed pursuant to the terms of Section (or any of the subsections thereunder), but shall not be effective as to any existing LIBOR Advance until and unless such existing LIBOR Advance is renewed as a LIBOR Advance (it being understood that the Revolver LIBO Spread or Term Loan LIBO Spread in effect when such LIBOR Advance was made shall continue to apply to such LIBOR Advance until it is renewed as a LIBOR Advance or converted to a CBR Advance).

                      4.1.5.4. As used in Section , the capitalized term "Interest Rate Ratio" shall mean a ratio calculated by dividing
               (a) Consolidated Total Funded Debt by (b) (i) Adjusted Operating Cash Flow LESS (ii) Adjusted Capital
               Expenditures.

                      4.1.5.5. As used in the calculation of the Interest Rate Ratio:

                             (a) the capitalized term "Consolidated" shall have the meaning given it in Section ;

                             (b) the capitalized term "Total Funded Debt" shall the meaning given it in Section ;

                             (c) the capitalized term "Adjusted Capital Expenditures" shall mean (i) the amount of Consolidated Capital Expenditures (as defined in Section ) for the twelve month period ending on the last day of any Fiscal Quarter for which the Interest Rate Ratio is calculated (in each case, an "Interest Rate Ratio Calculation Date"), PLUS (ii) the aggregate amount of all Capital Expenditures made by any Target Company during the period commencing twelve months immediately prior to the Interest Rate Ratio Calculation Date and ending on the date any Consented Acquisition applicable to such Target Company is consummated, provided, however, that if said Consented Acquisition is consummated more that twelve months prior to the Interest Rate Ratio Calculation Date, this subsection (ii) shall not be applicable; and

                             (d) the capitalized  term "Adjusted  Operating Cash
                      Flow" shall mean (i) the amount of Consolidated Operating Cash Flow (as defined in Section ) for the twelve month period ending of the last day of an Interest Rate Ratio Calculation Date, PLUS (ii) the aggregate amount of any Target Company's

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Operating Cash Flow during the period commencing twelve months immediately prior to the Interest Rate Ratio Calculation Date and ending on the date any Consented Acquisition applicable to such Target Company is consummated, provided, however, that if said Consented Acquisition is consummated more that twelve months prior to the Interest Rate Ratio Calculation Date, this subsection (ii) shall not be applicable.

                      4.1.5.6. If Borrower does not deliver its Financial Statements for any month to Agent within the period required by Section , until such time as such Financial Statements are delivered to Agent (a) the highest possible Revolver LIBO Spread shall become applicable as of the last day of the Fiscal Quarter for all Revolving LIBOR Advances, (b) the highest possible Revolver CBR Spread shall become applicable as of the last day of such Fiscal Quarter for all Revolving CBR Advances, (c) the highest possible Term Loan LIBO Spread shall become applicable as of the last day of such Fiscal Quarter for all Term 1 Loan LIBOR Advances and Term 2 Loan LIBOR Advances, and (d) the highest possible Term Loan CBR Spread shall become applicable as of the last day of such Fiscal Quarter for all Term 1 Loan CBR Advances and Term 2 Loan CBR Advances.

        4.2. INTEREST PERIODS FOR LIBOR ADVANCES. For each Advance that Borrower designates to be a LIBOR Advance, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Advance. The Interest Period for a LIBOR Advance shall be either a one-, two-, three-, or six-month period; provided, however, that:

        (i) every such Interest Period for a LIBOR Advance shall commence on the date of the LIBOR Advance;

        (ii) if any Interest Period would otherwise expire on a day of a calendar month which is not a Business Day, then such Interest Period shall expire on the next succeeding Business Day in that calendar month; provided, however, that if the next succeeding Business Day would be in the following calendar month, it shall expire on the first preceding Business Day;

        (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

        (iv) no Interest Period for a Revolving LIBOR Advance shall extend beyond the Revolver Maturity Date, and no Interest Period for a Term 1 Loan LIBOR Advance or a Term 2 Loan LIBOR Advance shall extend beyond the Term Maturity Date.

        4.3. CONVERSION OF ADVANCES. Borrower may at any time (a) convert all or any portion of a Revolving Advance of one bearing interest type into a Revolving Advance of another type, (b) convert all or any portion of a Term 1 Advance into a Term 1 Advance bearing interest of another type, (c) convert all or any portion of the Term 2 Advance into a Term 2 Advance bearing interest of another type, or (d) at the end of any Interest Period for a LIBOR Advance, continue such LIBOR Advance for an additional Interest Period; provided, however, that a LIBOR Advance may only be so converted or continued on the last day of its Interest Period; and provided, further, that the Swingline Loan may not be converted into a LIBOR Advance. To cause a conversion or continuation, Borrower shall give Agent, prior to 11:00 a.m. (St. Louis, Missouri time), three (3) Business Days prior to the date the conversion or continuation is to be effective (the "Conversion Date"), a written request in the form attached hereto as Exhibit (a "Notice of Conversion/Continuation"), which such Notice of Conversion/Continuation may be mailed, personally delivered or telecopied as provided in Section (i) identifying the Advance to be converted or continued,
(ii) specifying whether a conversion or continuation is requested, (iii) in the case of a conversion,

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specifying  whether the Advance is to become a Revolving LIBOR Advance, a Term 1
Loan LIBOR Advance, a Term 2 Loan LIBOR Advance, a Revolving CBR Advance, a Term 1 Loan CBR Advance, or a Term 2 Loan CBR Advance, and (iv) in the case of conversion to or continuation of a LIBOR Advance, specifying the Interest Period therefor. If a Notice of Conversion/Continuation is not received by Agent by 11:00 a.m. (St. Louis, Missouri time) on the last day of the Interest Period for a LIBOR Advance, then Borrower shall be deemed to have timely given a Notice of Conversion/Continuation to Agent requesting to convert such LIBOR Advance to a Term 1 Loan CBR Advance if such LIBOR Advance is a Term 1 Loan LIBOR Advance, or to a Term 2 Loan CBR Advance if such LIBOR Advance is a Term 2 Loan LIBOR Advance, or to a Revolving CBR Advance if such LIBOR Advance is a Revolving LIBOR Advance.

        4.4. TIME OF ACCRUAL. Subject to Section interest shall accrue on all principal amounts outstanding from and including the date when first outstanding to but excluding the date when no longer outstanding. Amounts shall be deemed outstanding until payments are applied thereto as provided in Section or otherwise in accordance with the Loan Documents.

        4.5. COMPUTATION. Interest shall be computed for the actual days elapsed over a year deemed to consist of 360 days. Interest rates that are based on the CBR shall change simultaneously with any change in the CBR and such rates shall be effective for the entire day on which such CBR change becomes effective.

        4.6. RATE AFTER MATURITY. Notwithstanding any terms or provisions in this Agreement or any of the other Loan Documents to the contrary, Borrower shall pay interest on each Loan after its Maturity, and (at the option of Lenders) upon all of the Loans, Advances and the other Loan Obligations so long as any Unwaived Event of Default exists, at a rate per annum of 2% in excess of the rate which would otherwise apply hereunder to each such Loans, Advances or other Loan Obligation as of the date of such Maturity or as of the first day any such Unwaived Event of Default exists, as the case may be.

        4.7.   TAXES.

               4.7.1. NET PAYMENTS. If any Tax is required to be withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Agent or any Lender under the Loan Documents, Borrower (i) shall, if required, withhold or deduct the amount of such Tax from such payment and, in any case, pay such Tax to the appropriate taxing authority in accordance with applicable Law and (ii) shall pay to Agent or such Lender, as applicable, (a) such additional amounts as may be necessary so that the net amount received by Agent or such Lender with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under the Loan Documents and (b) an amount equal to all Taxes payable by Agent or such Lender as a result of payments made by Borrower (whether to a taxing authority or to Agent or such Lender) pursuant to this Section. If any Tax is withheld or deducted from, or is otherwise payable by Borrower in connection with, any payment due to Agent or any Lender under the Loan Documents, Borrower shall, within 30 days after the date of such payment, furnish to Agent or such Lender, as applicable, the original or a certified copy of a receipt for such Tax from the applicable taxing authority. If any payment due to Agent or any Lender under the Loan Documents is or is expected to be made without withholding or deducting therefrom, or otherwise paying in connection therewith, any Tax payable to any taxing authority under circumstances that would lead Agent or such Lender to reasonably believe such withholding or deduction is required, Borrower shall, within 30 days after any request from Agent or such Lender, as applicable, furnish to Agent or such Lender a certificate from such taxing authority, or an opinion of counsel acceptable to Agent or such Lender, in either case stating that no Tax payable to such taxing authority was or is, as the case may be, required to be withheld or deducted from, or otherwise paid by Borrower in connection with, such payment. For purposes of this Section only, the term "Tax" shall not be deemed to include any tax based upon net income, such as but not limited to the tax on net income imposed under the Internal Revenue Code of 1986, as amended, and similar state income taxes.

               4.7.2. EXEMPTION FORMS. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrower and Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section , on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code (a "Non-bank Lender") and cannot deliver either Internal Revenue Service Form 1001 or 4224, (x) a certificate substantially in the form of Exhibit (each an "Exemption Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrower and Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and an Exemption Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrower and Agent of its inability to deliver any such Form or Certificate.

               4.7.3. EXCLUSIONS FROM GROSS-UP OBLIGATIONS. Notwithstanding anything to the contrary contained in Section , but subject to the immediately succeeding sentence, (i) Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (ii) Borrower shall not be obligated pursuant to Section hereof to gross-up payments to be made to a Lender in respect of income or similar Taxes imposed by the United States if (A) such Lender has not provided to Borrower the Internal Revenue Service Forms required to be provided to Borrower pursuant to Section or (B) in the case of a payment, other than interest, to a Non-bank Lender, to the extent that such forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section , Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

        4.8. COMPENSATION FOR INCREASE IN LIBOR ADVANCE COSTS. If after the Execution Date there is any change in any Law or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful, and including but not limited to any imposition or increase of reserve requirements) and as a result thereof or as a result of compliance therewith by a Lender or its parent holding company:0

        (i) such Lender is subject to any tax, duty or other charge with respect to its LIBOR Advances or its obligation to make Advances that are LIBOR Advances, or the basis of taxation of payments to such Lender of the principal of or interest on its LIBOR Advances, or its obligation to make the same, change (except for changes in the rate of tax on the overall net income of such Lender imposed by the United States or other jurisdiction in which such Lender's principal executive office is located); or

        (ii) any reserve (including, without limitation, any imposed by the FRB), special deposit, compulsory loan, assessment, or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender is imposed or deemed applicable or any other condition affecting its LIBOR Advances or its obligation to make them is imposed on such Lender or the London Interbank Market;

and as a result thereof there is any increase in the cost to such Lender of agreeing to make or making an Advance that is a LIBOR Advance or maintaining its LIBOR Advances (except to the extent already included in the determination of the applicable LIBO Rate), or there is a reduction in the amount received or receivable by such Lender, then Borrower shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to such Lender, within five Business Days after the date specified in such notice and demand, additional amounts sufficient to compensate such Lender in the amount of such increased cost. If such Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder and the basis therefor. Borrower shall have the burden of proving that any such certificate is not correct.

        4.9. LIBOR ADVANCE FUNDING LOSSES. Borrower shall pay to a Lender upon demand an amount sufficient to compensate such Lender for all loss and expense suffered by such Lender, including but not limited to loss of profit and the cost of acquiring funds to make or carry one or more LIBOR Advances, (i) if for any reason (other than a default by such Lender or pursuant to Section hereof) an Advance does not occur on the date specified therefor in a Advance Request (whether or not withdrawn), (ii) if any prepayment or repayment of a LIBOR Advance or conversion of a LIBOR Advance to a CBR Advance, whether or not required hereby, occurs on a date which is not the last day of the Interest Period therefor, or (iii) if for any reason Borrower fails to repay a LIBOR Advance when required by the terms of this Agreement. The minimum that Borrower shall be obligated to pay to such Lender in any such event shall be an amount equal to (x) the greater of zero or


{[A x (B-C) x D]} OVER 360


wherein

        "A" is the Affected Principal Amount;

        "B" is the decimal equivalent of the LIBO Rate that is (or would be in the case of Borrower's failure to borrow after giving an Advance Request) payable by Borrower on such Advance;

        "C" is the decimal equivalent of the LIBO Rate that would apply to a hypothetical LIBOR Advance whose Advance Date were on the last Business Day on or before the first day of the Remaining Interest Period and whose amount and whose Interest Period were approximately equal, as determined by such Lender, to the Affected Principal Amount and the Remaining Interest Period; and

        "D" is the number of days from and including the first day of the Remaining Interest Period to but excluding the last day of the Remaining Interest Period;

plus (y) any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in liquidating deposits prior to maturity in amounts which correspond to the Affected Principal Amount.

For purposes of this Section:

        "Affected Principal Amount" means, as applicable, (i) the principal amount of a LIBOR Advance that Borrower fails to take after having given an Advance Request; (ii) the entire principal amount of a LIBOR Advance that Borrower fails to repay when required by the terms of this Agreement; or (iii) the amount of any prepayment or repayment on a LIBOR Advance that occurs, or the entire principal amount of a LIBOR Advance that converts to a CBR Advance, whether or not required hereby, on a date which is not the last day of the Interest Period therefor.

        "Remaining Interest Period" means, as applicable, (i) the entire Interest Period that would have been applicable to a LIBOR Advance that Borrower fails to take after having given an Advance Request; (ii) a period equal in duration to the Interest Period of a LIBOR Advance that Borrower fails to repay when required by the terms of this Agreement; or
        (iii) if a prepayment or repayment on a LIBOR Advance occurs, or a LIBOR Advance converts to a CBR Advance, whether or not required hereby, prior to the last day of the Interest Period therefor, the period from and including the date thereof to but excluding the last day of such Interest Period.

        If a Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount or amounts to be paid to it hereunder and the basis therefor. Borrower shall have the burden of proving that any such certificate is not correct. Any compensation payable by Borrower to a Lender under this Section shall be payable without regard to whether such Lender has funded its LIBOR Advances through the purchase of deposits in an amount or of a maturity corresponding to the deposits used as a reference in determining the LIBO Rate.

        4.10. CAPITAL ADEQUACY REIMBURSEMENT. If after the Execution Date there is any change of Law, or in any rule, order, or guideline of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), regarding the capital that financial institutions in a class that includes a Lender are required to maintain, and which has the effect of reducing the rate of return on, or increasing the cost of maintaining, such Lender's capital as a consequence of its obligations hereunder, then such Lender may from time to time demand, and Borrower shall pay to such Lender within fifteen days after each demand, such additional amount as will compensate such Lender for such reduction or increase. If a Lender claims compensation under this Section, such Lender shall furnish a certificate to Borrower that states the additional amount to be paid to it hereunder and includes a description of the method used by such Lender in calculating such amount. Borrower shall have the burden of proving that the amount of any such additional compensation calculated by a Lender is not correct.

        4.11. USURY. Notwithstanding any provisions to the contrary in Section or elsewhere in any of the Loan Documents, Borrower shall not be obligated to pay interest at a rate which exceeds the maximum rate permitted by Law. If, but for this Section , Borrower would be deemed obligated to pay interest at a rate which exceeds the maximum rate permitted by Law, or if any of the Loan Obligations is paid or becomes payable before its originally scheduled Maturity and as a result Borrower has paid or would be obligated to pay interest at such an excessive rate, then (i) Borrower shall not be obligated to pay interest to the extent it exceeds the interest that would be payable at the maximum rate permitted by Law; (ii) if the outstanding Loan Obligations have not been accelerated as provided in Section , any such excess interest that has been paid by Borrower shall be refunded; (iii) if the outstanding Loan Obligations have been accelerated as provided in Section , any such excess that has been paid by Borrower shall be applied to the Loan Obligations as provided in Section ; and (iv) the effective rate of interest shall be deemed automatically reduced to the maximum rate permitted by Law; provided that if thereafter the rate of interest on any Loan hereunder is less than the maximum rate permitted by Law such rate of interest shall automatically be increased to the maximum rate permitted by Law until Lenders recapture the aggregate amount of all interest payments they would have otherwise been entitled to hereunder and under the Notes but for the terms of this Section.

5.      FEES.

        5.1. COMMITMENT FEE TO LENDERS. Borrower shall pay to Agent for the ratable account of Lenders a "Commitment Fee" calculated by applying the daily equivalent of the Commitment Fee Rate to the Unused Aggregate Revolving Commitment on each day during the preceding calendar quarter (based on a 360 day year). The "Commitment Fee Rate" shall be one half of one percent (.50%). The "Unused Aggregate Revolving Commitment" on any day shall be an amount equal to
(i) the Aggregate Revolving Commitment MINUS (ii) the sum of the amounts of (a) the Aggregate Revolving Loan plus (b) the Letter of Credit Exposure and (c) the Swingline Loan. The Commitment Fee shall be payable quarterly in arrears commencing on the first day of the first full calendar quarter beginning after the Effective Date and continuing on the first day of each calendar quarter thereafter and on the Revolver Maturity Date.

        5.2. LETTER OF CREDIT FEES TO AGENT FOR RATABLE BENEFIT OF LENDERS. Borrower shall pay to Agent for the ratable account of Lenders a non-refundable "Letter of Credit Fee" for each Letter of Credit issued that shall be calculated by multiplying the Revolver LIBO Spread then in effect by the undrawn amount of such Letter of Credit. The Letter of Credit Fee for each Letter of Credit shall be payable in fourths and in advance on the date such Letter of Credit is issued and on the first day of every calendar quarter ended after issuance of such Letter of Credit and on the date of termination or expiration of such Letter of Credit. The Letter of Credit Fee shall accrue based on the undrawn face amount of each Letter of Credit outstanding during each day of the relevant quarterly period (based on a 360 day year). Any portion of a Letter of Credit Fee received by Agent but not accrued for any such quarterly period as a result of a decrease in the undrawn face amount of the applicable Letter of Credit or the termination of the applicable Letter of Credit whereby the Letter of Credit Issuer no longer has any obligations thereunder shall be reimbursed by Agent to Borrower on the next payment date so long as there exists no Unwaived Event of Default. Agent shall notify each Lender of the amount of any such Letter of Credit Fee reimbursed by Agent pursuant to the previous sentence and each Lender shall promptly thereafter remit to Agent such Lender's pro-rata portion of the amount of such reimbursed Letter of Credit Fee. Agent shall retain for its benefit, as issuer, its customary fees charged to its customers for issuing letters of credit.

6.      PAYMENTS.

        6.1.   SCHEDULED PAYMENTS ON REVOLVING LOANS AND THE SWINGLINE LOAN.

               6.1.1. INTEREST. Borrower shall pay interest accrued on all Revolving CBR Advances and on all Swingline Advances monthly in arrears beginning on the first day of the first full calendar month following the Effective Date and continuing on the first day of each calendar month thereafter, and on the Revolver Maturity Date. Borrower shall pay interest accrued on all Revolving LIBOR Advances with Interest Periods of three months or less on the last day of the Interest Period applicable to any such Revolving LIBOR Advance and on the Revolver Maturity Date. Borrower shall pay interest accrued on all Revolving LIBOR Advances with Interest Periods in excess of three months quarterly in arrears beginning on the first day of the first full calendar quarter following the Effective Date and continuing on the first day of each calendar quarter thereafter, on the last day of the Interest Period applicable to any such Revolving LIBOR Advance, and on the Revolver Maturity Date.

               6.1.2. PRINCIPAL.

                      6.1.2.1. DAILY PAYMENTS. Borrower shall maintain one or more lockboxes with Agent under its standard lockbox agreements or other institutions acceptable to Agent (the "Lockboxes"). Agent will establish on its books an account in the name of Borrower designated as the "Cash Collateral Account". Borrower shall direct all Account Debtors to remit payments on their Accounts to one or another of the Lockboxes. All proceeds of Collateral and all funds Borrower receives directly (other than Revolving Advances and Swingline Advances) shall be deposited in the Cash Collateral Account. Collected funds in the Cash Collateral Account on each Business Day, to the extent they do not exceed the Swingline Loan on such Business Day, shall be remitted by Agent to Boatmen's and applied by Boatmen's to reduce the Swingline Loan. The collected funds remaining in the Cash Collateral Account on the next to last Business Day of every calendar week after such remittance and application to reduce the Swingline Loan, to the extent they do not exceed the Aggregate Revolving CBR Loan on the Settlement Date, shall be remitted by Agent to Lenders weekly on the last Business Day of each such calendar week (the "Settlement Date") in accordance with their prorata shares of the Aggregate Revolving Commitment and applied by Lenders to reduce the Aggregate Revolving CBR Loan. Any collected funds still remaining in the Cash Collateral Account after such remittances and application to reduce the Swingline Loan and Aggregate Revolving CBR Loan shall be applied at Lender's discretion to (i) the outstanding principal balance of any Revolving LIBOR Advances when their respective Interest Periods expire, or (ii) the outstanding principal balance of any subsequent Revolving CBR Advances.

                      6.1.2.2. PAYMENT ON REVOLVER MATURITY DATE. Borrower shall pay the entire amount of the Aggregate Revolving Loan and the Swingline Loan on the Revolver Maturity Date.

        6.2.   SCHEDULED PAYMENTS ON THE TERM LOANS.

               6.2.1. INTEREST. Borrower shall pay interest accrued on all Term 1 Loan CBR Advances and Term 2 Loan CBR Advances monthly in arrears, beginning on the first day of the first full calendar month following the Effective Date, and continuing on the first day of each calendar month thereafter, and on August 16, 2002 (the "Term Maturity Date"). Borrower shall pay interest accrued on all Term 1 Loan LIBOR Advances and Term 2 Loan LIBOR Advances with Interest Periods of three months or less on the last day of the Interest Period applicable to any such Term 1 Loan LIBOR Advance or Term 2 Loan LIBOR Advance, as the case may be, and on the Term Maturity Date. Borrower shall pay interest accrued on all Term 1 Loan LIBOR Advances and Term 2 Loan LIBOR Advances with Interest Periods in excess of three months quarterly in arrears beginning on the first day of the first full calendar quarter following the Effective Date and continuing on the first day of each calendar quarter thereafter, on the last day of the Interest Period applicable to any such Term 1 Loan LIBOR Advance or Term 2 Loan LIBOR Advance, as the case may be, and on the Term Maturity Date.

               6.2.2. TERM 1 LOAN PRINCIPAL. Borrower shall repay the Aggregate Term 1 Loan as set forth in Exhibit.

               6.2.3. TERM 2 LOAN PRINCIPAL. Borrower shall repay the Aggregate Term 2 Loan as set forth in Exhibit .

        6.3.   PREPAYMENTS; REDUCTION OF REVOLVING COMMITMENT.

               6.3.1. VOLUNTARY PREPAYMENTS. In addition to daily payments contemplated in Section above, Borrower may wholly prepay the Aggregate Term 1 Loan, the Aggregate Term 2 Loan, the Aggregate Revolving Loan, or the Swingline Loan at any time and may make partial prepayments thereon from time to time, without penalty or premium, but only if (i) Borrower gives Agent written notice (which shall be mailed, personally delivered or telecopied as provided in Section ) of Borrower's intention to make such prepayments at least one Business Day prior to tendering the prepayments, (ii) the total amount of the prepayments is a whole multiple of $100,000 and no less than $500,000, and (iii) Borrower pays any accrued interest on the amount prepaid at the time of such prepayment. Each such prepayment will be applied by Agent, in accordance with each Lender's respective prorata shares of the applicable Commitment, to reduce the Aggregate Revolving Loan and, in the case of the Aggregate Term 1 Loan and the Aggregate Term 2 Loan, to reduce the repayment installments in the inverse order of their due dates. The foregoing notwithstanding, Borrower shall not be entitled to voluntarily prepay the Aggregate Term 1 Loan, the Aggregate Term 2 Loan, or the Aggregate Revolving Loan, if the effect of such voluntary prepayment or reduction would be to prepay principal or interest under the relevant Loan which is attributable to a LIBOR Advance, unless Borrower also reimburses Lenders pursuant to the terms of Section . Without limiting the terms of the previous sentence, Borrower shall not be entitled to partially prepay any LIBOR Advance if the remaining balance outstanding of such LIBOR Advance after such prepayment is less than $400,000.

               6.3.2. VOLUNTARY REDUCTION OF AGGREGATE REVOLVING COMMITMENT. Borrower may reduce the Aggregate Revolving Commitment in whole multiples of $1,000,000 at any time and from time to time, but only if
        (i) Borrower gives Agent written notice of Borrower's intention to make such reduction at least one Business Day prior to the effective date of the reduction, and (ii) Borrower makes on the effective date of the reduction any payment on the Aggregate Revolving Loan required under Section as a consequence of the reduction. Any such reduction of the Aggregate Revolving Commitment shall be permanent. The foregoing notwithstanding, Borrower shall not be entitled to voluntarily reduce the Aggregate Revolving Commitment, if the effect of such voluntary reduction would be to prepay principal or interest under the relevant Commitment which is attributable to a LIBOR Advance, unless Borrower also reimburses Lenders pursuant to the terms of Section .

               6.3.3. MANDATORY PREPAYMENTS WHEN OVER-ADVANCES EXIST. If at any time the sum of the Aggregate Revolving Loan and the Swingline Loan exceeds the Maximum Available Amount (an "Overadvance"), whether as a result of optional Revolving Advances by Lenders as contemplated by Section or otherwise, Borrower shall on demand by Agent make a prepayment in the amount of the excess. Each such prepayment shall be applied first by Boatmen's to reduce the Swingline Loan until it is reduced to zero, then by the Lenders in accordance with their respective prorata shares of the Revolving Commitment to reduce the Revolving Loans, including Revolving LIBOR Advances, until they are reduced to zero.

               6.3.4. OTHER MANDATORY PREPAYMENTS.

                      6.3.4.1. PROCEEDS FROM SALES OF ASSETS. If Borrower sells any of its assets in a single transaction or related series of transactions that are not in the ordinary course of business, Borrower shall make a prepayment to Agent, for the ratable benefit of the Lenders, to be applied in the manner required under Section , in the amount of the gross proceeds therefrom less reasonable selling expenses and the increment in federal, state and local income taxes, if any, payable as a consequence of any taxable gain from such sale. The foregoing shall not apply to
               (i) the net proceeds from such sale or sales that are less than $75,000 during any Fiscal Year during the term hereof, or (ii) the net proceeds of any such sale of a capital asset if (a) such net proceeds are expended by Borrower within 90 days of completion of the sale for replacement of such asset by another asset of comparable type and utility (Lenders agree that the amount of such net proceeds expended will not be included for the purposes of calculating Capital Expenditures in Section ), (b) such replacement asset is made subject to Lenders' first priority Security Interest and is free and clear of all other Security Interests, and (c) Borrower delivers to Agent written evidence of the use of the proceeds for such purchase, or (iii) the net proceeds of any such sale of assets described in Section 11.5 of the Asset Purchase Agreement which is a part of the Acquisition Documents.

                      6.3.4.2. PROCEEDS FROM SALE OF SECURITIES. If after the Execution Date Borrower or any other Covered Person issues any equity or debt securities, or warrants or options therefor, Borrower shall make a prepayment to Agent, for the ratable benefit of the Lenders, to be applied in the manner required under Section , promptly after such sale in an amount equal to the gross proceeds therefrom less reasonable brokers' and underwriters' fees and commissions and other reasonable issuing expenses.

                      6.3.4.3. APPLICATION OF INSURANCE/CONDEMNATION PROCEEDS. Agent for the ratable benefit of the Lenders is hereby authorized to participate with the Borrower in any proceeding for the condemnation or other taking of any Covered Person's property and each Covered Person from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. If an Unwaived Event of Default exists, Agent is hereby authorized to collect, for the ratable benefit of the Lenders, all Insurance/Condemnation Proceeds directly and, after deducting the expenses, if any, incurred by Agent in collection or handling thereof, apply such Insurance/Condemnation Proceeds as a prepayment to be applied in the manner required under Section . If no Unwaived Event of Default exists, Agent will permit such Covered Person to use such Insurance/Condemnation Proceeds or any part thereof to replace, repair, restore or rebuild the property giving rise to such Insurance/Condemnation Proceeds in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation, taking, loss, damage or destruction, and if such Covered Person elects so to proceed, it shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. In such event, Agent shall hold such Insurance/Condemnation Proceeds and disburse the same for such repair work. Plans and specifications for any such repair or restoration (if the amount involved is in excess of $250,000) shall be reasonably satisfactory to Agent and the Required Lenders and shall be submitted to Agent prior to commencement of the work and shall be subject to the reasonable approval of Agent and the Required Lenders. Expenditures by Borrower for such rebuilding, repairing or replacement in excess of the amount of the Insurance/Condemnation Proceeds shall be deemed Capital Expenditures subject to the limits in Section . In the event that any Insurance/Condemnation Proceeds remain after application as described above, they shall be applied to make a prepayment to Agent, for the ratable benefit of Lenders, in the manner required under Section .

                      6.3.4.4.      EXCESS CASH FLOW.

                             6.3.4.4.1. Borrower shall pay (and/or cause the applicable Covered Person to pay) to Agent, for the ratable benefit of the Lenders, an amount equal to 100% of each Covered Person's Excess Cash Flow for Borrower's
                      Fiscal  Year  ending  September  30,  1997 and  Borrower's
                      Fiscal Year ending September 30, 1998, in each case payable in three equal installments with the first installment due within 90 days after the end of each such Fiscal Year, the second installment due within 120 days after the end of each such Fiscal Year, and the last installment due within 150 days after the end of each such Fiscal Year.

                             6.3.4.4.2. Within 90 days after the end of Borrower's Fiscal Year ending September 30, 1999 and within 90 days after the end of each of Borrower's Fiscal Years thereafter, Borrower shall pay (and/or cause the applicable Covered Person to pay) to Agent, for the ratable benefit of the Lenders, an amount equal to 75% of each Covered Person's Excess Cash Flow for each such Fiscal Year.

                             6.3.4.4.3. "Excess Cash Flow" means, for any period
                      of calculation, (A) Consolidated Operating Cash Flow MINUS
                      (B) the sum of (i) Consolidated Fixed Charges PLUS (ii) the amount of any voluntary prepayments of the Aggregate Term 1 Loan and the Aggregate Term 2 Loan during any period of calculation.

                      6.3.4.5. APPLICATION OF MANDATORY PAYMENTS. Each prepayment required under Section , other than prepayments made under Section , shall be applied (i) first, to reduce the Aggregate Term 1 Loan and the repayment installments thereon due under Section . in the inverse order of their due dates, (ii) second, to reduce the Aggregate Term 2 Loan and the repayment installments thereon due under Section . in the inverse order of their due dates, and (iii) third, to the remaining outstanding Loan Obligations. All prepayments required under Section , shall be applied:

                      (i) first, to reduce the Aggregate Term 1 Loan such that each of the remaining quarterly principal installments on the Aggregate Term 1 Loan is reduced (but not below zero) by an amount calculated by dividing (a) the amount of any such prepayment by (b) the number of quarterly payments remaining under the Aggregate Term 1 Loan as of the date that such prepayment is received by Agent for the ratable benefit of the Lenders;

                      (ii) second, to reduce the Aggregate Term 2 Loan such that each of the remaining quarterly principal installments on the Aggregate Term 2 Loan is reduced (but not below zero) by an amount calculated by dividing (a) the amount of any such prepayment by (b) the number of quarterly payments remaining under the Aggregate Term 2 Loan as of the date that such prepayment is received by Agent for the ratable benefit of the Lenders; and

                      (iii) third, to reduce the Aggregate Revolving Loan and any other remaining Loan Obligations.

        6.4.   MANNER OF PAYMENTS AND TIMING OF APPLICATION OF PAYMENTS.

               6.4.1. PAYMENT REQUIREMENT. Except as provided in Section with respect to payments from collected funds in the Cash Collateral Account and unless expressly provided to the contrary elsewhere herein, Borrower shall make each payment on the Loan Obligations to Agent for the ratable account of the Lenders as required under the Loan Documents at the Lending Office. All such payments shall be made in Dollars on the date when due, without deduction, set-off or counterclaim. All such payments will be distributed by Agent to Lenders as provided in Section for application to the Loan Obligations as provided herein.

               6.4.2. APPLICATION OF PAYMENTS AND PROCEEDS. Except as provided below, all payments received by Agent or a Lender in immediately available funds at or before 1:00 p.m. (St. Louis, Missouri time) on a Business Day will be applied to the relevant Loan Obligation on the same day. Such payments received on a day that is not a Business Day or after 1:00 p.m. (St. Louis, Missouri time) on a Business Day will be applied to the relevant Loan Obligation on the next Business Day. Except as expressly provided otherwise herein or in any other Loan Document, (i) Lenders may apply, and reverse and reapply, payments and proceeds of the Collateral to the Loan Obligations in such order and manner as Lenders determine in their absolute discretion, and (ii) Borrower hereby irrevocably waives the right to direct the application of payments and proceeds of the Collateral.

               6.4.3. INTEREST CALCULATION. Notwithstanding anything contained herein to the contrary, for purposes of interest calculation on the Loan Obligations, (i) a payment by check, draft or other instrument received at or before 1:00 p.m. (St. Louis, Missouri time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the second following Business Day, (ii) a payment by check, draft or other instrument received on a day that is not a Business Day or after 1:00 p.m. (St. Louis, Missouri time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the third following Business Day, (iii) a payment in cash or by wire transfer received at or before 1:00 p.m. (St. Louis, Missouri time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the Business Day when it is received, and (iv) a payment in cash or by wire transfer received on a day that is not a Business Day or after 1:00 p.m. (St. Louis, Missouri time) on a Business Day shall be deemed to have been applied to the relevant Loan Obligation on the next Business Day.

               6.4.4. PREPAYMENTS OF THE TERM LOAN 1 LIBOR ADVANCES. All prepayments required under Section and all scheduled principal payments required under Section to be applied against the Aggregate Term 1 Loan shall first be applied against the outstanding principal, if any, of the Aggregate Term 1 CBR Loan. Anything herein to the contrary notwithstanding, until the Term Maturity Date, each and every prepayment of the outstanding principal on the Aggregate Term 1 Loan required under Section and each and every scheduled payment of the outstanding principal on the Aggregate Term 1 Loan required under Section , which would have the effect of reducing the outstanding principal balance of the Aggregate Term 1 Loan below the outstanding principal balance of the Aggregate Term 1 LIBOR Loan, shall not be applied against the Aggregate Term 1 LIBOR Loan at such time, but shall be deposited into a separate blocked interest bearing account at Agent in the name of Borrower. Borrower hereby assigns to Agent, for the ratable benefit of Lenders, such account along with all funds held in such account, all proceeds of such account, and all interest earned thereon, to further secure the Loan Obligations and at the time such deposit is made shall execute and deliver to Agent any other written assignments and related financing statements reasonably requested by Agent to evidence the Lenders' first priority Security Interest in said account, funds, proceeds, and interest. Agent shall apply the amount remaining in such blocked account to the outstanding principal balance of each Term Loan 1 LIBOR Advance as and when its respective Interest Period expires.

               6.4.5. PREPAYMENTS OF THE TERM LOAN 2 LIBOR ADVANCES. All prepayments required under Section and all scheduled principal payments required under Section to be applied against the Aggregate Term 2 Loan shall first be applied against the outstanding principal, if any, of the Aggregate Term 2 CBR Loan. Anything herein to the contrary notwithstanding, until the Term Maturity Date, each and every prepayment of the outstanding principal on the Aggregate Term 2 Loan required under Section and each and every scheduled payment of the outstanding principal on the Aggregate Term 2 Loan required under Section , which would have the effect of reducing the outstanding principal balance of the Aggregate Term 2 Loan below the outstanding principal balance of the Aggregate Term 2 LIBOR Loan, shall not be applied against the Aggregate Term 2 LIBOR Loan at such time, but shall be deposited into a separate blocked interest bearing account at Agent in the name of Borrower. Borrower hereby assigns to Agent, for the ratable benefit of Lenders, such account along with all funds held in such account, all proceeds of such account, and all interest earned thereon, to further secure the Loan Obligations and at the time such deposit is made shall execute and deliver to Agent any other written assignments and related financing statements reasonably requested by Agent to evidence the Lenders' first priority Security Interest in said account, funds, proceeds, and interest. Agent shall apply the remaining amount in such blocked account to the outstanding principal balance of each Term Loan 2 LIBOR Advance as and when its respective Interest Period expires.

        6.5. RETURNED INSTRUMENTS. If a payment is made by check, draft or other instrument and the check, draft or other instrument is returned unpaid, the application of the payment to the Loan Obligations will be reversed and will be treated as never having been made.

        6.6. COMPELLED RETURN OF PAYMENTS OR PROCEEDS. If a Lender is for any reason compelled to surrender any payment or any proceeds of the Collateral because such payment or the application of such proceeds is for any reason invalidated, declared fraudulent, set aside, or determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, then this Agreement and the Loan Obligations to which such payment or proceeds was applied or intended to be applied shall be revived as if such application was never made for all purposes, including, without limitation, the calculation of interest; and Borrower shall be liable to pay to such Lender, and shall indemnify such Lender for and hold such Lender harmless from any loss with respect to, the amount of such payment or proceeds surrendered. This Section shall be effective notwithstanding any contrary action such Lender may take in reliance upon its receipt of any such payment or proceeds. Any such contrary action so taken by such Lender shall be without prejudice to such Lender's rights under this Agreement and shall be deemed to have been conditioned upon the application of such payment or proceeds having become final and irrevocable. The provisions of this Section shall survive termination of the Commitments, the expiration of the Letter of Credits and the payment and satisfaction of all of the Loan Obligations.

        6.7. DUE DATES NOT ON BUSINESS DAYS. If any payment required hereunder becomes due on a date that is not a Business Day, then such due date shall be deemed automatically extended to the next Business Day.

7.      BORROWINGS.

        7.1.   INITIAL  INTER-LENDER  ADVANCES.   To  the  extent  that  on  the
Effective Date the Revolving Loan owing to a Lender exceeds such Lender's prorata share of the Aggregate Revolving Commitment, or the

Term 1 Loan owing to a Lender exceeds the Aggregate Term 1 Commitment, or the Term 2 Loan owing to a Lender exceeds the Aggregate Term 2 Commitment, each of the other Lenders shall remit to such Lender by 3:00 p.m. (St. Louis, Missouri time) on the Effective Date, in accordance with such Lender's remittance instructions, its share of each such excess calculated in accordance with its prorata share of the Aggregate Revolving Commitment, the Aggregate Term 1 Commitment, and the Aggregate Term 2 Commitment, as applicable, rounded to the nearest penny, in immediately available funds consisting solely of Dollars. Each such remittance by a Lender shall be deemed to be a Revolving Advance, Term 1 Advance, or Term 2 Advance hereunder, as applicable, by such Lender, and shall reduce the Revolving Advance, the Term 1 Advance, or Term 2 Advance, as applicable, of the Lender to whom such remittance is made.

        7.2. ADVANCES TO BORROWER. Borrower may request Revolving Advances by submitting an Advance Request to Agent. Agent may treat every request for a CBR Advance as a request for a Swingline Advance from Borrower to the extent the requested amount does not exceed the Maximum Swingline Amount and as a request for a Revolving Advance in the amount of the excess. Every Advance Request shall be irrevocable. An Advance Request received by Agent on a day that is not a Business Day or that is received by Agent after 11:00 a.m. (St. Louis, Missouri time) on a Business Day shall be treated as having been received by Agent at 11:00 a.m. (St. Louis, Missouri time) on the next Business Day.

        7.3.   REVOLVING ADVANCES TO REPAY THE SWINGLINE LOAN.

               7.3.1.  Boatmen's  shall,  (i)  (A) on any  Advance  Date  for an
        Advance other than a Swingline Advance, (B) on any date when a prepayment of the Aggregate Revolving CBR Loan is made as permitted or required under Section and Section , and (C) on each Settlement Date, and (ii) Boatmen's may, on any other date in Boatmen's absolute discretion, in each case, give notice to Lenders of the amount of the Swingline Loan after application of all payments to be applied thereto as provided elsewhere herein. Such notice shall be given no later than 12:00 noon (St. Louis, Missouri time) and may include a demand that the Swingline Loan be fully paid. If Boatmen's demands that the Swingline Loan be fully paid, then prior to 3:00 p.m. (St. Louis, Missouri time) on such date, each Lender (other than Boatmen's) shall make a Revolving CBR Advance (a "Mandatory Advance") to Boatmen's for the account of Borrower and the proceeds thereof shall be applied by Boatmen's to reduce the Swingline Loan. Such Revolving CBR Advances shall be made by Lenders (other than Boatmen's) in accordance with their prorata shares of the Aggregate Revolving Commitment and shall be made notwithstanding that (i) the amount of the aggregate Mandatory Advances may not be in the minimum amount for Advances otherwise required hereunder, (ii) any conditions to Advances in Section may not be then satisfied, (iii) there is an Existing Default, (iv) the amount of such Mandatory Advances would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, or (v) such Mandatory Advances may be made after the Revolver Maturity Date; provided, however, that in no event shall any Lender be required to make any Mandatory Advance that would result in the Revolving Loan of such Lender exceeding such Lender's Revolving Commitment. After application of the proceeds of Mandatory Advances to reduce the Swingline Loan, Boatmen's Revolving Loan shall be deemed increased by the remaining amount of the Swingline Loan and the Swingline Loan simultaneously reduced to zero.

               7.3.2. If for any reason, including the commencement of a proceeding in bankruptcy with respect to any Borrower, Mandatory Advances cannot be made on the date otherwise required above, then each Lender shall be deemed automatically to have purchased from Boatmen's as of such date a prorata undivided interest and participation in the Swingline Loan so as to cause such Lender to share in the Swingline Loan in accordance with its prorata share of the Aggregate Revolving Commitment. Each Lender shall remit its prorata share of the Swingline Loan to

Boatmen's promptly on demand. All interest payable with respect to such Lender's prorata share of the Swingline Loan shall be for the account of Boatmen's to the date such remittance is made, and shall be for the account of and remitted by Boatmen's to such Lender as a participant from and after such date. Further, until such remittance is made, such Lender shall pay to Boatmen's, on demand, interest on such Lender's prorata share of the Swingline Loan at the Federal Funds Rate.

        7.4. LENDERS' RIGHT TO MAKE OTHER REVOLVING ADVANCES. With the prior approval of Required Lenders in each instance, Lenders shall have the right themselves to make prorata Revolving Advances at any time and from time to time to cause timely payment of any of the Loan Obligations. Agent will give notice to Borrower after any such Revolving Advance is made.

        7.5. LETTERS OF CREDIT. Borrower may request the issuance of a Letter of Credit by submitting a Letter of Credit Request to the Agent and Letter of Credit Issuer and executing the reimbursement agreement required under Section no less than five Business Days prior to the requested issue date for such Letter of Credit (provided that if Agent is also the Letter of Credit Issuer, a Letter of Credit Request need only be submitted to Agent).

        7.6.   AGENT'S NOTICE TO LENDERS; FUNDS DEPOSIT.

               7.6.1. ADVANCES. Not later than 12:00 noon (St. Louis time) on the date when an Advance is requested to be made (each an "Advance Date"), which may only be on a Business Day, Agent shall promptly notify each Lender of the amount of the Advance to be made on that Business Day. Each Lender shall make available by 3:00 p.m. (St. Louis, Missouri time) on the Advance Date its prorata share of such Advance (except a Swingline Advance, which shall be funded solely by Boatmen's as provided herein), rounded to the nearest penny, in immediately available funds consisting solely of Dollars, to Agent in accordance with such remittance instructions as may be given by Agent to Lenders from time to time.

               7.6.2. FUNDING DRAWS ON LETTERS OF CREDIT. In the event that a draw is made on a Letter of Credit and Borrower does not reimburse the amount of such draw in full to the Letter of Credit Issuer on demand, the Letter of Credit Issuer shall promptly notify Agent of such failure. Upon Agent's receipt of such notice from the Letter of Credit Issuer, Agent shall promptly notify each Lender thereof and shall have the right to cause a Revolving Advance to be made, regardless of whether such Revolving Advance would result in the Aggregate Revolving Loan exceeding the Maximum Available Amount, by notifying each Lender of the draw, the amount of the Revolving Advance required to fund such draw, and the amount of each such Lender's ratable share of such Revolving Advance (which notice shall be deemed to be an Advance Request). Unless otherwise agreed by Lenders, the Advance Date and time for such Revolving Advance shall not be later than 1:00 p.m. (St. Louis, Missouri time) on the first Business Day following Agent's delivery of notice to the Lenders. By no later than such Advance Date and time, each Lender shall unconditionally make available its prorata share of the Revolving Advance, in immediately available funds consisting solely of Dollars, to Agent in accordance with such remittance instructions as may be given by Agent to each Lender from time to time and upon Agent receiving all such funds it shall promptly pay over such amount to the Letter of Credit Issuer for application to outstanding draws. Each Revolving Advance made by Lenders pursuant to this Section shall be deemed to be a Revolving CBR Advance.

        7.7. ADVANCES RATABLE. All Advances shall be made by Lenders as provided herein in accordance with their prorata shares of the respective Commitments, as applicable. Except as otherwise expressly provided herein, a Lender shall not be obligated to make Revolving Advances in excess of its

Revolving Commitment, Term 1 Advances in excess of its Term 1 Commitment, Term 2 Advances in excess of its Term 2 Commitment, or advance more than its prorata share of any Advance.

        7.8. AGENT'S AVAILABILITY ASSUMPTION. Unless Agent has been given written notice by a Lender prior to an Advance Date that such Lender does not intend to make available to Agent such Lender's prorata portion of the Advance which it will be obligated to make on the Advance Date, Agent may assume that each Lender has made the required amount available to Agent on the Advance Date and Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the Advance Date, Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount immediately upon Agent's demand therefor, then Agent shall promptly notify Borrower and the other Lenders and Borrower shall immediately pay such corresponding amount to Agent. Agent shall also be entitled to recover, either from such defaulting Lender or Borrower, interest on such corresponding amount for each day from, but not including, the date such corresponding amount was made available by Agent to Borrower to, and including, the date such corresponding amount is recovered by Agent, at a rate per annum equal to (i) if paid by such Lender, the cost to Agent of funding such amount at the Federal Funds Rate, or (ii) if paid by Borrower, the applicable rate for Revolving Advances determined from the Advance Request to which such amount relates. Each Lender shall be obligated only to fund its prorata share of an Advance subject to the terms and conditions hereof, regardless of the failure of another Lender to fund its prorata share thereof.

        7.9. DISBURSEMENT. Provided that all conditions precedent herein to a requested Advance have been satisfied, Agent (Boatmen's, in the case of a Swingline Advances) will make the amount of such requested Advance available to Borrower on the applicable Advance Date in immediately available funds in Dollars at the Lending Office. Such funds will be deposited in an account of Borrower's at the Lending Office unless Borrower gives Agent specific disbursement instructions otherwise.

        7.10. AMOUNT, NUMBER, AND PURPOSE RESTRICTIONS ON ADVANCES. No Advance will be made unless it is a whole multiple of $100,000 and not less than $400,000, in the case of a LIBOR Advance, or a whole multiple of $10,000 and not less than $50,000, in the case of a CBR Advance. On any one day, no more than one Revolving Advance will be made from each Lender pursuant to an Advance Request; and no more than one Swingline Advance will be made from Boatmen's pursuant to an Advance Request. Advances will only be made for the purposes permitted in Section .

        7.11. RESTRICTION ON NUMBER OF LIBOR ADVANCES. No more than ten (10) LIBOR Advances with different Interest Periods may be outstanding at any one time.

        7.12. EACH ADVANCE REQUEST AND LETTER OF CREDIT REQUEST A CERTIFICATION. Each Advance Request and each Letter of Credit Request by a Borrowing Officer shall constitute a certification by Borrower that (i) there is no Existing Default, (ii) all representations and warranties of Borrower in this Agreement are then true, with such exceptions as have been disclosed to Agent in writing by Borrower which are reasonably satisfactory to Agent, and will be true on the Advance Date or date such Letter of Credit is to be issued, as applicable, as if then made, with such exceptions as have been disclosed to Agent in writing by Borrower which are reasonably acceptable to Agent, except that with respect to the representations and warranties made regarding financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Agent, and (iii) all conditions precedent hereunder to the making of the requested Advance or issuance of the requested Letter of Credit have been satisfied.

        7.13. REQUIREMENTS FOR EVERY ADVANCE REQUEST. Only a written request in the form attached hereto as Exhibit (which may be mailed, personally delivered or telecopied as provided in Section

20.1) from a Borrowing Officer to Agent that specifies the amount of the Revolving Advance to be made, the Advance Date, whether it is to be a Revolving LIBOR Advance or a Revolving CBR Advance, and the Interest Period to be applicable to the Advance if it is a Revolving LIBOR Advance, shall be treated as an "Advance Request".

        7.14. REQUIREMENTS FOR EVERY LETTER OF CREDIT REQUEST. Only a written request (which may be mailed, personally delivered or telecopied as provided in Section ) from a Borrowing Officer to Agent and the Letter of Credit Issuer (if a different Lender than Agent) that specifies the amount, requested issue date (which shall be a Business Day and in no event later than 180 days before the Revolver Maturity Date) and beneficiary of the requested Letter of Credit and other information necessary for its issuance shall be treated as a "Letter of Credit Request".

        7.15. EXONERATION OF AGENT, LENDERS, AND LETTER OF CREDIT ISSUER. Neither Agent nor any Lender or Letter of Credit Issuer shall incur any liability to Borrower for treating a request that meets the express requirements of Section or Section as an Advance Request or Letter of Credit Request, as applicable, if Agent believes in good faith that the Person making the request is a Borrowing Officer. Neither Agent nor any Lender or Letter of Credit Issuer shall incur any liability to Borrower for failing to treat any such request as an Advance Request or Letter of Credit Request, as applicable, if Agent, Lender, or Letter of Credit Issuer, as the case may be, believes in good faith that the Person making the request is not a Borrowing Officer.

        7.16. SUSPENSION OF OBLIGATION TO MAKE LIBOR ADVANCES. If (i) on any date for determining the LIBO Rate for any Interest Period, by reason of any changes arising after the Execution Date affecting the London Interbank Market, or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition herein of LIBO Rate, or (ii) the making of any Advance which is to be a LIBOR Advance or the continuance of any LIBOR Advance by a Lender has become unlawful by compliance by such Lender in good faith with any Law or any pronouncement of a Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then such Lender shall promptly give notice to Borrower of such determination. Until such Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, (a) the obligation of such Lender to make Advances which are LIBOR Advances shall be suspended, (b) each outstanding LIBOR Advance from such Lender shall be automatically converted into a CBR Advance on the earlier of the last day of the Interest Period for such LIBOR Advance or the last date permitted by applicable law, and (c) all Revolving Advances from such Lender shall be CBR Advances. Notwithstanding anything to the contrary contained herein, if a LIBOR Advance is converted to a CBR Advance pursuant to this Section , the per annum interest rate applicable thereto from and after the effective date of such conversion shall be the Revolver Adjusted CBR if a Revolving CBR Advance or the Term Loan Adjusted CBR if a Term 1 Loan CBR Advance or a Term 2 Loan CBR Advance (as calculated in accordance with Section ).

8. SECURITY. As security for payment and performance of the Loan Obligations, Borrower shall on the Execution Date execute and deliver, or cause to be executed and delivered, to Agent the following documents, each being satisfactory to Lenders:

        8.1. SECURITY AGREEMENTS. Security agreements from Borrower and every other Covered Person (including, without limitation, Holdings) granting to Agent, for the ratable benefit of Lenders, a Security Interest under the UCC, in the case of Borrower and each Covered Person, in all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles, Fixtures, and other personal property (of any type or nature, tangible or intangible) of Borrower and the other Covered Persons, whether now owned or hereafter acquired, wherever located, and all proceeds thereof, subject only to Permitted Security Interests affecting such property.

        8.2. MORTGAGES. Mortgages and deeds of trust granting to Agent for the ratable benefit of Lenders Security Interests in the real property described in Attachment 1 to the Disclosure Schedule, and all income, rent and proceeds thereof, subject only to Permitted Encumbrances affecting such real property and existing on the Execution Date and Permitted Security Interests (each such mortgage and deed of trust that Borrower or any other Covered Person executes and delivers to Agent, for the ratable benefit of Lenders, either on or after the Execution Date, a "Mortgage"). If Borrower or any other Covered Person acquires or leases any real property after the Execution Date, Borrower shall notify Agent thereof and shall deliver to Agent for the ratable benefit of Lenders a deed of trust or mortgage, or leasehold deed of trust or mortgage, as appropriate, on each parcel of such real property promptly upon request by Agent (each such mortgage and deed of trust executed and delivered by Borrower or any other Covered Person, as the case may be, to Agent, for the ratable benefit of Lenders, shall be included in the definition of "Mortgage").

        8.3. INTELLECTUAL PROPERTY ASSIGNMENTS. One or more assignments assigning to Agent for the ratable benefit of Lenders a Security Interest in all the Intellectual Property of Borrower and the other Covered Persons described in Attachment 2 to the Disclosure Schedule.

        8.4. STOCK PLEDGE AGREEMENTS. Stock Pledge Agreements granting to Agent for the ratable benefit of Lenders a Security Interest in all of the capital stock and other equity securities of Borrower and every Subsidiary of Borrower, if any, and all dividends and other proceeds thereof. If Borrower or any Subsidiary of any Covered Person issues any such capital stock or other equity securities, Borrower, or Subsidiary, shall notify Agent thereof and shall deliver to Agent a stock pledge agreement granting to Agent for the ratable benefit of the Lenders a Security Interest in such capital stock or other equity securities.

        8.5.   ACCOUNT ASSIGNMENT.  The Account Assignment.

        8.6.   RIGHTS ASSIGNMENT.  The Rights Assignment.

        8.7.   GUARANTIES.  The Guaranty duly executed by Holdings.

Agent may, either before or after an Event of Default, but only with the consent or at the direction of the Lenders, granted or withheld in their absolute discretion, exchange, waive or release the Security Interests in any of the Collateral or permit Borrower to substitute any real or personal property for any of the Collateral without affecting the Loan Obligations or Agent's right to take any other action with respect to any other Collateral; provided, however, that Agent may, in its sole discretion and without the consent of any other Lender, do, or permit Borrower to do, any of the foregoing with respect to the Collateral or other real or personal property with a value of up to $100,000 in the aggregate for each calendar year during the term hereof.

9. POWER OF ATTORNEY. Borrower hereby authorizes Agent and irrevocably appoints Agent (acting by any of its officers) as such Borrower's agent and attorney-in-fact (which appointment is coupled with an interest and is therefore irrevocable) to do any of the following until all of the Loan Obligations are fully paid and satisfied and the Commitments are terminated:

        9.1. At any time while there is an Unwaived Event of Default, (i) demand payment of any Account; (ii) enforce payment of any Account by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies in proceedings brought to collect any Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Agent deems advisable;
(v) settle, adjust, compromise, extend or renew any Account; (vi) discharge and release any Account; (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar documents against an Account Debtor; (viii) notify the postal authorities of any change of the address for delivery of such

Borrower's mail to any address designed by Agent, and open and process all mail addressed to such Borrower; (ix) endorse such Borrower's name on any verification of Accounts and notices thereof to Account Debtors; (x) make one or more Revolving Advances to pay the costs and expenses of any of the foregoing; and (xi) do anything that Agent deems necessary in its reasonable discretion to assure that the Loan Obligations are fully paid.

        9.2. At any time, (i) take control in any manner of any item of payment or proceeds of any Account; (ii) have access to any lockbox or postal box into which such Borrower's mail is deposited; (iii) endorse such Borrower's name upon any items of payment and deposit the same in the Cash Collateral Account and apply the proceeds thereof to the Loan Obligations as provided herein; (iv) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or other item of the Collateral; and (v) execute in such Borrower's name and on such Borrower's behalf any financing statement or amendments thereto deemed necessary or appropriate by Agent to assure the perfection or continued perfection of Agent's Security Interests in the Collateral for the ratable benefit of Lenders.

The foregoing power of attorney and authorization shall be deemed automatically revoked upon the payment in full of all of the Loan Obligations and the termination of the Commitments.

10.     CONDITIONS OF LENDING.

        10.1.  CONDITIONS   TO  INITIAL   ADVANCE.   As   conditions   precedent
to  Lenders' obligations to make the initial Advances:

               10.1.1. LISTED DOCUMENTS AND OTHER ITEMS. Agent shall have received on or before the Effective Date all of the documents and other items listed or described in Exhibit hereto, with each being (as applicable) duly executed and (also as applicable) sealed, attested, acknowledged, certified, or authenticated.

               10.1.2.       NET WORTH. Borrower's Net Worth (before considering
        any   Harbour   Subordinated  Indebtedness  or  Boatmen's   Subordinated
        Indebtedness) shall not be less than $11,000,000.

               10.1.3. PRO FORMAS; FINANCIAL CONDITION. Lenders shall have determined to their satisfaction that the pro forma financial statements dated as of August 15, 1996 which were previously delivered to Lenders and which reflect Borrower's expectations as to the financial performance of Borrower, after giving effect to the Acquisition, and the funding of the Loans, the Minnesota Mutual Subordinated Indebtedness, the Harbour Subordinated Indebtedness, the Boatmen's Subordinated Indebtedness, and the initial Advance through September 30, 2001 (the "Initial Financial Statements") (i) fairly and accurately reflect, on a pro forma basis, the business and financial condition of Borrower in all material respects, its cash flows, and the results of its operations for such prior periods as of the date of such statement, (ii) for the periods that will end after the Effective Date, fairly and accurately forecast the business and financial condition of Borrower, its cash flows, and the results of its operations for such periods, as of the date of such projections, and (iii) demonstrate to the Lenders's reasonable satisfaction that the Borrower and its Subsidiaries can repay their Obligations as they become due, and can comply with each and every covenant contained herein and in the other Loan Documents.

               10.1.4. LULL'S AND TRAK'S FINANCIAL STATEMENTS. Lenders shall have received audit reports prepared by McGladdery & Pullen with respect to Lull's 1994 and 1995 fiscal years and audit reports prepared by Price Waterhouse LLP with respect to Holdings' 1994 and 1995 fiscal year (collectively, the "Audit") and the unaudited financial statements of both Lull and Trak for each month after their respective 1995 fiscal year ends through and including May, 1996, which shall be reasonably satisfactory to Lenders (along with the Audit, hereinafter collectively referred to as the "Historical Financial Statements").

               10.1.5. DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Advance being requested or made or the application of the proceeds thereof, after giving effect to the funding of such Advance, the Term 1 Advance, the Term 2 Advance, and the consummation of the Acquisition.

               10.1.6. PERFECTION OF SECURITY INTERESTS. Every Security Interest required to be granted by Borrower to Agent under Section shall have been perfected and shall be a first priority Security Interest subject to the Permitted Security Interests and, in the case of real property, Permitted Encumbrances.

               10.1.7. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct.

               10.1.8. STRUCTURE. The definitive ownership, organizational, and asset structure of Borrower and its Subsidiaries, if any, shall be satisfactory to Agent and the Lenders.

               10.1.9. MATERIAL ADVERSE CHANGE. Since September 30, 1995 there shall not have been any change which would have a Material Adverse Effect on Trak or Holdings and since December 31, 1995 there shall not have been any change which would have a Material Adverse Effect on Lull.

               10.1.10. PENDING MATERIAL PROCEEDINGS. There shall be no pending Material Proceedings.

               10.1.11. PAYMENT OF FEES. Borrower shall have paid and reimbursed to Agent and Lenders all fees, costs and expenses that are payable or reimbursable to Agent and Lenders hereunder on or before the Effective Date.

               10.1.12. LEGAL OPINIONS. Agent shall have received opinion(s) of Borrower's counsel, Seller's counsel, and of local counsel in the States of Minnesota and Wisconsin deemed necessary by the Lenders, dated the Effective Date, addressed to Agent and satisfactory to Agent.

               10.1.13. AVAILABILITY. The excess of the Maximum Available Amount over the Aggregate Revolving Loan after taking into account the initial Advances requested by Borrower against the Aggregate Revolving Loan on the Effective Date shall be at least $7,000,000.

               10.1.14. ACQUISITION. All conditions precedent to the Acquisition shall have been met or waived, to the satisfaction of the Lenders, and the Acquisition shall have been consummated. The Acquisition Documents shall be in a form and substance acceptable to Lenders, and all representations and warranties contained therein shall be in form and substance satisfactory to Lenders.

               10.1.15. MINNESOTA MUTUAL SUBORDINATED DEBT. Minnesota Mutual shall have loaned in cash $5,000,000 to Trak pursuant to the Minnesota Mutual Subordinated Documents which shall have payment terms acceptable to the Lenders and shall provide that, among other things, the repayment of the Minnesota Mutual Subordinated Indebtedness shall be at all times subordinated  to  the  rights  of  the  Agent  and  the  Lenders  to the satisfaction of the Lenders pursuant to the Minnesota Mutual Subordination Documents.

               10.1.16. HARBOUR SUBORDINATED DEBT. Harbour Group Investments III, L.P. shall have loaned in cash $2,000,000 to Trak pursuant to the Harbour Subordinated Documents which shall provide that, among other things, the repayment of the Harbour Subordinated Indebtedness shall be at all times subordinated to the rights of the Agent and the Lenders to the satisfaction of the Lenders pursuant to the Harbour Subordination Agreement.

               10.1.17. BOATMEN'S SUBORDINATED DEBT. Boatmen's shall have loaned in cash $14,000,000 to Holdings pursuant to the Boatmen's Subordinated Documents which shall provide that, among other things, the repayment of the Boatmen's Subordinated Indebtedness shall be at all times subordinated to the rights of the Agent and the Lenders to the satisfaction of the Lenders pursuant to the Boatmen's Subordination Agreement.

               10.1.18.  GUARANTIES.   Agent   shall  have   received  from  the
        Guarantor  its Guaranty.

               10.1.19. GOVERNMENTAL APPROVALS; PERMITS. Agent shall have received evidence satisfactory to it that all necessary approvals and consents, including, without limitation, any such approvals or consents with regards to Hart-Scott-Rodino, have been obtained, and that Borrower and each Covered Person has all Material Licenses necessary to operate its business.

               10.1.20. CLOSING COSTS. Agent shall have received a Borrower's best estimate of all closing costs and fees related to the consummation of the Acquisition in detail reasonably satisfactory to Agent.

               10.1.21.   OTHER  ITEMS.  Agent  shall have  received  such other
        consents,  approvals ,  opinions ,  certificates   or  documents  as  it
        reasonably deems necessary.

        10.2. CONDITIONS TO ALL SUBSEQUENT ADVANCES. The obligation of Lenders to make any Advance subsequent to the initial Advances shall be subject to the prior or concurrent fulfillment of each of the following additional conditions precedent:

               10.2.1. GENERAL CONDITIONS. All of the conditions to the initial Advances in Section shall have been satisfied.

               10.2.2. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents, with such exceptions as have been disclosed to Agent in writing by Borrower as addenda to the Disclosure Schedule and reasonably agreed to by Agent, shall be true and correct as of the time of such Advance and with the same force and effect as if made at such time, except that with respect to the representations and warranties made regarding financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Agent.

               10.2.3. DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Revolving Advance being requested or made or the application of the proceeds thereof.

11. CONDITIONS TO ISSUANCE OF LETTER OF CREDIT. As conditions precedent to the issuance of any Letter of Credit:

        11.1. REIMBURSEMENT AGREEMENT. Borrower shall have executed and delivered to the Letter of Credit Issuer a reimbursement agreement satisfactory to the Letter of Credit Issuer under which Borrower undertakes to reimburse to the Letter of Credit Issuer on demand the amount of each draw on such Letter of Credit, together with interest from the date of the draw at the rate provided in Section .

        11.2. NO PROHIBITIONS. No order, judgment or decree of any Governmental Authority shall exist which purports by its terms to enjoin or restrain the Letter of Credit Issuer or any other Lender from issuing such Letter of Credit, and no Law or request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer or any other Lender shall exist which prohibits, or requests that the Letter of Credit Issuer or any other Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular, or imposes upon the Letter of Credit Issuer or any other Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer or any other Lender is not otherwise compensable by Borrower hereunder).

        11.3. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Loan Documents shall be true and correct, with such exceptions as have been disclosed to Agent in writing by Borrower as addenda to the Disclosure Schedule which are reasonably agreed to by the Agent, as of the time of issuance, except that with respect to the representations and warranties made regarding financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered by Borrower to Agent.

        11.4. NO DEFAULT. There shall be no Existing Default and no Default or Event of Default will occur as a result of such Letter of Credit being requested or issued.

        11.5. OTHER CONDITIONS. All of the conditions to the initial Advances in Section shall have been satisfied.

12.     REPRESENTATIONS AND WARRANTIES.  Except as otherwise  described  on  the
disclosure schedule  that  is  attached  hereto  as  Exhibit  (the   "Disclosure
Schedule"),   Borrower represents and warrants to Lenders as follows:

        12.1. ORGANIZATION AND EXISTENCE. Each Covered Person is duly organized and existing in good standing under the laws of the state or country, as the case may be, of its organization, is duly qualified to do business and is in good standing in every state or country, as the case may be, where the nature or extent of its business or properties require it to be qualified to do business, except where the failure to so qualify will not have a Material Adverse Effect on any Covered Person. Each Covered Person has the power and authority to own its properties and carry on its business as now being conducted.

        12.2. AUTHORIZATION. Each Covered Person is duly authorized to execute and perform every Loan Document to which such Covered Person is a party, and Borrower is duly authorized to borrow hereunder, and this Agreement and the other Loan Documents have been duly authorized by all requisite corporate or limited liability company action of each Covered Person a party thereto. No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with Borrower's execution, delivery or performance of this Agreement and the other Loan Documents to which it is a party or any other Covered Person's execution, delivery and performance of any of the Loan Documents to which it is a party, except in each case for those already duly obtained.

        12.3. DUE EXECUTION. Every Loan Document to which a Covered Person is a party has been executed on behalf of such Covered Person by a Person duly authorized to do so.

        12.4. ENFORCEABILITY OF OBLIGATIONS. Each of the Loan Documents to which a Covered Person is a party constitutes the legal, valid and binding obligation of such Covered Person, enforceable against such Covered Person in accordance with its terms, except to the extent that the enforceability thereof against such Covered Person may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles of general application.

        12.5. BURDENSOME OBLIGATIONS. No Covered Person is a party to or bound by any Contract or is subject to any provision in the Charter Documents of such Covered Person which would, if performed by such Covered Person, result in a Default or Event of Default either immediately or upon the elapsing of time.

        12.6. LEGAL RESTRAINTS. The execution of any Loan Document by a Covered Person will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement or any other Loan Document, result in any Security Interest being imposed on any of such Covered Person's property. The performance by any Covered Person of its obligations under any Loan Document to which it is a party will not violate or constitute a default under the Charter Documents of such Covered Person, any Material Agreement of such Covered Person, or any Material Law, and will not, except as expressly contemplated or permitted in this Agreement or any other Loan Document, result in any Security Interest being imposed on any of such Covered Person's property.

        12.7. LABOR CONTRACTS AND DISPUTES. There is no collective bargaining agreement or other labor contract covering employees of a Covered Person. No union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of a Covered Person. There is no pending or, to Borrower's knowledge, threatened, strike, work stoppage, material unfair labor practice claim or other material labor dispute against or affecting any Covered Person or its employees.

        12.8. NO MATERIAL PROCEEDINGS. There are no Material Proceedings pending or, to the best knowledge of Borrower, threatened.

        12.9. MATERIAL LICENSES. All Material Licenses have been obtained or exist for each Covered Person.

        12.10  COMPLIANCE   WITH  MATERIAL  LAWS.  Each  Covered  Person  is  in
compliance with all Material Laws. Without limiting the generality of the foregoing:

               12.10.1. GENERAL COMPLIANCE WITH ENVIRONMENTAL AND EMPLOYMENT LAWS. The operations and employee compensation practices of every Covered Person comply in all material respects with all applicable Environmental Laws and Employment Laws. To Borrower's knowledge, there are no underground storage tanks under or upon any real property now or heretofore owned, leased, used or operated by any Covered Person.

               12.10.2. PROCEEDINGS. None of the operations of any Covered Person are the subject of any judicial or administrative complaint, order or proceeding alleging the violation of any applicable Environmental Laws or Employment Laws.

               12.10.3. INVESTIGATIONS REGARDING HAZARDOUS MATERIALS. None of the operations of any Covered Person are the subject of investigation by any Governmental Authority regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, the results of which may have a Material Adverse Effect on such Covered Person, or reduce materially the value of the Collateral.

               12.10.4. NOTICES AND REPORTS REGARDING HAZARDOUS MATERIALS. No notice or report under any Environmental Law indicating a past or present spill or release into the environment of any Hazardous Material has been filed, or is required to be filed, by any Covered Person.

               12.10.5. HAZARDOUS MATERIALS ON REAL PROPERTY. No Covered Person, nor to Borrower's knowledge, any other Person, has at any time transported, stored, disposed of, generated or released any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon, except for transportation or storage in the ordinary course of such Covered Person's business and in compliance with all applicable Laws. Borrower has no knowledge of any Hazardous Material on the surface, below the surface, or within the boundaries of any real property owned or operated by such Covered Person or any improvements thereon. No property of such Covered Person is subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a spill or release of Hazardous Material into the environment.

               12.10.6. ENVIRONMENTAL PROPERTY TRANSFER ACTS. No environmental property transfer acts are applicable to the transactions contemplated by this Agreement or any Acquisition Documents and Borrower has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement or the Acquisition Documents, to perfect Agent's Security Interests for the benefit of the Lenders and to operate Borrower's and every other Covered Person's business as presently or proposed to be operated.

        12.11. OTHER NAMES. During the 6 year period immediately preceding the Effective Date, no Covered Person has used any name other than the full name which identifies such Covered Person in this Agreement. The only trade name or style under which a Covered Person sells Inventory or creates Accounts, or to which instruments in payment of Accounts are made payable, is the name which identifies such Covered Person in this Agreement.

        12.12. PRIOR TRANSACTIONS. Since August 16, 1995, except with respect to the Acquisition, no Covered Person has been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business (other than as expressly permitted pursuant to the provisions hereof).

        12.13. MEMBERS; CAPITALIZATION. Borrower and its Subsidiaries authorized capital stock and issued and outstanding capital stock is as described in Section of the Disclosure Schedule, and all issued and outstanding shares of Borrower and each such Subsidiary are validly issued and outstanding, fully paid, and non-assessable.

        12.14. SOLVENCY.  Borrower and each of its Subsidiaries is Solvent.

        12.15. FINANCIAL STATEMENTS. The Initial Financial Statements are complete and correct in all material respects, have been prepared in accordance with GAAP, and fairly reflect or project in good faith, as the case may be, the financial condition, results of operations and cash flows of the Persons covered thereby, as of the dates and for the periods stated therein.

        12.16. NO CHANGE IN CONDITION. Since September 30, 1995 there shall not have been any change which would have a Material Adverse Effect on Trak or Holdings, since December 31, 1995 there shall not have been any change which would have a Material Adverse Effect on Lull, and since the Execution Date there has been no change which would have a Material Adverse Effect on any other Covered Person.

        12.17. NO DEFAULTS. No Covered Person has breached or violated or has defaulted under any Material Agreement, or has defaulted with respect to any Material Obligation of such Covered Person. There exists no Existing Default.

        12.18. INVESTMENTS. No Covered Person has any Investments in other Persons except Permitted Investments.

        12.19.  INDEBTEDNESS.   No Covered Person has  any  Indebtedness  except
Permitted Indebtedness.

        12.20.  INDIRECT  OBLIGATIONS.   No  Covered  Person  has  any  Indirect
Obligations  except Permitted Indirect Obligations.

        12.21. ENCUMBRANCES. The Real Property Collateral is not subject to any Encumbrances except Permitted Encumbrances.

        12.22.  OPERATING  LEASES.  No   Covered  Person  has  an  interest   as
lessee under any Operating Leases other than leases of non-material items of office equipment and leases permitted by Section .

        12.23.  CAPITAL  LEASES.  No Covered Person has an interest  as a lessee
under  any  Capital   Leases  other  than  Capital  Leases  that  are  Permitted
Indebtedness.

        12.24. TAX LIABILITIES; GOVERNMENTAL CHARGES. Each Covered Person has filed or caused to be filed all tax reports and returns required to be filed by it with any Governmental Authority, except where extensions have been properly obtained. Each Covered Person has paid or made adequate provision for payment of all Taxes of such Covered Person, except Taxes which are being diligently contested in good faith by appropriate proceedings and as to which such Covered Person has established adequate reserves in conformity with GAAP. No Security Interests for any such Taxes has been filed and no claims are being asserted with respect to any such Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person. There are no material unresolved issues concerning any liability of a Covered Person for any Taxes which, if adversely determined, would have a Material Adverse Effect on such Covered Person.

        12.25. PENSION BENEFIT PLANS. All Pension Benefit Plans maintained by each Covered Person or an ERISA Affiliate qualify under Section 401 of the Code and are in compliance with the provisions of ERISA. Except with respect to events or occurrences which would not have a Material Adverse Effect on any Covered Person:

               12.25.1. PROHIBITED TRANSACTIONS. None of such Pension Benefit Plans has participated in, engaged in or been a party to any non-exempt prohibited transaction as defined in ERISA or the Code, and no officer, director or employee of a Covered Person or of an ERISA Affiliate has committed a breach of any of the responsibilities or obligations imposed upon fiduciaries by Title I of ERISA.

               12.25.2. CLAIMS. There are no claims, pending or to Borrower's knowledge threatened, involving any such Pension Benefit Plan by a current or former employee (or beneficiary thereof) of such Covered Person or ERISA Affiliate, other than claims for benefits made in the ordinary course of business, nor is there any reasonable basis to anticipate any such claims involving any such Pension Benefit Plan which would likely be successfully maintained against such Covered Person or ERISA Affiliate.

               12.25.3. REPORTING AND DISCLOSURE REQUIREMENTS. There are no violations of any reporting or disclosure requirements with respect to any such Pension Benefit Plan and none of such Pension Benefit Plans has violated any applicable Law, including ERISA and the Code.

               12.25.4. ACCUMULATED FUNDING DEFICIENCY. No such Pension Benefit Plan has (i) incurred an accumulated funding deficiency
          (within the meaning of Section 412(a) of the Code), whether or not waived; (ii) been a Pension Benefit Plan with respect to which a Reportable Event (to the extent that the reporting of such events to the PBGC within thirty days of the occurrence has not been waived) has occurred and is continuing; or (iii) been a Pension Benefit Plan with respect to which there exist conditions or events which have occurred that present a significant risk of termination of such Pension Benefit Plan by the PBGC.

               12.25.5. MULTI-EMPLOYER PLAN. All Multi-employer Plans to which any Covered Person contributes or is obligated to contribute are listed in Section of the Disclosure Schedule. No Covered Person or ERISA Affiliate has received notice that any such Multi-employer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no such Multi-employer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

        12.26. WELFARE BENEFIT PLANS. No Covered Person or ERISA Affiliate maintains a Welfare Benefit Plan that has a liability which, if enforced or collected, would have a Material Adverse Effect on any Covered Person. Each Covered Person and ERISA Affiliate has complied in all material respects with the applicable requirements of Section 4980B of the Code pertaining to continuation coverage as mandated by COBRA.

        12.27. RETIREE BENEFITS. No Covered Person or ERISA Affiliate has an obligation to provide any Person with any medical, life insurance, or similar benefit following such Person's retirement or termination of employment (or to such Person's beneficiary subsequent to such Person's death) other than (i) such benefits provided to Persons at such Person's sole expense and (ii) obligations under COBRA.

        12.28. DISTRIBUTIONS. No Distribution as defined in Section has been declared, paid or made upon or in respect of any capital stock, other securities, or membership interest of any Covered Person on and after the Execution Date, except as expressly permitted hereby.

        12.29. REAL PROPERTY. Section to the Disclosure Schedule contains a correct and complete list of (i) the street addresses and a general description of all real property owned by Borrower, its Subsidiaries, or any of the Guarantors, and (ii) a list of all leases and subleases of real property by Borrower, its Subsidiaries, or any of the Guarantors, with Borrower, any of Borrower's Subsidiaries, or any of the Guarantors identified for each as the lessee, sublessee, lessor, or sublessor, as the case may be, together with the street addresses and a general description of the real property involved and the names of the other parties to such leases and subleases. Other than any such lease or sublease which has expired pursuant to its terms, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default under any such lease or sublease exists with respect to Borrower, Borrower's Subsidiaries, or any of the Guarantors, as the case may be, or, to Borrower's knowledge, any other party thereto which could have a Material Adverse Effect on any Covered Person. Attachment 1 to the Disclosure Schedule contains the legal descriptions from the most recent evidences of title to all the real property in which Agent will have a Security Interest under a Mortgage as provided in Section 8.2.

        12.30. STATE OF COLLATERAL AND OTHER PROPERTY. After giving effect to the Acquisition, each Covered Person has good and marketable or merchantable title to all real and personal property purported to be owned by it or reflected in the Initial Financial Statements, except for personal property sold in the ordinary course of business after the date of the Initial Financial Statements or otherwise disposed of as expressly permitted hereby. There are no Security Interests on any of the property purported to be owned by any Covered Person, including the Collateral, except existing Permitted Security Interests. With the exception of certain non-material items of tangible personal property, each tangible item of Personal Property Collateral purported to be owned by a Covered Person is in good working order, normal wear and tear excepted. Without limiting the generality of the foregoing:

               12.30.1. ACCOUNTS. With respect to each Account scheduled, listed or referred to in reports submitted by Borrower to Agent pursuant to the Loan Documents, except as disclosed therein: (i) the Account arose from a bona fide transaction completed in accordance with the terms of any documents pertaining to such transaction; (ii) the Account is not evidenced by a judgment and there is no material dispute respecting it;
        (iii) the amount of the Account as shown on Borrower's books and records and all invoices and statements which may be delivered to Agent with respect thereto are actually and absolutely owing to Borrower and are not in any way contingent; (iv) there are no set-offs, counterclaims or disputes existing or asserted with respect to the Account and Borrower has not made any agreement with any Account Debtor for any deduction therefrom except a discount or allowance allowed by Borrower in the ordinary course of its business for prompt payment; (v) there are no facts, events or occurrences which in any way impair the validity or enforcement of the Account or tend to reduce the amount payable thereunder as shown on Borrower's books and records and all invoices and statements delivered to Agent with respect thereto; (vi) the Account is assignable; (vii) the Account arose in the ordinary course of Borrower's business; (viii) to the Borrower's knowledge, the Account Debtor with respect to the Account has the capacity to contract; (ix) the services furnished and/or goods sold giving rise to the Account are not subject to any Security Interest except the first priority, perfected Security Interest granted to Agent for the ratable benefit of Lenders and except the Permitted Security Interests; (x) to the Borrower's knowledge, there are no proceedings or actions which are threatened or pending against the Account Debtor with respect to the Account; and (xi) no payments have been or shall be made on the Account except payments promptly delivered to Agent or to other financial institutions approved by Agent pursuant to this Agreement.

               12.30.2. INVENTORY. With respect to Inventory scheduled, listed or referred to in any certificate, schedule, list or report given by Borrower, except as disclosed therein: (i) such Inventory (except for Inventory in transit and Inventory not subject to the negative covenant set forth in the last sentence of Section ) is located at one or another of the premises listed in Section of the Disclosure Schedule; (ii) Borrower has good and merchantable title to such Inventory subject to no Security Interest whatsoever except for the first priority, perfected Security Interest granted to Agent for the ratable benefit of Lenders and except for Permitted Security Interests; (iii) such Inventory is of good and merchantable quality, free from any material defects; (iv) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (v) the completion of manufacture and sale or other disposition of such Inventory by Agent or Lenders following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which Borrower is a party or to which the Inventory is subject.

               12.30.3. EQUIPMENT. With respect to the Borrower's equipment or any Guarantor's or any Subsidiary of Borrower's equipment: (i) Borrower or said Guarantor or Subsidiary, as the case may be, has good and marketable title thereto; (ii) none of such equipment is subject to any Security Interests except for the first priority Security Interest granted to Agent for the ratable benefit of Lenders pursuant hereto and except for Permitted Security Interests; and (iii) all such equipment is in good operating condition and repair, ordinary wear and tear alone excepted, and is suitable for the uses to which customarily put in the conduct of Borrower's, said Guarantor's or said Subsidiary's business, as the case may be.

               12.30.4. INTELLECTUAL PROPERTY. (i) Section of the Disclosure Schedule contains a complete and correct list of the Intellectual Property of Borrower, each of Borrower's Subsidiaries, and each Guarantor, (ii) Borrower and each said Subsidiary and each Guarantor, as the case may be, owns all right, title and interest in, under and to such Intellectual Property owned by it, subject to no licenses or any interest therein or other agreements relating thereto; (iii) no Intellectual Property or grant of license by or to Borrower, said Subsidiary or Guarantor is subject to any pending or, to Borrower's knowledge, threatened challenge; (iv) to Borrower's knowledge, neither Borrower nor any said Subsidiary or Guarantor has committed any patent, trademark, trade name, service mark or copyright infringement, and the present conduct of Borrower's and each said Subsidiary's and Guarantor's business does not infringe any patents, trademarks, trade name rights, service marks, copyrights, publication rights, trade secrets or other proprietary rights of any Person; and (v) there are no claims or demands of any Person pertaining to, or any proceedings which are pending or, to Borrower's knowledge, threatened, which challenge the rights of Borrower or any said Subsidiary or Guarantor in respect of any proprietary or confidential information or trade secrets used in the conduct of their respective businesses.

               12.30.5. DOCUMENTS, INSTRUMENTS AND CHATTEL PAPER. All documents, instruments and chattel paper describing, evidencing or constituting Collateral, and all signatures and endorsements thereon, are complete, valid, and genuine, and all goods evidenced by such documents, instruments and chattel paper are owned by Borrower or one or more of Borrower's Subsidiaries, or one or more of the Guarantors, free and
          clear  of  all  Security   Interests  other  than  Permitted  Security
          Interests.

        12.31. CHIEF PLACE OF BUSINESS; LOCATIONS OF COLLATERAL. As of the Execution Date,

               12.31.1. the only chief executive office and the principal places of business of Borrower, Borrower's Subsidiaries, and the Guarantor are located at the places listed and so identified in section of the Disclosure Schedule.;

               12.31.2. the books and records of Borrower, Borrower's Subsidiaries, and each Guarantor and all of the Borrower's, each of Borrower's Subsidiaries, and each Guarantor's chattel paper and all records of Accounts, are located only at the places listed and so identified in section of the Disclosure Schedule; and

               12.31.3. all of the Collateral (except for any Covered Person's Inventory which is in transit, Inventory not subject to the negative covenant set forth in the last sentence of Section and Borrower's Real Property Collateral) is located only at the places listed and so identified in section of the Disclosure Schedule.

        12.32. NEGATIVE PLEDGES. No Covered Person is a party to or bound by any Contract which prohibits the creation or existence of any Security Interest upon or assignment or conveyance of any of the Collateral, except for the Loan Documents.

        12.33. Security Documents.

               12.33.1. SECURITY AGREEMENTS. Each Security Agreement is effective to grant to Agent for the ratable benefit of the Lenders an enforceable Security Interest in all rights, title and interest of Borrower, Borrower's Subsidiary referenced therein, or Guarantor referenced therein, as the case may be, in the Personal Property Collateral described therein. Upon appropriate filing (as to all Personal Property Collateral in which a Security Interest may be perfected under the applicable state's UCC by filing a financing statement) or Agent's taking possession (as to items of the Personal Property Collateral of which a secured party must take possession in order to perfect a Security Interest under the applicable state's UCC), Agent will have a fully perfected first priority Security Interest in such Personal Property Collateral described in each Security Agreement, subject only to Permitted Security Interests affecting such Personal Property Collateral.

               12.33.2. MORTGAGES. The Mortgages are effective to grant to Agent for the ratable benefit of the Lenders a legal, valid and enforceable mortgage lien on the Real Property Collateral. Upon proper recording and payment of recording fees and taxes, if any, Agent will have for the ratable benefit of Lenders a fully perfected first priority lien on the Real Property Collateral subject only to Permitted Security Interests affecting the Real Property Collateral.

               12.33.3. INTELLECTUAL PROPERTY ASSIGNMENTS. Each Intellectual Property Assignment is effective to assign to Agent for the ratable benefit of the Lenders all rights, title and interest of Borrower, Borrower's Subsidiary referenced therein, or Guarantor referenced therein, as the case may be, in and to the Intellectual Property referenced therein, subject only to Permitted Security Interests affecting the Intellectual Property.

               12.33.4. ACCOUNT ASSIGNMENT. The Account Assignment is effective to grant to Agent for the ratable benefit of the Lenders an enforceable Security Interest in all rights, title and interest of Borrower in the Cash Collateral Account.

               12.33.5. RIGHTS ASSIGNMENT. The Rights Assignment is effective to grant to Agent for the ratable benefit of the Lenders an enforceable Security Interest in all rights, title and interest of Borrower under the Acquisition Documents.

               12.33.6. STOCK PLEDGE AGREEMENT. Each Stock Pledge Agreement is effective to grant to Agent for the ratable benefit of the Lenders a Security Interest in all rights, title and interest of Borrower, Borrower's Subsidiary referenced therein, or Guarantor referenced therein, as the case may be, in and to the stock and other securities and proceeds thereof described therein.

        12.34. S CORPORATION. There is no election in effect under Section 1362(a) of the Code for Borrower to be treated as an S Corporation as defined in
Section 1361(a) of the Code.

        12.35. SUBSIDIARIES.   Borrower  has no  Subsidiaries other  than  those
listed in section of the Disclosure Schedule. Harbour Group Investments III, L.P. is the principal shareholder of Holdings.

        12.36.  BANK  ACCOUNTS  AND  LOCKBOXES.  Neither  Borrower  nor  any  of
Borrower's Subsidiaries has a lockbox other than the lockboxes allowed or required hereunder. All bank accounts maintained by Borrower and each of Borrower's Subsidiaries with any bank or other financial institution are described in section of the Disclosure Schedule.

        12.37. MARGIN STOCK. Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no part of the proceeds of any Advance will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation U or Regulation G. None of the transactions contemplated by any Acquisition Documents will violate Regulations G, T, U or X of the FRB.

        12.38. SECURITIES MATTERS. No proceeds of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

        12.39. INVESTMENT COMPANY ACT, ETC. Borrower is not an investment company registered or required to be registered under the Investment Company Act of 1940, as amended, or a company controlled (within the meaning of such Investment Company Act) by such an investment company or an affiliated person of, or promoter or principal underwriter for, an investment company, as such terms are defined in the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Law limiting or regulating its ability to incur Indebtedness for money borrowed.

        12.40. NO MATERIAL MISSTATEMENTS OR OMISSIONS. Neither the Loan Documents, the Acquisition Documents, any of the Financial Statements nor any statement, list, certificate or other information furnished or to be furnished by Borrower to Agent or Lenders in connection with the Loan Documents or any of the transactions contemplated thereby contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements therein not misleading. Borrower has disclosed to Agent and Lenders everything regarding the business, operations, property, financial condition, or business prospects of itself and every Covered Person that is likely to have a Material Adverse Effect on Borrower or any Covered Person.

        12.41. FILINGS. All registration statements, reports, proxy statements and other documents, if any, required to be filed by Borrower with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, have been filed, and such filings are complete and accurate and contain no untrue statements of material fact or omit to state any material facts required to be stated therein or necessary in order to make the statements therein not misleading.

        12.42. BROKER'S FEES. No broker or finder is entitled to compensation for services rendered with respect to the transactions contemplated by this Agreement and the other Loan Documents.

        12.43. ELIGIBILITY OF COLLATERAL. Each Account or item of Inventory which Borrower, expressly or by implication, requests Agent to classify as an Eligible Account or as Eligible Inventory, respectively, will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Accounts" and "Eligible Inventory" herein.

        12.44. CLOSING OF THE ACQUISITION. The Acquisition Documents are in form and substance adequate to effect the Acquisition and the Acquisition has been validly consummated under the Laws of the States of Minnesota and Wisconsin, and all required Acquisition Documents have been effected and are valid in accordance with the Laws of the States of Minnesota and Wisconsin, as the case may be. To the knowledge of Borrower after due inquiry, all of the representations and warranties of Seller contained in the Acquisition Documents or any instrument furnished in connection therewith or in reference thereto are true and correct.

13. SURVIVAL OF REPRESENTATIONS. All representations and warranties in Section , and all representations and warranties in any certificate delivered by Borrower pursuant hereto, shall survive execution of each of the Loan Documents and the making of every Advance, and may be relied upon by Agent and Lenders as being true and correct as of the date when made or deemed made or reaffirmed until all of the Loan Obligations are fully and irrevocably paid as contemplated in Section .

14. AFFIRMATIVE COVENANTS. Borrower covenants and agrees that, so long as any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower or any Letter of Credits are outstanding, Borrower shall do, or cause to be done, the following:

        14.1. USE OF PROCEEDS. Subject to the terms and conditions hereof, the proceeds of the Aggregate Term 1 Loan and the Aggregate Term 2 Loan shall be used only to finance the Acquisition (including reasonable and necessary expenses incurred in connection therewith), to repay the existing Indebtedness of (i) Seller as set forth on Schedule 14.1 and for general corporate purposes, and (ii) Trak as set forth on Schedule 14.1 and for general corporate purposes. Subject to the terms and conditions hereof, (i) up to $3,500,000 of the Aggregate Revolving Loan may be used to finance the Acquisition (including reasonable and necessary expenses incurred in connection therewith) after the application of the proceeds of the Aggregate Term 1 Loan and the Aggregate Term 2 Loan, and (ii) the balance may be used to provide working capital, including payment of Borrower's reimbursement obligations with respect to draws on Letters of Credit, and for general corporate purposes.

        14.2. GOOD STANDING. Each Covered Person shall maintain its existence in good standing and shall maintain in good standing its right to transact business in those states or countries, as the case may be, in which it is now or hereafter doing business, except where the failure to so qualify will not have a Material Adverse Effect on any Covered Person. Each Covered Person shall obtain and maintain all Material Licenses for such Covered Person.

        14.3. MAINTENANCE OF PROPERTY AND LEASES. Each Covered Person shall maintain in good condition and working order (normal wear and tear excepted), and repair and replace as required, all buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. Each Covered Person shall maintain in full force and effect and free of defaults all of its leases of buildings, equipment, machinery, fixtures and other real and personal property whose useful economic life has not elapsed and which is necessary for the ordinary conduct of the business of such Covered Person. No Covered Person shall permit any of its equipment or other property to become a fixture to real property or an accession to other personal property unless Agent has a valid, perfected and first priority Security Interest for the ratable benefit of Lenders in such real or personal property. No Covered Person will, without Agent's prior written consent, alter or remove any identifying symbol or number on its equipment.

        14.4. INVENTORY. Borrower shall keep its Inventory in good and merchantable condition at its own expense and shall hold such Inventory for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of Borrower's business, on terms which do not include bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment or similar repurchase or return terms. All such Inventory produced by Borrower (or their predecessors) shall be produced in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations, and orders thereunder.

        14.5. INSURANCE. Each Covered Person shall at all times keep insured or cause to be kept insured, in insurance companies having a rating of at least "A" by Best's Rating Service, all property owned by it of a character usually insured by others carrying on businesses similar to that of such Covered Person in such manner and to such extent and covering such risks as such properties are usually insured. Each Covered Person shall at all times carry insurance, in insurance companies having a rating of at least "A" by Best's Rating Service, against liability on account of damage to persons or property (including product liability insurance and insurance required under all applicable workers' compensation laws) and covering all other liabilities common to such Covered Person's business, in such manner and to such extent as such coverage is usually carried by others conducting businesses similar to that of such Covered Person. Such insurance must include liability, casualty, business interruption, and environmental insurance. All policies of liability insurance maintained hereunder shall name Agent as an additional insured for the ratable benefit of Lenders; all fire and casualty policies of insurance maintained hereunder shall reflect Lenders' interests therein as mortgagees under a standard New York or Union mortgagee clause. Agent is authorized, but not obligated, as the attorney-in-fact for Borrower or any other Covered Person maintaining such insurance and for the ratable benefit of Lenders, (i) prior to the occurrence of an Event of Default, with Borrower's or such other Covered Person's consent (which consent shall not be unreasonably withheld), and upon the occurrence of an Event of Default and at any time thereafter so long as any Unwaived Event of Default exists, without Borrower's or such other Covered Person's consent, to adjust and compromise proceeds payable under such policies of insurance, (ii) to collect, receive and give receipts for such proceeds in the name of Borrower or such other Covered Person, and (iii) to endorse Borrower's or such other Covered Person's name upon any instrument in payment thereof. Such power granted to Agent shall be deemed coupled with an interest and shall be irrevocable. All policies of insurance maintained hereunder shall contain a clause providing that such policies may not be canceled, reduced in coverage or otherwise modified without 30 days prior written notice to Agent. Borrower shall upon request of Agent at any time furnish to Agent updated evidence of insurance (in the form required as a condition to Agent's lending hereunder) for such insurance.

        14.6. PAYMENT OF TAXES AND OTHER OBLIGATIONS. Each Covered Person shall promptly pay and discharge or cause to be paid and discharged, as and when due, any and all income taxes, federal or otherwise, lawfully assessed and imposed upon it, and any and all lawful taxes, rates, levies, claims and assessments whatsoever upon its properties and every part thereof, or upon the income or profits therefrom and all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons for labor, materials, supplies, storage or other items or services which if unpaid might be or become a Security Interest or charge upon any of its property; provided, however, that a Covered Person may diligently contest in good faith by appropriate proceedings the validity of any of the foregoing, provided such Covered Person has established adequate reserves therefor in conformity with GAAP on the books of such Covered Person.

        14.7. COMPLIANCE WITH LAWS. Each Covered Person shall comply with all Material Laws. Without limiting the generality of the foregoing:

               14.7.1.ENVIRONMENTAL LAWS. Each Covered Person shall comply and shall use commercially reasonable efforts to ensure compliance by all tenants, subtenants and other occupants, if any, with all Environmental Laws.

               14.7.2.MATERIAL LICENSES. Each Covered Person shall possess all Material Licenses which are required in connection with the conduct of its business.

               14.7.3.PENSION BENEFIT PLANS. Each Covered Person and each ERISA Affiliate shall at all times make prompt payments or contributions to meet the minimum funding standards as defined in Section 412 of the Code with respect to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate, and shall comply with all reporting and disclosure requirements and all provisions of the Code and ERISA applicable to any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate.

               14.7.4.EMPLOYMENT LAWS. Each Covered Person shall comply with all requirements of all Employment Laws applicable to such Covered Person.

        14.8.  DISCOVERY AND CLEAN-UP OF HAZARDOUS MATERIAL.

               14.8.1.IN GENERAL. Upon any Covered Person receiving notice of any violation of Environmental Laws or any similar notice described in Section , or upon any Covered Person otherwise discovering Hazardous Material on any property owned or leased by such Covered Person which is in violation of, or which would result in liability under, any Environmental Law, Borrower shall: (i) promptly take such acts as may be necessary to prevent danger or harm to the property or any person therein as a result of such Hazardous Material; (ii) at the request of Agent, and at Borrower's sole cost and expense, obtain and deliver to Agent promptly, but in no event later than 90 days after such request, a then currently dated environmental assessment of the property certified to Agent and any future holder of the Loan Obligations, a proposed plan for responding to any environmental problems described in such assessment, and an estimate of the costs thereof; and (iii) take all necessary steps to initiate and expeditiously complete all removal, remedial, response, corrective and other action to eliminate any such environmental problems, and keep Agent informed of such actions and the results thereof.

               14.8.2.ASBESTOS CLEAN-UP. In the event that any property of any Covered Person is discovered to contain Asbestos Material, Borrower shall develop and implement, as soon as reasonably possible, an Operations and Maintenance Program (as contemplated by EPA guidance document entitled "Managing Asbestos in Place; A Building Owner's Guide to Operations and Maintenance Programs for Asbestos-Containing Materials") for managing in place the Asbestos Material, and deliver a true, correct and complete copy of such Operations and Maintenance Program to Agent. In the event that the asbestos survey done in connection with developing the Operations and Maintenance Program reveals Asbestos Material which, due to its condition, location or planned  building  renovation,  is  recommended  to be  encapsulated  or removed, Borrower shall promptly cause the same to be encapsulated or removed and disposed of offsite, in either case by a licensed and experienced asbestos contractor, all in accordance with applicable state, federal and local Laws. Upon completion of any such encapsulation or removal, Borrower shall deliver to Agent a certificate in such form as is then customarily available signed by the consultant overseeing the activity certifying to Agent that the work has been completed in compliance with all applicable Laws regarding notification, encapsulation, removal and disposal and that no airborne fibers beyond permissible exposure limits remain on site. All costs of such inspection, testing and remedial actions shall be paid by Borrower.

        14.9. TERMINATION OF PENSION BENEFIT PLAN. No Covered Person or ERISA Affiliate shall terminate or amend any Pension Benefit Plan maintained by such Covered Person or ERISA Affiliate if such termination or amendment would result in any liability to such Covered Person or ERISA Affiliate under ERISA or any increase in current liability for the plan year for which such Covered Person or ERISA Affiliate is required to provide security to such Pension Benefit Plan under the Code.

        14.10. NOTICE TO AGENT OF MATERIAL EVENTS. Borrower shall, promptly upon any Borrowing Officer of Borrower obtaining knowledge or notice thereof, give notice to Agent of (i) any breach of any of the covenants in Section , , or , or any breach of any representation or warranty in Section ; (ii) any Default or Event of Default promptly, but in any event within five (5) Business Days of obtaining knowledge or notice of such Default or Event of Default; (iii) the commencement of any Material Proceeding; and (iv) any loss of or damage to any assets of a Covered Person or the commencement of any proceeding for the condemnation or other taking of any of the assets of a Covered Person, if Insurance/Condemnation Proceeds are likely to be payable as a consequence of such loss, damage or proceeding, or if such loss, damage or proceeding has or could have a Material Adverse Effect on such Covered Person. In addition,

               14.10.1. Borrower shall furnish to Agent from time to time all information which Agent requests with respect to the status of any Material Proceeding.

               14.10.2. Borrower shall furnish to Agent from time to time all information which Agent requests with respect to any Pension Benefit Plan established by a Covered Person or ERISA Affiliate.

               14.10.3. Borrower shall deliver notice to Agent of the establishment by a Covered Person or an ERISA Affiliate of any Pension Benefit Plan.

               14.10.4. Borrower shall as soon as possible and in any event within five (5) Business Days after receipt thereof by Borrower or any Covered Person notify Agent of its receipt of, and deliver to Agent a copy of, any (i) notice that any violation of any Environmental Law or Employment Law may have been committed or is about to be committed by any Covered Person, (ii) notice that any administrative or judicial complaint or order has been filed or is about to be filed against any Covered Person alleging violations of any Environmental Law or Employment Law or requiring such Covered Person to take any action in connection with the release of any Hazardous Material into the environment, (iii) notice from a Governmental Authority or private party alleging that a Covered Person may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Material into the environment or any damages caused thereby, (iv) notice that a Covered Person is subject to federal, state or local investigation regarding the improper transportation, storage, disposal, generation or release into the environment of any Hazardous Material, or
        (v) notice that any properties or assets of a Covered Person are subject to a Security Interest in favor of any Governmental Authority for any liability under any Environmental Law or damages arising from or costs incurred by such Governmental Authority in response to a release of Hazardous Material into the environment.

               14.10.5. Borrower shall deliver to Agent notice of the following events as soon as possible and in any event within five (5) Business Days after Borrower has knowledge thereof: (i) the failure of any Covered Person or ERISA Affiliate to make any required installment or any other required payment to any Pension Benefit Plan in sufficient amount to comply with ERISA and the Code on or before the due date for such installment or payment; (ii) the occurrence of any Reportable Event, or a prohibited transaction or accumulated funding deficiency (as those terms are defined in ERISA), with respect to any Pension Benefit Plan maintained or contributed to by a Covered Person or ERISA Affiliate; (iii) receipt by a Covered Person or ERISA Affiliate of any notice from a Multi-employer Plan regarding the imposition of withdrawal liability; and (iv) receipt by a Covered Person or ERISA Affiliate of any notice of the institution, or a Covered Person's expectancy of the institution, of any proceeding or receipt by such Covered Person or ERISA Affiliate of any notice of the taking, or such Covered Person's expectancy of the taking, of any other action which may result in the termination of any Pension Benefit Plan maintained or contributed to by such Covered Person or ERISA Affiliate, or the withdrawal or partial withdrawal by a Covered Person or ERISA Affiliate from any Pension Benefit Plan, and the filing or receipt by a Covered Person or ERISA Affiliate of any such notice and filing or receipt of all subsequent reports or notices under ERISA with or from the IRS, the PBGC, or the DOL relating to the same; and, in addition to such notice, deliver to Agent a certificate of a Borrowing Officer of Borrower, setting forth details as to such events and the action that the affected Covered Person or ERISA Affiliate proposes to take with respect thereto. For purposes of this Section, Borrower and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which Borrower or any ERISA Affiliate is the plan sponsor.

               14.10.6. Borrower shall promptly deliver to Agent notice of, but in any event within five (5) Business Days of becoming aware of, any default or event of default, or the occurrence of any event which would with the passage of time, giving of notice or otherwise, constitute a default or event of default with respect to any of the Permitted Indebtedness.

               14.10.7. Borrower shall promptly deliver notice to Agent of the assertion by the holder of any capital stock of a Covered Person, any membership or partnership interest of a Covered Person, or any Indebtedness of a Covered Person that a default exists with respect thereto or that such Covered Person is not in compliance with the terms thereof, or of the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

               14.10.8. Borrower shall, promptly after becoming aware thereof, deliver notice to Agent of any pending or threatened strike, work stoppage, material unfair labor practice claim or other material labor dispute affecting a Covered Person.

               14.10.9. Borrower shall promptly deliver notice to Agent of any change in the name, state of incorporation, or form of organization of any Covered Person, or fictitious names under which a Covered Person will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least 30 days prior to such change.

               14.10.10.  Borrower shall, promptly, but in any event within five
        (5) Business Days after becoming aware thereof, deliver notice to Agent of any event that has or could have a Material Adverse Effect with respect to any Covered Person.

               14.10.11. Borrower shall, promptly after becoming aware thereof, deliver notice to Agent of an actual, alleged, or potential violation of any Material Law applicable to a Covered Person or the property of a Covered Person.

               14.10.12. Borrower shall notify Agent promptly in writing of any fact or condition of which Borrower is aware which materially adversely affects the value of the Collateral, including any adverse fact or condition or the occurrence of any event which causes material loss or depreciation in the value of any item of the Collateral, and the amount of such loss or depreciation. Borrower shall provide such additional information to Agent regarding the amount of any loss or depreciation in value of the Collateral as Agent may request from time to time.

               14.10.13. Borrower shall deliver to Agent within 120 days after the close of each Fiscal Year, a statement of the Unfunded Liabilities of each Pension Benefit Plan, certified as correct by an actuary enrolled under ERISA.

               14.10.14. Promptly upon request of Agent, Borrower shall deliver to Agent copies of any statement, report, or certificate furnished to any holder of Indebtedness of any Covered Person to the extent the information contained in such statement, report, or certificate has not already been delivered to Agent.

        14.11. BORROWING OFFICER. Borrower shall keep on file with Agent at all times an appropriate instrument naming each Borrowing Officer.

        14.12. MAINTENANCE OF SECURITY INTERESTS OF SECURITY DOCUMENTS.

               14.12.1. PRESERVATION AND PERFECTION OF SECURITY INTERESTS. Borrower shall promptly, upon the reasonable request of Agent and at Borrower's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter file or record in the appropriate governmental office, any document or instrument supplementing or confirming the Security Documents or otherwise deemed necessary by Agent to create, preserve or perfect any Security Interest purported to be created by the Security Documents or to fully consummate the transactions contemplated by the Loan Documents. The foregoing actions by Borrower shall include (i) filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to Agent; (ii) delivering to Agent the original certificates of title for motor vehicles, or applications therefor duly executed, with Agent's Security Interest for the ratable benefit of Lenders properly shown thereon; (iii) delivering to Agent the originals of all instruments, documents and chattel paper, and all other Collateral of which Agent determines it should have physical possession in order to perfect and protect Agent's Security Interest for the ratable benefit of Lenders therein, duly endorsed or assigned to Agent without restriction; (iv) delivering to Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (v) transferring Inventory to warehouses designated by Agent;
        (vi) delivering to Agent all letters of credit on which Borrower is named beneficiary; (vii) placing a durable notice of the existence of Agent's Security Interest for the ratable benefit of Lenders, acceptable to Agent, upon such items of the Collateral as are designated by Agent; and (viii) placing a notice of the existence of Agent's Security Interest for the ratable benefit of Lenders, acceptable to Agent, upon those writings evidencing the Collateral and the books and records of Borrower pertaining to the Collateral, as designated by Agent.

               14.12.2. COLLATERAL HELD BY WAREHOUSEMAN, BAILEE, ETC. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any of Borrower's agents or processors, then Borrower shall notify Agent thereof and shall notify such Person of Agent's Security Interest for the ratable benefit of Lenders in such Collateral and, upon Agent's request, instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions. If at any time any Collateral (other than Inventory not subject to the negative covenant set forth in Section ) is located on any premises that are not owned by Borrower, then Borrower shall obtain written waivers, in form and substance satisfactory to Agent, of all present and future Security Interests to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

               14.12.3. COMPLIANCE WITH TERMS OF SECURITY DOCUMENTS. Borrower shall comply with all of the terms, conditions and covenants in the Security Documents to which Borrower is a party.

        14.13. ACCOUNTING SYSTEM. Each Covered Person shall maintain a system of accounting established and administered in accordance with GAAP. Without limiting the generality of the foregoing:

               14.13.1. ACCOUNT RECORDS. Each Covered Person shall maintain a record of Accounts at its principal place of business that itemize each Account of such Covered Person and describe the names and addresses of the Account Debtors on such Accounts, all relevant invoice numbers, invoice dates, and shipping dates, and the due dates, collection histories, and aging of such Accounts.

               14.13.2.  INVENTORY RECORDS.   Each Covered Person shall maintain
        an inventory system satisfactory to Agent.

        14.14. FINANCIAL STATEMENTS.  Borrower shall deliver to each Lender:

               14.14.1. ANNUAL FINANCIAL STATEMENTS. Within 120 days after the close of each Fiscal Year of Borrower, year-end consolidated and consolidating financial statements of Holdings, Borrower and their Subsidiaries, containing an audit report without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent, and accompanied by (a) a Compliance Certificate of Borrower's chief financial officer, (b) a certificate of the independent certified public accounting firm that examined such financial statements to the effect that they have reviewed and are familiar with this Agreement and that, in examining such financial statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default, except for those, if any, described in reasonable detail in such certificate, (c) any management letter and report on internal controls delivered by such independent certified public accounting firm in connection with their audit, and (d) if requested by Agent, any summary prepared by such independent certified public accounting firm and delivered to Borrower of the adjustments proposed by the members of its audit team.

               14.14.2. MONTHLY FINANCIAL STATEMENTS. Within 30 days after the end of each month, unaudited consolidated and consolidating financial statements of Holdings, Borrower and their Subsidiaries, in each case accompanied by (i) a Compliance Certificate of Borrower's chief financial officer, (ii) a statement comparing such financial statements with budgeted projections for such month and for the elapsed portion of the Fiscal Year of Borrower as contained in the annual budget prepared for such Fiscal Year, (iii) a statement comparing the statements delivered pursuant to clause (ii) above with the statements for the equivalent months and equivalent elapsed periods during the prior Fiscal Year of Borrower, and (iv) any routinely prepared management reports requested by Agent. Such financial statements shall contain, at a minimum, balance sheets, statements of earnings, and statements of cash flows as of the end of the applicable period.

               14.14.3. COMPLIANCE CERTIFICATES. Each "Compliance Certificate" shall be in the form of Exhibit , shall contain detailed calculations of the financial measurements referred to in Section for the relevant periods, and shall contain statements by the signing officer to the effect that, except as explained in reasonable detail in such Compliance Certificate, (i) the attached financial statements are complete and correct in all material respects (subject, in the case of financial statements other than annual, to normal year-end audit adjustments) and have been prepared in accordance with GAAP applied consistently throughout the periods covered thereby and with prior periods (except as disclosed therein), (ii) all of the representations and warranties of Borrower contained in this Agreement and other Loan Documents are true and correct as of the date such certification is given as if made on such date, and (iii) there is no Existing Default. If any Compliance Certificate delivered to Lender discloses an Existing Default or that a representation or warranty is not true and correct, such Compliance Certificate shall state what action Borrower has taken or proposes to take with respect thereto.

        14.15. OTHER FINANCIAL INFORMATION. Borrower shall also deliver the following to Agent as specified below:

               14.15.1. BORROWING BASE CERTIFICATE. On the Effective Date and periodically thereafter (but at least monthly), but not more often than weekly, a borrowing base certificate in substantially the form of Exhibit (the "Borrowing Base Certificate") duly completed and signed by Borrower's chief financial officer shall be delivered to Agent. If there is an Unwaived Event of Default, or availability under the Revolving Loan is less than $2,000,000, Borrower shall provide Borrowing Base Certificates on a more frequent basis than set forth above if so requested in writing by Agent in its discretion.

               14.15.2. AGINGS REPORT. Within five days after Agent's request in writing, a report of the aging of all Accounts of Borrower in such reasonable detail as Agent may require.

               14.15.3. OTHER REPORTS OR INFORMATION CONCERNING ACCOUNTS OR INVENTORY. Such other reports and information, in form and detail satisfactory to Agent, and documents as Agent may request in writing from time to time concerning Accounts or Inventory including, to the extent requested by Agent, copies of all invoices, bills of lading, shipping receipts, purchase orders, and warehouse receipts.

               14.15.4. STOCKHOLDER AND SEC REPORTS. Promptly after their preparation, copies of any and all (i) proxy statements, financial statements and reports which Borrower or any other Covered Person makes available to its stockholders or its members, and (ii) reports, registration statements and prospectuses, if any, filed by Borrower with any securities exchange or the Securities and Exchange Commission or any Governmental Authority succeeding to any of its functions.

               14.15.5. PENSION BENEFIT PLAN REPORTS. Upon the request of Agent in writing, a copy of each annual report or other filing or notice filed with respect to each Pension Benefit Plan of any Covered Person or any ERISA Affiliate.

               14.15.6. TAX RETURNS. Upon the request of Agent in writing, a copy of each federal, state, or local tax return or report filed by each Covered Person.

        14.16. REVIEW OF ACCOUNTS. Once per Fiscal Year, and promptly at Agent's request if there is an Unwaived Event of Default, Borrower shall conduct a review, or cause a review to be conducted, of its and every other Covered
Person's Accounts, bad debt reserves, and collection histories of Account Debtors and promptly following such review provide Agent with a report of such review in form and detail satisfactory to Agent.

        14.17. INVENTORY. Once per Fiscal Year, and promptly at Agent's written request if there is an Unwaived Event of Default, Borrower shall conduct a physical count of its and every other Covered Person's Inventory and promptly following the completion of such count provide Agent with a report thereof in form and detail satisfactory to Agent, including the value of such Inventory (on a first-in-first-out basis).

        14.18. ANNUAL PROJECTIONS. As soon as available, but in any event not later than 90 days after the commencement of each Fiscal Year of Borrower, Borrower shall deliver to Agent a copy of Borrower's plan and forecast for the next Fiscal Year (provided if such plan and forecast includes projections for more than the next Fiscal Year, such projections and other detail should also be delivered to Agent), which plan and forecast shall provide for detail on a monthly basis and such further detail as Agent may require and shall include, without limitation, projected balance sheets, statements of income and expense, and statements of cash flows for Borrower and every other Covered Person.

        14.19. OTHER INFORMATION. Upon the request of Agent, Borrower shall promptly deliver to Agent such other information about the business, operations, revenues, financial condition, property, or business prospects of Borrower and every other Covered Person as Agent may, from time to time, reasonably request.

        14.20. AUDITS BY AGENT. Agent or Persons authorized by and acting on behalf of Agent or any Lender may at any time during normal business hours audit the books and records, and inspect any of the property, of each Covered Person from time to time upon reasonable notice to such Covered Person, and in the course thereof may make copies or abstracts of such books and records and discuss the affairs, finances and books and records of such Covered Person with its accountants, officers and employees. Each Covered Person shall cooperate with Agent and such Persons in the conduct of such audits and shall deliver to Agent any instrument necessary for Agent to obtain records from any service bureau maintaining records for such Covered Person. Borrower shall reimburse Agent for all costs and expenses actually incurred by Agent in conducting each audit during any period in which any Unwaived Event of Default exists. Reimbursement for any such audits conducted during periods in which no Unwaived Event of Default exists shall be limited to $500 per day per person involved in conducting the audit plus Agent's other actual out of pocket expenses.

        14.21. VERIFICATION OF ACCOUNTS AND NOTICES TO ACCOUNT DEBTORS. Agent shall have the right at any time and from time to time, after first giving either oral or written notice to Borrower, to verify the validity and amount of any Account of Borrower or any other Covered Person and any other matter relating to such Account, by communicating in writing or orally directly with the Account Debtor or any Person who represents or Agent believes represents the Account Debtor.

        14.22. APPRAISALS OF COLLATERAL. Upon Agent's reasonable request at any time, Borrower shall at its expense provide Agent with appraisals, prepared on a basis satisfactory to Agent and from appraisers acceptable to Agent, of any or all of the Collateral as Agent may specify.

        14.23. ACCESS TO OFFICERS AND AUDITORS. Each Covered Person shall permit any Lender and Persons authorized by Agent to discuss the affairs, finances and accounts of such Covered Person with its officers and independent auditors as often as Agent may reasonably request, and such Covered Person shall direct such officers and independent auditors to cooperate with Agent and make full disclosure to Agent of those matters that they may deem relevant to the continuing ability of Borrower timely to pay and perform the Loan Obligations. Each Lender agrees that it will not disclose to third parties any information that it obtains about Borrower or its operations or finances that are designated by Borrower as confidential or that Borrower has advised Lenders constitutes non-public information. Lenders may, however, disclose such information to all of their respective officers, attorneys, auditors, agents and representatives who have a need to know such information in connection with the administration, interpretation or enforcement of the Loan Documents or the lending and collection activity contemplated therein. Lenders shall advise such Persons that such information is to be treated as confidential. A Lender may also disclose such information in any documents that it files in any legal proceeding to pursue, enforce or preserve its rights under the Loan Documents to the extent that such Lender's counsel advises in writing that such disclosure is reasonably necessary. Lenders' non-disclosure obligation shall not apply to any information that (i) is disclosed to a Lender by a third party not affiliated with or employed by Borrower who does not have a commensurate duty of non-disclosure, or
(ii) becomes publicly known other than as a result of disclosure by a Lender.

        14.24. ACQUISITION DOCUMENTS. Borrower shall fully perform all of its obligations under all Acquisition Documents to which it is a party, and shall promptly enforce all of its rights and remedies thereunder as it deems appropriate in its reasonable business judgment; provided, however, that Borrower shall not take any action or fail to take any action which would result in a waiver or other loss of any material right or remedy of Borrower thereunder. Without limiting the generality of the foregoing, Borrower shall take all action necessary or appropriate to permit and shall not take any action which would have any material adverse effect upon, the full enforcement of all indemnification rights of Borrower against Seller under all Acquisition Documents. Borrower shall not, without Agent's prior written consent (which consent shall not be unreasonably withheld or delayed), modify, amend, supplement, compromise, satisfy, release or discharge any of the Acquisition Documents, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to the Acquisition Documents or the collateral therefor. Borrower shall notify Agent in writing promptly after Borrower becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Acquisition Documents, which when aggregated with any other claims thereunder exceeds $250,000, and shall diligently pursue such right and report to Agent on all further developments with respect thereto. If Borrower fails after Agent's demand to pursue diligently any right under any of the Acquisition Documents, or if there is an Unwaived Event of Default, then Agent may directly enforce such right in its own or Borrower's name and may enter into such settlements or other agreements with respect thereto as Agent determines. Notwithstanding the foregoing, Borrower shall at all times remain liable to observe and perform all of its duties and obligations under all of the Acquisition Documents, and Agent's exercise of any of its rights with respect to the Collateral shall not release Borrower from any of such duties or obligations. Agent shall not be obligated to perform or fulfill any of Borrower's duties or obligations under any of the Acquisition Documents or to make any payment thereunder, or to make any inquiry as to the sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts, or any delivery of any property.

        14.25. INTEREST RATE PROTECTION. Borrower shall have entered into an Interest Rate Protection Agreement as of the Effective Date covering at a minimum $10,000,000 and shall have entered to an Interest Rate Protection Agreement within 150 days after the Effective Date covering no less than an additional $15,000,000.

        14.26. FURTHER ASSURANCES. Borrower shall execute and deliver, or cause to be executed and delivered, to Agent such documents and agreements, and shall take or cause to be taken such actions, as Agent may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents. At Agent's request, Borrower will use all reasonable efforts to cooperate to ensure that Agent obtains a perfected first priority Security Interest in any investment Borrower may have in any Person who is a distributor.

        14.27. LANDLORD WAIVER. Within forty-five (45) days following the Execution Date, Borrower shall deliver a fully-executed landlord waiver regarding the leased real property located in the City of Oakes, North Dakota in form and substance reasonably satisfactory to Agent. In the event that Borrower shall fail to deliver such fully-executed landlord waiver within such time period, then Borrower shall promptly pay to Agent, for the ratable benefit of each Lender, a fee payable as follows: $10,000 on the 46th day, and $10,000 each thirty (30) days thereafter, not to exceed $50,000 in the aggregate; and any Inventory located at such location shall not be Eligible Inventory.

15.     NEGATIVE COVENANTS.

        Borrower covenants and agrees that while any of the Commitments remains in effect or any of the Loan Obligations are owing to Lenders by Borrower or any of the Letters of Credit are outstanding, Borrower shall not, directly or indirectly, do any of the following, or permit any Covered Person to do any of the following, without the prior written consent of Required Lenders:

        15.1. INVESTMENTS. Make any Investments in any other Person except the following ("Permitted Investments"):

               15.1.1.Investments in (i) interest-bearing United States government obligations; (ii) certificates of deposit issued by any Lender; (iii) certificates of deposit issued by and time deposits with any commercial bank chartered under the laws of the United States or any state thereof having capital and surplus of not less than $500,000,000 (in each case, a "Permitted Financial Institution"); (iv) prime commercial paper rated A1 or better by Standard and Poor's Corporation or Prime P1 or better by Moody's Investor Service, Inc.; or (v) agreements involving the sale to Borrower of United States government securities and their guaranteed repurchase the next Business Day by a Permitted Financial Institution.

               15.1.2. Accounts arising in the ordinary course of business and payable in accordance with Borrower's customary trade terms.

               15.1.3. Investments existing on the Execution Date and disclosed in the Disclosure Schedule.

Borrower may request Agent to invest on behalf of Borrower all of the excess cash in the Cash Collateral Account as of the end of a Business Day, but only in Permitted Investments described in Section (ii) and (iv). Any such request will only be honored by Agent if made by a Borrowing Officer and received by Agent before 2:00 p.m. (St. Louis, Missouri time) on a Business Day; and unless a different Permitted Investment is specifically requested, Agent will invest excess funds in agreements involving the sale to Borrower of United States government securities and their guarantied repurchase on the next Business Day by Agent.

        15.2. INDEBTEDNESS. Create, incur, assume, or allow to exist any Indebtedness of any kind or description, except the following ("Permitted Indebtedness"):

               15.2.1.Indebtedness to trade creditors incurred in the ordinary course of business, to the extent that it is not overdue past the original due date by more than 90 days.

               15.2.2.  The Loan Obligations.

               15.2.3.  Indebtedness secured by Permitted Security Interests.

               15.2.4.  The Minnesota Mutual Subordinated Indebtedness.

               15.2.5. The Harbour Subordinated Indebtedness and the Boatmen's Subordinated Indebtedness.

               15.2.6.  Indebtedness permitted by Sections  and  hereof.

               15.2.7.  Intercompany Indebtedness permitted by Section  hereof.

        15.3.  PREPAYMENTS.  Voluntarily  prepay  any  Indebtedness  other  than
(a) the Loan Obligations in accordance with the terms of the Loan Documents, and
(b) trade payables in the ordinary course of business.

        15.4. INDIRECT OBLIGATIONS. Create, incur, assume or allow to exist any Indirect Obligations except Indirect Obligations existing on the Execution Date and disclosed in the Disclosure Schedule and up to $100,000 in the aggregate at any one time ("Permitted Indirect Obligations").

        15.5. SECURITY INTERESTS. Create, incur, assume or allow to exist any Security Interest upon all or any part of its property, real or personal, now owned or hereafter acquired except the following ("Permitted Security Interests"):

               15.5.1.Security Interests for taxes, assessments or governmental charges not delinquent or being diligently contested in good faith and by appropriate proceedings and for which adequate book reserves in accordance with GAAP are maintained.

               15.5.1. Security Interests arising out of deposits in connection with workers' compensation insurance, unemployment insurance, old age pensions, or other social security or retirement benefits legislation.

               15.5.2. Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business.

               15.5.3. Security Interests imposed by any Law, such as mechanics', workmen's, materialmen's, landlords', carriers', maritime, or other like Security Interests arising in the ordinary course of business which secure payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on Borrower's books.

               15.5.4. Purchase money Security Interests securing payment of the purchase price of capital assets acquired by Borrower after the Execution Date in an amount not to exceed $100,000 in the aggregate during any Fiscal Year of Borrower and $500,000 in the aggregate, but only to the extent the aggregate purchase price thereof would not (when aggregated with other Capital Expenditures of Borrower in the same period) exceed the limits for Capital Expenditures prescribed in Section
        .

               15.5.5. Security Interests securing the Loan Obligations in favor of Agent for the ratable benefit of Lenders.

               15.5.6.  Permitted  Encumbrances   and   the  Security  Interests
        existing on the Execution Date that are disclosed in the Disclosure Schedule and are satisfactory to Lenders.

               15.5.7.  Security Interest permitted by Section  hereof.

        15.6. ACQUISITIONS. Acquire stock or other equity interest in a Person or acquire all or a material part of the assets of a Person, regardless of the form of the transaction.

        15.7. BAILMENTS; CONSIGNMENTS; WAREHOUSING; INVENTORY OUTSIDE OF NORTH DAKOTA, WISCONSIN OR MINNESOTA. Store any Inventory with a bailee, warehouseman, consignee or pursuant to an express or implied agreement establishing a bailment or consignment of Inventory or similar arrangement, unless Agent has received a written acknowledgment satisfactory to Agent from the third party involved which acknowledges the prior perfected Security Interest of Agent for the ratable benefit of Lenders in such Inventory. Except as permitted by the preceding sentence, maintain Inventory outside of the States of North Dakota, Wisconsin or Minnesota in an amount greater than $300,000 at any time.

        15.8. DISPOSAL OF PROPERTY. Sell, transfer, exchange, lease, or otherwise dispose of any of its assets except the following shall be permitted:
(i) sales of its Inventory in the ordinary course of business, (ii) sales made in connection with the purchase by Borrower of replacement equipment (other than equipment subject to a Security Interest), provided that Borrower uses the proceeds of any such sale to finance the purchase by Borrower of replacement equipment and Borrower delivers to Agent written evidence of the use of the proceeds for such purchase; or (iii) other sales as contemplated by Section
(iii); provided, however, no consent from the Required Lenders shall be required for the sale of the Permitted Investments in (i) High-Trak, Inc. if the net cash proceeds shall be at least the book value carried on Borrower's books, and (ii) in Great Southern Rental and Sales, Inc. if the sale is performed in accordance with the terms and conditions of that certain Stock Purchase Agreement by and between Trak and Great Southern Rental and Sales, Inc., dated April 24, 1994. Notwithstanding the foregoing, Borrower may sell, transfer or otherwise dispose of obsolete or unusable equipment having an orderly liquidation value no greater than $50,000 individually, and $100,000 in the aggregate in any Fiscal Year of Borrower, provided that (a) if such sale, transfer or disposition is effected without replacement of such equipment, or if such equipment is replaced by equipment leased by Borrower or by equipment purchased by Borrower subject to a Permitted Security Interest, then Borrower shall deliver all of the cash proceeds of any such sale, transfer or other disposition to Agent for application to the Loan Obligations to the extent required by Section , or (b) if such sale, transfer, or other disposition is made in connection with the purchase by Borrower of replacement equipment (other than equipment subject to a Security Interest), then Borrower shall use the proceeds of any such sale, transfer or other disposition to finance the purchase by Borrower of such replacement equipment and shall deliver to Agent written evidence of the use of the proceeds for such purchase. All replacement equipment purchased by Borrower shall be free and clear of all Security Interests and Encumbrances, except for Permitted Security Interests.

        15.9. DISTRIBUTIONS. Except with respect to intercompany loans or transfers between Borrowers, or from either or both Borrower to Guarantor (but not from Guarantor to its shareholders), directly or indirectly declare or make, or incur any liability to make, any Distribution. For purposes of this Section, a "Distribution" means and includes (i) any cash or in-kind dividend or distribution, (ii) any acquisition or redemption of any outstanding stock, membership, or partnership interest (except for any acquisition by Holdings of its capital stock from former officers or employees of Borrower pursuant to agreements in place as of the Execution Date), (iii) any retirement or prepayment of debt securities before their regularly scheduled maturity dates, and (iv) any loan or advance to a shareholder, partner, or member. Notwithstanding the foregoing sentence, Borrower shall be permitted to make payments to the former shareholders of Trak related to orders made under the U.S. Army "ATLAS" contract, as identified in Section 12.20 to the Disclosure Schedule.

        15.10. CHANGE OF CONTROL. Permit the occurrence of a Change in Control or a Control Event.

        15.11. SECURITIES; CAPITAL STRUCTURE. Create any new class of stock, issue any stock, or issue any other equity securities, or non-equity securities or membership interests that are convertible into equity securities or membership interests, unless the payments required by Section are made and, with respect to Borrower or any of its Subsidiaries, all shares or membership interests evidencing any such stock or security are simultaneously pledged to Agent, for the ratable benefit of the Lenders, to secure the Loan Obligations, in a manner and pursuant to documentation which in satisfactory to Agent and Lenders; make any change in its capital structure which has or could have a Material Adverse Effect on any Covered Person; or dispose of any Subsidiaries existing on the date of this Agreement.

        15.12. PAYMENTS ON THE MINNESOTA MUTUAL SUBORDINATED INDEBTEDNESS. Make any payment of interest or prepayment of principal, or pay any fees (except reimbursement for actual out-of-pocket cost and expenses, subject to the subordination limitations contained in the Minnesota Mutual Subordinated Documents), with regards to the Minnesota Mutual Subordinated Indebtedness; provided, however, so long as there exists no Unwaived Event of Default, Borrower may pay regularly scheduled interest and principal payments on the Minnesota Mutual Subordinated Indebtedness.

        15.13. PAYMENTS ON THE HARBOUR SUBORDINATED INDEBTEDNESS OR BOATMEN'S SUBORDINATED INDEBTEDNESS. Make any payment of principal or cash payment of interest, or pay any fees, with regards to the Harbour Subordinated Indebtedness or the Boatmen's Subordinated Indebtedness.

        15.14.   CHANGE  OF   BUSINESS.  Engage  in   any  business  other  than
substantially  as conducted on the Effective Date.

        15.15. TRANSACTIONS WITH AFFILIATES. Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, or make any loans or advances to any Affiliate except as otherwise permitted in Section below and except for intercompany transfers of funds permitted by Section .

        15.16. MANAGEMENT PAYMENTS. Make any payments to any Person (including, without limitation, any Affiliate of a Covered Person) in consideration for management, advisory and other services provided by such Person to any Covered Person ("Management Payments") except that any Covered Person shall be permitted to engage Harbour Group Industries, Inc. and/or Harbour Group Ltd. (each a "Management Company"; collectively the "Management Companies") to provide advisory and other services ordinarily provided by such Management Companies to their customers, and any such Covered Person may pay such Management Company or Companies all reasonable fees and expenses invoiced by such Management Company or Companies in connection with such services; provided, however, that (i) aggregate payments by all Covered Persons to such Management Companies during the period commencing with the Effective Date through the end of Borrower's Fiscal Year 1996 shall not exceed $100,000 and such aggregate payments made during any Fiscal Year of Borrower thereafter shall not exceed $600,000, (ii) for so long as there is an Existing Default, other than an Existing Default under Section or Section , that has been in existence for more than 30 consecutive days no Covered Person shall be permitted to pay any such fees and expenses, and (iii) for so long as there is an Existing Default under either Section or Section no Covered Person shall be permitted to pay any such fees and expenses. Any such Management Payments not made as a result of the preceding sentence may be made at a later date when there is no Existing Default and the payment of such deferred Management Payments will not cause any of the events described in subsections (i), (ii) and (iii) above to occur.

        15.17. NO DEFAULT ON INDEBTEDNESS OR MATERIAL AGREEMENTS. Default upon or fail to pay any Indebtedness for money borrowed as the same matures, or breach, violate, or be in default under any Material Agreement beyond the applicable grace period provided therein.

        15.18. CONFLICTING AGREEMENTS. Enter into any indenture, agreement, instrument or other arrangement which, (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence and maintenance of the Loan Obligations, the provisions of the Loan Documents, or the amending of any of the Loan Documents or (b) contains any provision which would be violated or breached by any Covered Person's performance of its obligations under any Loan Document.

        15.19. BANK ACCOUNTS. Maintain any deposit accounts at institutions other than Agent (i) except zero or pegged balance payroll accounts and petty cash accounts as described in the Disclosure Schedule and (ii) petty cash accounts of which Borrower has notified Agent in writing and which have balances not exceeding the aggregate $10,000.

        15.20. SALE AND LEASEBACK TRANSACTIONS. Enter into any agreement or arrangement with any Person providing for Borrower or any other Covered Person to lease or rent property that Borrower or such other Covered Person has or will sell or otherwise transfer to such Person.

        15.21. NEW SUBSIDIARIES.  Organize, create or acquire any Subsidiary.

        15.22. FISCAL YEAR.  Change its Fiscal Year.

        15.23. TRANSACTIONS  HAVING  A  MATERIAL   ADVERSE  EFFECT.  Enter  into
any transaction which has or is reasonably likely to have a Material Adverse Effect on any Covered Person.

        15.24. TAX CONSOLIDATION. File or consent to the filing of any consolidated, combined or unitary income tax return with any Person which is not a Covered Person, or enter into or be party to any tax sharing agreement or similar arrangement.

        15.25. MINNESOTA MUTUAL; HARBOUR SUBORDINATED DOCUMENTS; BOATMEN'S SUBORDINATED DOCUMENTS; ACQUISITION DOCUMENTS. Borrower shall not agree to, or acquiesce to, any amendment, modification, or change to any of the Minnesota Mutual Subordinated Documents, the Harbour Subordinated Documents, the Boatmen's Subordinated Documents, or the Acquisition Documents.

        15.26. AMENDMENTS TO CHARTER DOCUMENTS AND MATERIAL AGREEMENTS. Enter into or otherwise consent to any material amendment or modification of the Charter Documents of Borrower delivered to the Lenders as a condition to Lenders making the initial Advances hereunder, or any amendment or modification to any Material Agreement which would materially adversely effect the Agent or the Lenders, the Collateral, or the Agent's or the Lenders' Security Interests in the Collateral.

16.     FINANCIAL COVENANTS.

        16.    SPECIAL DEFINITIONS.   As used in  this Section and elsewhere  in
this Agreement, the following capitalized terms have the following meanings:

        "Capital Expenditure" means an expenditure for an asset that must be depreciated or amortized under GAAP, for goodwill, or for any asset that under GAAP must be treated as a capital asset, including, without limitation, payments under Capital Leases, the amount of which must be recorded as an amortizable asset, but not including any such expenditures to the extent made from Insurance/Condemnation Proceeds in the manner described in Section (the full amount of the payments so capitalized under GAAP to be made thereunder by Borrower shall be taken into account in the calculation period such Capital Lease is entered
        to). When calculating Capital Expenditures for the purposes of calculating the Interest Rate Ratio in Section , the terms of the parenthetical in the preceding sentence shall not apply and only the amount of all payments actually made in connection with all such Capital Leases during the applicable Interest Rate Calculation Period need to be accounted for when calculating Capital Expenditures for such purpose.

        "Consolidated" or "consolidated" when used in connection with any calculation, means a calculation to be determined on a consolidated basis for Holdings and all of its Subsidiaries, including each Borrower and their Subsidiaries, in accordance with GAAP.

        "Current Assets" means current assets as determined in accordance with GAAP.

        "Current   Liabilities"  means  current  liabilities  as  determined  in accordance with GAAP, excluding amounts outstanding under the Aggregate Revolving Loan.

        "Fixed Charges" means, as of any date of calculation, the sum of (i) Interest Expense (excluding for this purpose all interest accrued as an expense with respect to the Harbour Subordinated Indebtedness and the Boatmen's Subordinated Indebtedness to the extent it is on Borrower's Consolidated books), (ii) the sum of all principal payments on Total Funded Debt scheduled to be made during the calculation period ending on such date, (iii) federal, state and local income taxes accrued during the calculation period ending on such date, and (iv) all Capital Expenditures incurred during the calculation period ending on such date (provided, however, that the parenthetical at the end of the first sentence in the definition of "Capital Expenditures" shall not apply when calculating Capital Expenditures for purposes of calculating Fixed Charges, i.e, only the amount of all payments actually made in connection with all such Capital Leases during the applicable calculation period need to be accounted for in calculating Capital Expenditures for the purposes of calculating Fixed Charges). For the purposes of calculating Fixed Charges under this Agreement, the calculation period for Fixed Charges shall be deemed to be the period from the Effective Date through any date of calculation on or prior to July 31, 1997, and thereafter the calculation period shall be the twelve month period immediately prior to the date of calculation and Fixed Charges shall be calculated on a trailing twelve month basis; provided, however, that each scheduled payment on the first of the month of interest and principal on any of the Loans shall be deemed to have been made on the immediately preceding day.

        "Interest Expense" means, for any period of calculation, all interest accrued as an expense in accordance with GAAP on Total Funded Debt during such period.

        "Net Income" means, for any period of calculation, "net income" as determined in accordance with GAAP.

        "Net Worth" means, as of any date, Total Assets MINUS Total Liabilities.

        "Operating Cash Flow" means, as of any date of calculation, an amount equal to the sum of (i) Net Income, (ii) federal, state and local income tax expense, (iii) Interest Expense (including for this purpose all interest accrued as an expense with respect to the Harbour Subordinated Indebtedness or the Boatmen's Subordinated Indebtedness to the extent it is on Borrower's Consolidated books), (iv) depreciation and amortization expense, (v) losses on the sale or other disposition of assets, and (vi) extraordinary losses, MINUS (a) gains on the sale or other disposition of assets, and (b) extraordinary gains, all calculated for the calculation period ending on such calculation date. For the purposes of calculating Operating Cash Flow solely under Section and Section (and any of the subsections thereunder and exhibits related thereto), the calculation period for Operating Cash Flow shall be deemed to be the period from the Effective Date through any date of calculation on or prior to July 31, 1997 and thereafter the calculation period shall be the twelve month period immediately prior to the date of calculation and Operating Cash Flow shall be calculated on a trailing twelve month basis.

        "Total Assets" means the sum of all assets as presented in the balance sheet in Borrower's most recent consolidated financial statements.

        "Total Funded Debt" means, as of any time, the sum of the aggregate outstanding principal balance of Borrower's Indebtedness and its respective Subsidiaries' Indebtedness (including, without limitation, the outstanding principal balance of the Aggregate Term 1 Loan, the Aggregate Term 2 Loan, the Aggregate Revolving Loan, the Swingline Loan, the unreimbursed amount of all draws on Letters of Credit, and the outstanding principal balance of the Minnesota Mutual Subordinated Indebtedness) at such time, but excluding the outstanding principal balance of the Harbour Subordinated Indebtedness and the Boatmen's Subordinated Indebtedness. For the purposes of calculating Total Funded Debt under this Agreement, each scheduled payment on the first of the month of interest and principal on the Loans shall be deemed to have been made on the immediately preceding day.

        "Total Liabilities" means the sum of all liabilities as presented in the balance sheet in Borrower's most recent consolidated financial statements (including, without limitation, the Minnesota Mutual Subordinated Indebtedness, the Boatmen's Subordinated Indebtedness, and the Harbour Subordinated Indebtedness).

All other capitalized terms used in this Section , not otherwise defined elsewhere in this Agreement, shall have their meanings and shall be determined under GAAP. For the purposes of calculating the amount of Borrower's and its Subsidiaries' Indebtedness in this Section , each scheduled payment on the first of the month of interest and principal on any of the Loans shall be deemed to have been made on the immediately preceding day.

        16.2. CAPITAL EXPENDITURES. Borrower and its Subsidiaries shall not make Consolidated Capital Expenditures which in the aggregate exceed: (i) $5,500,000 during the period commencing with the Effective Date and ending September 30, 1997, (ii) $5,500,000 during Fiscal Year 1998, (iii) $8,800,000 during the period commencing on the Effective Date and ending September 30, 1998, or (iv) $4,400,000 for Fiscal Year 1999 or any Fiscal Year thereafter, and such amounts may not be carried over from period to period.

        16.3. CAPITAL LEASES. Borrower and its Subsidiaries shall not become obligated as lessee(s) under any Capital Leases except Capital Leases existing on the Execution Date and disclosed in the Disclosure Schedule and Capital Leases entered into by Borrower and its Subsidiaries after the Execution Date for capital assets whose aggregate cost if purchased would not exceed $25,000 in any Fiscal Year and $50,000 in the aggregate.

        16.4. LEASE RENTALS. Expenses incurred by Borrower and its Subsidiaries as lessees under leases of property (whether real, personal, tangible, intangible, or mixed property), other than Capital Leases, shall not exceed $75,000 in the aggregate during any Fiscal Year and the aggregate amount of all such expenses incurred on a cumulative basis after the Effective Date shall not exceed $500,000.

        16.5. MINIMUM CONSOLIDATED OPERATING CASH FLOW. Consolidated Operating Cash Flow as of each calculation date set forth below, shall not be less than the amount set forth opposite such calculation date:

===================================================== =========================================
CALCULATION DATES                                     MINIMUM OPERATING CASH FLOW
===================================================== =========================================
October 31, 1996 and the last day of each month                      $2,900,000
thereafter ending with December 31, 1996
===================================================== =========================================
January 31, 1997 and the last day of each month                      $7,800,000
thereafter ending with March 31, 1997
===================================================== =========================================
April 30, 1997 and the last day of each month                       $14,900,000
thereafter ending with June 30, 1997
===================================================== =========================================
July 31, 1997 and the last day of each month                        $19,800,000
thereafter ending with September 30, 1997
===================================================== =========================================
October 31, 1997 and the last day of each month                     $21,400,000
thereafter ending with September 30, 1998
===================================================== =========================================
October 31, 1998 and the last day of each month                     $22,000,000
thereafter ending with September 30, 1999
===================================================== =========================================
October 31, 1999 and the last day of each month                     $23,000,000
thereafter
===================================================== =========================================

        16.6. FIXED CHARGE COVERAGE. The ratio of (a) Consolidated Operating Cash Flow as of each calculation date set forth below to (b) Consolidated Fixed Charges as of such calculation date, shall not be less than the ratio set forth opposite such calculation date:

================================================ ==============================================
CALCULATION DATES                                MINIMUM RATIO
================================================ ==============================================
October 31, 1996 and the last day of each                        1.10 to 1.00
month thereafter
================================================ ==============================================

        16.7. MINIMUM NET WORTH. Consolidated Net Worth shall at no time during any fiscal period specified in the table below be less than the amount specified for such period:

================================================ ==============================================
PERIOD                                           MINIMUM NET WORTH
================================================ ==============================================
Effective Date through April 29, 1997                             $11,000,000
================================================ ==============================================
April 30, 1997 through October 30, 1997                           $13,100,000
================================================ ==============================================
October 31, 1997 through October 30, 1998                         $16,000,000
================================================ ==============================================
October 31, 1998 and at any time thereafter                       $19,000,000
================================================ ==============================================

        16.8. CONSOLIDATED TOTAL FUNDED DEBT TO CONSOLIDATED OPERATING CASH FLOW. The ratio of (a) Consolidated Total Funded Debt outstanding on each calculation date set forth below on such calculation date, to (b) Consolidated Operating Cash Flow (for periods less than twelve months from the Effective Date, annualized) as of such calculation date, shall not exceed the ratio set forth opposite such calculation date:

===================================================== ========================================
CALCULATION DATES                                     MAXIMUM RATIO
===================================================== ========================================
April 30, 1997 and the last day of each month                      3.20 to 1.00
thereafter ending with March 31, 1998
===================================================== ========================================
April 30, 1998 and the last day of each month                      2.80 to 1.00
thereafter ending with September 30, 1998
===================================================== ========================================
October 31, 1998 and the last day of each month                    2.50 to 1.00
thereafter ending with March 31, 1999
===================================================== ========================================
April 30, 1999 and the last day of each month                      2.00 to 1.00
thereafter
===================================================== ========================================

        16.9. MINIMUM INTEREST COVERAGE. The ratio of (a) Consolidated Operating Cash Flow as of each calculation date set forth below to (b) Consolidated Interest Expense as of such calculation date, shall not be less than the ratio set forth opposite such calculation date:

===================================================== ========================================
CALCULATION DATES                                     MINIMUM RATIO
===================================================== ========================================
October 31, 1996 and the last day of each month                    2.30 to 1.00
thereafter ending with March 31, 1997
===================================================== ========================================
                                       53

===================================================== ========================================
April 30, 1997 and the last day of each month                      3.00 to 1.00
thereafter ending with March 31, 1998
===================================================== ========================================
April 30, 1998 and the last day of each month                      3.30 to 1.00
thereafter ending with September 30, 1999
===================================================== ========================================
October 31, 1999 and the last day of each month                    3.70 to 1.00
thereafter
===================================================== ========================================

17.     DEFAULT.

        17.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an event of default (an "Event of Default") under this Agreement:

               17.1.1.FAILURE TO PAY PRINCIPAL OR INTEREST. Failure of Borrower or any Guarantor to pay any principal of the Loans or interest accrued thereon when due.

               17.1.2.FAILURE TO PAY OTHER AMOUNTS OWED TO LENDERS. Failure of Borrower or any Guarantor to pay any of the Loan Obligations (other than principal of the Loans or interest accrued thereon) within three (3) Business Days after the date when due.

               17.1.3.FAILURE TO PAY AMOUNTS OWED TO OTHER PERSONS. Failure of any Covered Person to make any payment due on Indebtedness of such Covered Person over $250,000 to Persons other than Lenders which continues unwaived beyond any applicable grace period specified in the documents evidencing such Indebtedness.

               17.1.4.REPRESENTATIONS OR WARRANTIES. Any representation or warranty made by Borrower in this Agreement, or any statement or representation made in any certificate, report, opinion or other document delivered pursuant to this Agreement (made by any Covered Person), is discovered to have been false in any material respect when made.

               17.1.5.CERTAIN COVENANTS. Failure of any Covered Person to comply with any of the covenants in Sections , , , , , , , , , or .

               17.1.6.COVENANTS WITH 30 DAY CURE PERIODS. Failure of any Covered Person to comply with any of the covenants in Section not listed in Section above, which is not remedied or waived in writing by Agent within 30 days after the day on which an offer of Borrower or Guarantor first obtains knowledge of initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Agent's reasonable determination, be cured by such Covered Person during such 15 day period.

               17.1.7.Intentionally omitted.

               17.1.8.FAILURE TO COMPLY WITH OTHER TERMS OF LOAN DOCUMENTS. Failure of any Covered Person to comply with any of the terms or provisions of any of the Loan Documents applicable to it (other than a failure which constitutes an Event of Default under any of Sections through ) which is not remedied or waived in writing by Agent within 30 days after the initial occurrence of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure may not, in Agent's reasonable determination, be cured by such Covered Person during such 30 day period.

               17.1.9.Intentionally omitted.

               17.1.10. ACCELERATION OF OTHER INDEBTEDNESS. Any Obligation of a Covered Person (other than the Loan Obligations) under the Minnesota Mutual Subordinated Indebtedness, the Boatmen's Subordinated Indebtedness, or the Harbour Subordinated Indebtedness for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by any Covered Person. Any Obligation of a Covered Person (other than the Loan Obligations, the Minnesota Mutual Subordinated Indebtedness, the Boatmen's Subordinated Indebtedness, and the Harbour Subordinated Indebtedness) in excess of $250,000 for the payment of borrowed money becomes or is declared to be due and payable or required to be prepaid (other than by a regularly scheduled prepayment) prior to the original maturity thereof as a consequence of a default with respect thereto by any Covered Person.

               17.1.11. DEFAULT UNDER OTHER AGREEMENTS. The occurrence of any default or event of default by any Covered Person under the Minnesota Mutual Subordinated Documents, the Harbour Subordinated Documents, the Boatmen's Subordinated Documents, or the Acquisition Documents. The occurrence of any default or event of default under any agreement to which a Covered Person is a party (other than the Loan Documents, the Minnesota Mutual Subordinated Documents, the Boatmen's Subordinated Documents, the Harbour Subordinated Documents or the Acquisition
        Documents), which default or breach continues unwaived beyond any applicable grace period provided therein and either (i) involves an amount in excess of $250,000 or (ii) would or could reasonably be expected to have a Material Adverse Effect on such Covered Person.

               17.1.12. BANKRUPTCY; INSOLVENCY; ETC. A Covered Person (i) fails to pay, or admits in writing its inability to pay, its debts generally as they become due, or otherwise becomes insolvent (however evidenced);
        (ii) makes a general assignment for the benefit of creditors; (iii) files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver or any trustee of such Covered Person or any substantial part of its property; (iv) commences any proceeding relating to such Covered Person under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; (v) has commenced against it any such proceeding which remains undismissed for a period of sixty (60) days, or by any act indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any receiver of or any trustee for it or of any substantial part of its property, or allows any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or (vi) takes any corporate action to authorize any of the foregoing.

               17.1.13. JUDGMENTS; ATTACHMENT; ETC. Any one or more judgments or orders is entered against a Covered Person or any attachment or other levy is made against the property of a Covered Person with respect to a claim or claims involving in the aggregate liabilities (not paid or fully covered by insurance, less the amount of reasonable deductibles in effect on the Execution Date) in excess of $250,000, becomes final and non-appealable or if timely appealed is not fully bonded and collection thereof stayed pending the appeal.

               17.1.14. PENSION BENEFIT PLAN TERMINATION, ETC. Any Pension Benefit Plan termination by the PBGC or the appointment by the appropriate United States District Court of a trustee to administer any Pension Benefit Plan or to liquidate any Pension Benefit Plan; or any

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event  which  constitutes  grounds  either for the  termination  of any  Pension
Benefit Plan by PBGC or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Pension Benefit Plan shall have occurred and be continuing for thirty (30) days after Borrower has notice of any such event; or any voluntary termination of any Pension Benefit Plan which is a defined benefit pension plan as defined in Section 3(35) of ERISA while such defined benefit pension plan has an accumulated funding deficiency, unless Agent has been notified of such intent to voluntarily terminate such plan and Lenders have given their consent and agreed that such event shall not constitute a Default; or the plan administrator of any Pension Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(l) of the Code and Lenders determine that the substantial business hardship upon which the application for such waiver is based could subject any Covered Person or ERISA Affiliate to a liability in excess of $100,000.

               17.1.15. LIQUIDATION OR DISSOLUTION. A Covered Person files a certificate of dissolution under applicable state law or the law of the country in which it is organized or is liquidated or dissolved or suspends or terminates the operation of its business, or has commenced against it any action or proceeding for its liquidation or dissolution or the winding up of its business, or takes any corporate action in furtherance of any of the foregoing.

               17.1.16. SEIZURE OF ASSETS. All or any part of the property of Borrower or any other Covered Person is nationalized, expropriated, seized or otherwise appropriated, or custody or control of such property or of Borrower or any other Covered Person shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, unless the same is being contested in good faith by proper proceedings diligently pursued and a stay of enforcement is in effect; notwithstanding the foregoing to the contrary, condemnation by any Government Authority of any real property interest of any Covered Person which would not have a Material Adverse Effect on such Covered Person shall not be an Event of Default under this Section .

               17.1.17. RACKETEERING PROCEEDING. There is filed against any Covered Person in any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
        1970), which action, suit or proceeding is not dismissed within 90 days and could result in the confiscation or forfeiture of any material portion of the Collateral.

               17.1.18. LOAN DOCUMENTS; SECURITY INTERESTS. For any reason other than the failure of Agent to take any action available to it to maintain perfection of the Security Interests created in favor of Agent for the ratable benefit of Lenders pursuant to the Loan Documents or the release of such Security Interest by Agent, any Loan Document ceases to be in full force and effect or any Security Interest with respect to any portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Security Interests (other than the Permitted Security Interests) or is terminated, revoked or declared void or invalid.

               17.1.19. LOSS TO COLLATERAL. Any loss, theft, damage or destruction of any item or items of Collateral occurs which either (i) has a Material Adverse Effect on any Covered Person, or (ii) materially and adversely affects the operation of Borrower's business and is not covered by insurance as required herein.

               17.1.20. MATERIAL ADVERSE CHANGE. There occurs any material adverse change in any Covered Person's property, business, operation, or condition (financial or otherwise), or there occurs any event which has or could have a Material Adverse Effect on any Covered Person.

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               17.1.21.    GUARANTY.  Any Guaranty fails to be in full force and
        effect,  or  a breach or default shall occur under any Guaranty.

        17.2. CROSS-DEFAULT. Any Event of Default under this Agreement will constitute an event of default under any other agreement of Borrower and any Guarantor with Agent or any Lender including, without limitation, each of the other Loan Documents, and under any evidence of Indebtedness of Borrower and any Guarantor held by Agent or any Lender, whether or not such is an event of default specified therein.

        17.3.  RIGHTS AND REMEDIES IN THE EVENT OF DEFAULT.

               17.3.1. TERMINATION OF COMMITMENTS. Upon an Event of Default described in Section , the Commitments shall be deemed canceled without presentment, demand or notice of any kind. Upon any other Event of Default, and at any time thereafter so long as any Unwaived Event of Default exists, the Required Lenders may cancel the Commitments. Such cancellation may be without demand or notice of any kind, which Borrower expressly waives.

               17.3.2. ACCELERATION. Upon an Event of Default described in Section , all of the outstanding Loan Obligations shall automatically become immediately due and payable. Upon any other Event of Default, and at any time thereafter so long as any Unwaived Event of Default exists, Required Lenders may declare all of the outstanding Loan Obligations immediately due and payable. Such acceleration in either case may be without presentment, demand or notice of any kind, which Borrower expressly waives.

               17.3.3. RIGHT OF SET-OFF. Upon the occurrence of any Event of Default and at any time and from time to time thereafter so long as any Unwaived Event of Default exists, each Lender is hereby authorized, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply against the Loan Obligations any and all deposits (general or special, time or demand, provisional or final) at any time held, or any other Indebtedness at any time owing by such Lender to or for the credit or the account of Borrower, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such Loan Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may otherwise have.

               17.3.4. NOTICE TO ACCOUNT DEBTORS. Upon the occurrence of any Event of Default and at any time and from time to time thereafter so long as any Unwaived Event of Default exists, Agent may (if Required Lenders concur), without prior notice to Borrower, notify any or all Account Debtors that the Accounts have been assigned to Agent for the ratable benefit of Lenders and that Agent has a Security Interest therein for the ratable benefit of Lenders, and Agent may direct, or Borrower, at Agent's request, shall direct, any or all Account Debtors to make all payments upon the Accounts directly to Agent for the ratable benefit of Lenders.

               17.3.5. ENTRY UPON PREMISES AND ACCESS TO INFORMATION. Upon an Event of Default and at any time and from time to time thereafter so long as any Unwaived Event of Default exists: Agent may (i) enter upon the premises leased or owned by Borrower where Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where Collateral is believed to be located, (ii) render Collateral usable or saleable, (iii) remove Collateral therefrom to the premises of Agent or any agent of Agent for such time as Agent may desire in order effectively to collect or liquidate Collateral; (iv) take possession of, and make copies and abstracts of, Borrower's original books and records, obtain access to Borrower's

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        data processing  equipment,  computer  hardware and software relating to any of the Collateral and, subject to any proprietary rights of third parties, use all of the foregoing and the information contained therein in any manner Agent deems appropriate in connection with the exercise of Agent's rights; and (v) notify postal authorities to change the address for delivery of Borrower's mail to an address
        designated   by  Agent  and  to  receive,  open  and  process  all  mail addressed to Borrower.

               17.3.6. ENVIRONMENTAL ASSESSMENT. Upon an Event of Default and at any time and from time to time thereafter so long as any Unwaived Event of Default exists, Agent (or any person retained by Agent for the purposes described in this paragraph) may, at its sole option, enter upon any premises leased or owned by any Covered Person to perform an environmental assessment of Borrower, any Covered Person, or any of the Real Property Collateral. The purposes and scope of such assessment shall be as defined by Agent. Those purposes may include determining whether conditions at the property evidence non-compliance with any Environmental Law, and whether operations at the property are being and have been conducted in accordance with Environmental Laws. Such assessment may include, without limitation, soil sampling and other intrusive assessment methods. Such assessment shall be at the expense of Borrower.

               17.3.7. COMPLETION OF UNCOMPLETED INVENTORY ITEMS. Agent may request that Borrower, and Borrower shall upon such request, use Borrower's best efforts to obtain the consent of its customers to the completion (before or after foreclosure by Agent of its security interest therein) of the manufacture of all uncompleted Inventory items that Borrower was manufacturing for such customers pursuant to contracts or accepted purchase orders, and the commitment by such customers to purchase such items upon their completion as provided in the relevant contracts or accepted purchase orders. Borrower shall, as an uncompensated agent for Lenders, complete the manufacture and shipment of all such items as provided in the relevant contracts or accepted purchase orders if Agent so directs.

               17.3.8. BORROWER'S OBLIGATIONS. Upon the occurrence of an Event of Default and at any time thereafter so long as any Unwaived Event of Default exists, Borrower shall, if Agent so requests, assemble all the movable tangible Collateral and make it available to Agent at a place or places to be designated by Agent in its discretion.

               17.3.9. SECURED PARTY RIGHTS. Upon an Event of Default and acceleration of the Loan Obligations as provided herein, and at any time and from time to time thereafter so long as any Unwaived Event of Default exists:

                      17.3.9.1. Agent may exercise any or all of its rights under the Security Documents as a secured party under the UCC and any other applicable Law; and

                      17.3.9.2. Agent may sell or otherwise dispose of any or all of the Collateral at public or private sale in a commercially reasonable manner, which sale Agent may postpone from time to time by announcement at the time and place of sale stated in the notice of sale or by announcement at any adjourned sale without being required to give a new notice of sale, all as Agent deems advisable, for cash or credit. A Lender may become the purchaser at any such sale if permissible under applicable Law, and such Lender may, in lieu of actual payment of the purchase price, offset the amount thereof against Borrower's obligations owing to Lender, and Borrower agrees that such Lender has no obligation to preserve rights to Collateral against prior parties or to marshal any Collateral for the benefit of any Person.

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


In connection with the advertising for sale, selling, or otherwise realizing upon any of the Collateral securing the obligations of Borrower to Lender, Agent may use and is hereby granted a license to use, without charge or liability to Agent or Lenders therefor, any of Borrower's labels, trade names, trademarks, trade secrets, service marks, patents, patent applications, licenses, certificates of authority, advertising materials, or any of Borrower's other properties or interests in properties of similar nature, to the extent that such use thereof is not prohibited by agreements under which Borrower has rights therein, and all of Borrower's rights under license, franchise and similar agreements shall inure to Lenders' benefit.

               17.3.10. MISCELLANEOUS. Upon the occurrence of an Event of Default and at any time thereafter and from time to time thereafter so long as any Unwaived Event of Default exists, Lenders may exercise any other rights and remedies available to Lenders under the Loan Documents or otherwise available to Lenders at law or in equity.

               17.3.11. APPLICATION OF FUNDS. Any funds received by Lenders or Agent for the ratable benefit of Lenders with respect to the Loan Obligations after any acceleration of the Loan Obligations as provided herein, including proceeds of Collateral, shall be applied as follows:
        (i) first, to reimburse Lenders prorata for any amounts due to Lenders under Section ; (ii) second, to reimburse to Agent all unreimbursed costs and expenses paid or incurred by Agent that are payable or reimbursable by Borrower hereunder; (iii) third, to reimburse to Lenders prorata all unreimbursed costs and expenses paid or incurred by Lenders (including costs and expenses incurred by Agent as a Lender that are not reimbursable as provided in the preceding clause) that are payable or reimbursable by Borrower hereunder; (iv) fourth, to the payment of accrued and unpaid fees due under the Loan Documents and all other amounts due under the Loan Documents (other than the Loans and interest accrued thereon); (v) fifth, to the payment of interest accrued on the Loans prorata to each of the Lenders; (vi) sixth, to the payment of the Loans prorata to each of the Lenders; and (vii) seventh, to the payment of the other Loan Obligations prorata to each of the Lenders. Anything herein to the contrary notwithstanding, if any Rate Hedging Obligations of Borrower are owed to a Lender when funds or proceeds are applied to the Loans, the amount thereof shall be deemed added to the Loans due to such Lender so that such Lender will recover such amount on a PARI PASSU basis with all the Loans upon application of funds and proceeds as provided in this Section. Any amounts remaining after the application of funds and proceeds as provided in this Section shall be paid to Borrower, or to such other Persons as are legally entitled thereto.

        17.4. LIMITATION OF LIABILITY; WAIVER. Agent and Lenders shall not be liable to Borrower as a result of any commercially reasonable possession, repossession, collection or sale by Agent of Collateral; and Borrower hereby waives all rights of redemption from any such sale and the benefit of all valuation, appraisal and exemption laws. If Agent seeks to take possession of any of the Collateral by replevin or other court process after an Event of Default, Borrower hereby irrevocably waives (i) the posting of any bonds, surety and security relating thereto required by any statute, court rule or otherwise as an incident to such possession, (ii) any demand for possession of the Collateral prior to the commencement of any suit or action to recover possession thereof, (iii) any requirement that Agent retain possession and not dispose of any Collateral until after trial or final judgment, and (iv) to the extent permitted by applicable Law, all rights to notice and hearing prior to the exercise by Agent of Agent's right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. Agent shall have no obligation to preserve rights to the Collateral or to marshall any Collateral for the benefit of any Person.

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        17.5.  NOTICE.  Any notice of  intended  action  required to be given by
Agent (including notice of a public or private sale of Collateral), if given as provided in Section at least 10 days prior to such proposed action, shall be effective and constitute reasonable and fair notice to Borrower.

18.     AGENT AND LENDERS.

        18.1. APPOINTMENT OF AGENT. Boatmen's is hereby appointed Agent. Each Lender irrevocably authorizes Boatmen's to act as the Agent for such Lender. Agent shall not have any duties or responsibilities except those expressly stated in the Loan Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, duties, responsibilities, obligations or liabilities shall be read into the Loan Documents or otherwise exist against Agent by reason of this Agreement.

        18.2. POWERS. Agent shall have and may exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have and may exercise such powers hereunder as are specifically delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Lenders, or any obligation to Lenders to take any action hereunder except action specifically provided by this Agreement to be taken by Agent.

        18.3. GENERAL IMMUNITY OF AGENT. Neither Agent, nor any of Agent's directors, officers, agents, or employees shall be liable to any Lender for any act or failure to act with respect to their respective duties hereunder that does not constitute gross negligence or willful misconduct.

        18.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Agent, and its respective directors, officers, agents, and employees shall not be responsible to Lenders for any recitals, reports, statements, warranties or representations herein or in any Loan Document or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

        18.5. ACTION ON INSTRUCTIONS OF REQUIRED LENDERS. Agent and its respective directors, officers, agents, and employees shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions executed by Required Lenders, and such instructions and any act or failure to act pursuant thereto shall be binding on all of Lenders and on all holders of Notes.

        18.6. EMPLOYMENT OF AGENTS AND COUNSEL. Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

        18.7. RELIANCE ON DOCUMENTS; COUNSEL. Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by it, which counsel may be its employees.

        18.8. AGENT'S REIMBURSEMENT. Lenders agree to reimburse and indemnify Agent prorata according to their respective Commitments (i) for any amounts not reimbursed by Borrower for which Agent is entitled to reimbursement by Borrower under the Loan Documents (other than incurred by Agent or its legal counsel and expenses advanced by Agent's legal counsel in connection with the preparation and negotiation of the Loan Documents and the closing of the transactions contemplated hereby), and (ii) for any other expenses incurred by Agent on behalf of Lenders, in connection with the enforcement of the Loan Documents.

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        18.9.  AGENT'S  REIMBURSEMENT  AND  INDEMNIFICATION.  Lenders  agree  to reimburse and indemnify Agent for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of this Agreement or any other document delivered in connection with this Agreement or the transactions contemplated hereby or the enforcement of any of the terms hereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent arising from any act or failure to act of Agent that constitutes gross negligence or willful misconduct with respect to its duties as Agent.

        18.10. RIGHTS AS A LENDER. With respect to the Commitments of, Advances made and the Notes issued to Agent, Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity as a Lender hereunder. Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with Borrower or any Subsidiary or Affiliate of Borrower as if it were not Agent.

        18.11. INDEPENDENT CREDIT DECISIONS. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

        18.12. SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Lenders and the Borrower. Upon receipt of such notice of Agent's resignation, Required Lenders may, after consultation with Borrower, and subject to the requirements in this Section, appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint, on behalf of Borrower and Lenders, a successor Agent. Such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000. Agent's resignation shall not be effective until a successor Agent has been appointed and accepts such appointment. Upon a successor Agent's acceptance of its appointment, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent as such, and the resigning Agent shall be discharged from its duties and obligations as Agent hereunder. After the resignation of Agent, the provisions of Section shall continue in effect for the resigning Agent's benefit in respect of any act or failure to act while it was Agent hereunder.

        18.13. NOTIFICATION OF LENDERS. Each Lender agrees to use its good faith efforts, upon becoming aware of anything which would likely have a Material Adverse Effect on any Covered Person, to promptly notify Agent thereof. Agent shall promptly deliver to each Lender copies of every written notice, demand, report (including any financial report), or other writing which Agent gives to or receives from Borrower and which itself (a) constitutes, or which contains information about, something that would likely have a Material Adverse Effect with respect to Borrower's Loan Obligations to such Lender or (b) is otherwise delivered to Agent by Borrower pursuant to the Loan Documents and is deemed material information by Agent in its sole discretion. Agent and its directors, officers, agents, and employees shall have no liability to any Lender for failure to deliver any such item to such Lender unless the failure constitutes gross negligence or willful misconduct.

        18.14. NO KNOWLEDGE OF DEFAULT. Agent shall not be deemed to have knowledge of any Default or Event of Default unless Agent has received written notice thereof from a Lender or the Borrower

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referring to this Agreement and describing such Default or Event of Default,  or
Agent otherwise has actual knowledge thereof. If Agent receives such notice or otherwise acquires such actual knowledge, Agent shall notify Lenders of the same. Thereafter, regardless of whether Agent notified Lenders, Agent shall solicit advice from Lenders as to the appropriate course of action, and take such action (including but not limited to actions contemplated by Sections and ) as is directed by Lenders; provided, however, that unless and until Agent has received such directions, Agent may at its option take such actions as it deems appropriate without the direction of Lenders in circumstances where the ability of Lenders to recover the Loan Obligations may otherwise be materially impaired.

        18.15. COLLECTIONS AND DISTRIBUTIONS TO LENDERS BY AGENT. All interest, fees, and payments of principal received by Agent for the account of Lenders shall be distributed by Agent to Lenders in accordance with their prorata shares of the outstanding Loan Obligations at the time of such distribution (or entirely to Boatmen's in the case of interest, fees, and payments with respect to the Swingline Loan) on the same Business Day when received, unless received after 2:00 p.m. (St. Louis, Missouri time), in which case they shall be so distributed on the next Business Day. All amounts received by any Lender on account of the Loan Obligations, including amounts received by way of setoff, shall be paid promptly to Agent for distribution to Lenders in accordance with their prorata shares of the Loans. Such distributions shall be made according to instructions that each Lender may give to Agent from time to time.

19.     GENERAL.

        19.1. LENDERS' RIGHT TO CURE. Lenders may from time to time, in their absolute discretion, for Borrower's account and at Borrower's expense, pay (or, with the consent of Required Lenders, make a Revolving Advance to pay) any amount or do any act required of Borrower hereunder or requested by Agent or Required Lenders to preserve, protect, maintain or enforce the Loan Obligations, the Collateral or Agent's Security Interests therein for the ratable benefit of Lenders, and which Borrower fails to pay or do, including payment of any judgment against Borrower, insurance premium, taxes or assessments, warehouse charge, finishing or processing charge, landlord's claim, and any other Security Interest upon or with respect to the Collateral. All payments that Lenders make pursuant to this Section and all out-of-pocket costs and expenses that Lenders pay or incur in connection with any action taken by it hereunder shall be a part of the Loan Obligations, the repayment of which shall be secured by the Collateral. Any payment made or other action taken by Lenders pursuant to this Section shall be without prejudice to any right to assert an Event of Default hereunder and to pursue Lenders' other rights and remedies with respect thereto.

        19.2. RIGHTS NOT EXCLUSIVE. Every right granted to Agent and Lenders hereunder or under any other Loan Document or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

        19.3. SURVIVAL OF AGREEMENTS. All covenants and agreements made herein and in the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and other Loan Documents and the making of every Advance. All agreements, obligations and liabilities of Borrower under this Agreement concerning the payment of money to Agent and Lenders, including Borrower's obligations under Sections and , but excluding the obligation to repay the Loans and interest accrued thereon, shall survive the repayment in full of the Loans and interest accrued thereon, the return of the Notes to Borrower, the termination of the Commitments and the expiration of all Letter of Credits.

        19.4.  ASSIGNMENTS AND PARTICIPATIONS.

               19.4.1.  PERMITTED  ASSIGNMENTS.  At any time after the Execution
        Date  any  Lender  may   assign  to  one  or  more  banks  or  financial
        institutions  all or a portion of its rights and obligations

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        under this  Agreement  (including  all or a portion of the Notes payable to it), provided that the terms of assignment satisfy the following requirements:

                      19.4.1.1.     Agent shall have accepted  the   assignment,
               which  acceptance shall not be unreasonably withheld.

                      19.4.1.2. Each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

                      19.4.1.3. For each assignment involving the issuance and transfer of Notes, the assigning Lender shall execute an Assignment and Acceptance in the form attached hereto as Exhibit (an "Assignment and Acceptance").

                      19.4.1.4. The minimum Commitment which shall be assigned (which shall include the applicable portion of the assigning Lender's Revolving Commitment, Term 1 Commitment, Term 2 Commitment, and Letter of Credit Commitment, which shall also be assigned) is $5,000,000 or such lesser amount which constitutes such Lender's entire Commitment; provided, however, that no such minimum shall apply between Lenders and their Affiliates.

                      19.4.1.5. The assignee shall have an office located in the United States.

               Upon compliance with the foregoing, each such assignee shall be deemed for all purposes under this Agreement and the other Loan Documents to be "Lender" and Exhibit 3 shall be deemed to be amended to reflect each such assignment.

               19.4.2.CONSEQUENCES AND EFFECT OF ASSIGNMENTS.

                      19.4.2.1. From and after the effective date specified in any Assignment and Acceptance, the assignee shall be deemed and treated as a party to this Agreement and, to the extent that rights and obligations hereunder and under the Notes held by the assignor have been assigned or negotiated to the assignee pursuant to such Assignment and Acceptance, to have the rights and obligations of a Lender hereunder as fully as if such assignee had been named as a Lender in this Agreement and of a holder of such Notes, and the assignor shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its future obligations under this Agreement.

                      19.4.2.2. By executing and delivering an Assignment and Acceptance, the assignor thereunder and the assignee confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Covered Person or the performance or observance by any Covered Person of any of its Loan Obligations; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section hereof and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, any of the Agent, such assignor, or

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               any other Lender,  and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
               (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of a Note.

               19.4.3. ASSIGNMENT FEE. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500, which shall not be reimbursed by Borrower.

               19.4.4. AGENT TO RETAIN COPIES OF ASSIGNMENTS AND ACCEPTANCES. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it.

               19.4.5. NOTICE TO BORROWER OF ASSIGNMENT. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, if Agent accepts the assignment contemplated thereby, Agent shall give prompt notice thereof to Borrower. Borrower shall execute and deliver replacement Notes to the assignor and assignee as requested by Agent and necessary to give effect to the assignment.

               19.4.6. SALE OF PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement provided that the terms of sale satisfy the following requirements:

                      19.4.6.1. Such Lender's obligations under this Agreement shall remain unchanged.

                      19.4.6.2.   Such Lender  shall  remain solely  responsible
               to  the  other  parties  hereto  for  the   performance  of  such
               obligations.

                      19.4.6.3. Such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement.

                      19.4.6.4. Such participations shall be in a minimum amount of $5,000,000, except that there shall be no such minimum amount between Lenders and their Affiliates or between Affiliates of Lenders.

                      19.4.6.5. Borrower, Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to Advances and payments to be made under this Agreement. Participation agreements between a Lender and its participants may, however, provide that such Lender will obtain the approval of such participant prior to such Lender agreeing to any amendment or waiver of any provisions of this Agreement which would (i) extend the final maturity of the Notes,
               (ii) reduce the interest rates on the Loans, (iii) increase any of the Commitments of the Lender granting the participation, or
               (iv) release all or any substantial part of the Collateral other than in accordance with the terms of the Loan Documents.

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        The sale of any such  participations  which  require  Borrower to file a registration statement with the Securities and Exchange Commission or under the securities laws of any state shall not be permitted.

               19.4.7.ASSIGNMENTS TO AFFILIATES. Any Lender may assign all or any portion of its interest in the Loans to its Affiliates without the acceptance or consent of Borrower or Agent (notwithstanding anything in Section to the contrary), upon payment of the administrative fee described in Section , and may assign all or any portion of its interest in the Loans to the Federal Reserve Bank without acceptance or approval of Agent or Borrower and without payment of any fees.

        19.5. PAYMENT OF EXPENSES. Borrower agrees to pay or reimburse to Agent and the Lenders for all of Agent and the Lenders reasonable out-of-pocket costs incurred in connection with Agent and the Lenders' due diligence review before execution of the Loan Documents; the negotiation and preparation of the commitment letter and the Loan Documents; the perfection of Agent's Security Interests in any Collateral for the ratable benefit of the Lenders; the interpretation of any of the Loan Documents; the enforcement of Agent and the Lenders' rights and remedies under the Loan Documents after a Default or Event of Default; any amendment of or supplementation to any of the Loan Documents; and any waiver, consent or forbearance with respect to any Default or Event of Default. Borrower further agrees to pay or reimburse to each Lender all of such Lender's out-of-pocket costs incurred in connection with the enforcement of such Lender's rights and remedies under the Loan Documents after a Default or Event of Default. Out-of-pocket costs may include but are not limited to the following, to the extent they are actually paid or incurred: title insurance fees and premiums; the cost of searches for Security Interests existing against Covered Persons; recording and filing fees; appraisal fees; environmental consultant fees; litigation costs; and all attorneys' and paralegals' expenses and reasonable fees. Attorneys' and paralegals' expenses may include but are not limited to filing charges; telephone, data transmission, facsimile and other communication costs; courier and other delivery charges; and photocopying charges. Litigation costs may include but are not limited to filing fees, deposition costs, expert witness fees, expenses of service of process, and other such costs paid or incurred in any administrative, arbitration, or court proceedings involving Agent, the Lenders and any Covered Person, including proceedings under the Federal Bankruptcy Code. All costs which Borrower is obligated to pay or reimburse to Agent or any Lender are Loan Obligations payable to Agent or such Lender, secured by the Collateral, and are payable on demand by Agent or such Lender.

        19.6.  GENERAL INDEMNITY.

               19.6.1.Borrower shall pay, indemnify and hold harmless Agent and each Lender and their respective directors, officers, employees, agents, and representatives (collectively, the "Indemnified Parties") for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties in connection with, arising out of, based upon or otherwise involving or resulting from any threatened, pending or completed action, suit, investigation or other proceeding by, against or otherwise involving the Indemnified Parties and in any way dealing with, relating to or otherwise involving this Agreement, any of the other Loan Documents, or any transaction contemplated hereby or thereby, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' and consultant fees and expenses, investigation and laboratory fees, removal, remedial, response and corrective action costs, and amounts paid in settlement) incurred,

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


paid or sustained by the Indemnified Parties as a result of the manufacture, storage, transportation, release or disposal of any Hazardous Material on, from, over or affecting any of the Collateral or any of the assets, properties, or operations of any Covered Person or any predecessor in interest, directly or indirectly, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties. Borrower shall pay, indemnify and hold harmless the Indemnified Parties for, from and against, and shall promptly reimburse the Indemnified Parties for, any and all claims, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred, paid or sustained by the Indemnified Parties, arising out of or relating to any Acquisition Documents or enforcement by Agent of any of its rights with respect thereto, except to the extent that they arise from the gross negligence, bad faith or willful misconduct of any of the Indemnified Parties.

               19.6.2.The obligations of Borrower under this Section shall survive the termination of the Commitments, the expiration of the Letters of Credit, the payment and satisfaction of all of the Loan Obligations, and the release of the Collateral.

               19.6.3.To the extent that any of the indemnities required from Borrower under this Section are unenforceable because they violate any Law or public policy, Borrower shall pay the maximum amount which it is permitted to pay under applicable Law.

        19.7. LETTERS OF CREDIT. Borrower assumes all risks of the acts or omissions of any beneficiary of any of the Letter of Credits. Neither the Letter of Credit Issuer nor any of its directors, officers, employees, agents, or representatives shall be liable or responsible for: (a) the use which may be made of any of the Letter of Credits or for any acts or omissions of any beneficiary in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Letter of Credit Issuer against presentation of documents which, on their face, appear to comply with the terms of any Letter of Credit, even though such documents may fail to bear any reference or adequate reference to any such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit in connection with which the Letter of Credit Issuer would, pursuant to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (as amended from time to time), be absolved from liability. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

        19.8. CHANGES IN ACCOUNTING PRINCIPLES. If Borrower, at the end of its Fiscal Year and with the concurrence of its independent certified public accountants, changes the method of valuing the Inventory of Borrower, or if any other changes in accounting principles from those used in the preparation of any of the Financial Statements are required by or result from the promulgation of principles, rules, regulations, guidelines, pronouncements or opinions by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or bodies with similar functions), and any of such changes result in a change in the method of calculation of, or affect the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of Borrower shall be the same after such changes as if such changes had not been made; provided, however, that until such changes are made, all financial covenants herein and all the provisions hereof which contemplate financial calculation hereunder shall remain in full force and effect.

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        19.9. LOAN RECORDS.  The date and amount of all Advances to Borrower and payments of amounts due from Borrower  under the Loan Documents will be recorded
in  the  records  that  each  Lender  normally   maintains  for  such  types  of
transactions. The failure to record, or any error in recording, any of the foregoing shall not, however, affect the obligation of Borrower to repay the Loans and other amounts payable under the Loan Documents. Borrower shall have the burden of proving that a Lender's records are not correct. Borrower agrees that a Lender's books and records showing the Loan Obligations and the transactions pursuant to this Agreement shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Loan Obligation is also evidenced by a promissory note or other instrument. Agent will provide to Borrower a monthly statement of Advances, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate and binding on Borrower and an account stated (except for reversals and reapplications of payments as provided in Section and corrections of errors discovered by such Lender), unless Borrower notifies such Lender in writing to the contrary within ninety (90) days after such statement is rendered. In the event a timely written notice of objections is given by Borrower, only the items to which exception is expressly made will be considered to be disputed by Borrower.

        19.10. OTHER SECURITY AND GUARANTIES. Agent or any Lender may, without notice or demand and without affecting Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Loan Obligations and exchange, enforce and release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Loan Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Security Interest in any other collateral as security for the payment of all or any part of the Loan Obligations, or any other Person in any way obligated to pay all or any part of the Loan Obligations.

        19.11. CHOICE OF FORUM. SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, BORROWER, AGENT, AND LENDERS HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI AND THE STATE COURTS OF MISSOURI LOCATED IN ST. LOUIS COUNTY OR THE CITY OF ST. LOUIS, MISSOURI, AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP BETWEEN AGENT, LENDERS, AND BORROWER OR THE CONDUCT OF ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) AGENT OR LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN ANY COURTS OF ANY OTHER JURISDICTION AGENT OR LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL, REAL ESTATE OR OTHER SECURITY FOR THE LOAN OBLIGATIONS, AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

        19.12. SERVICE OF PROCESS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS; OR AT AGENT'S OR LENDERS' OPTION, BY SERVICE UPON CT CORPORATION, WHICH BORROWER IRREVOCABLY APPOINTS AS BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF MISSOURI. AGENT OR LENDERS SHALL PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO BORROWER AT ITS ADDRESS ON

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THE SIGNATURE  PAGES  HEREOF.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF
AGENT OR LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

20.     MISCELLANEOUS.

        20.1. NOTICES. All notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made when delivered in person to those Persons listed on the signature pages hereof or when deposited in the United States mail, postage prepaid, or, in the case of telegraphic notice, or the overnight courier services, when delivered to the telegraph company or overnight courier service, or in the case of telex or telecopy notice, when sent, verification received, in each case addressed as set forth on the signature pages hereof, or such other address as either party may designate by notice to the other in accordance with the terms of this paragraph. No notice given to or demand made on Borrower by Agent or Lenders in any instance shall entitle Borrower to notice or demand in any other instance.

        20.2. AMENDMENTS, WAIVERS AND CONSENTS. Unless otherwise provided herein, no amendment to or waiver of any provision of this Agreement, or of any of the other Loan Documents, nor consent to any departure by Borrower herefrom or therefrom, shall be effective unless it is in writing and signed by authorized officers of Borrower and Required Lenders; provided, however, that any such amendment, modification or consent shall be effective only in the specific instance and for the purpose for which given, and no such amendment, modification or consent shall, unless signed by authorized officers of Borrower and all of the Lenders: (i) change the Letter of Credit Commitment or any Revolving Commitment, or Term 1 Commitment or Term 2 Commitment of any Lender or subject it to a greater obligation than expressly provided for herein, (ii) reduce or forgive the principal of any Advance or change the rate, or mechanism for determining the rate, of interest on any Advance or any fees or other amounts payable by Borrower hereunder, (iii) change the regularly scheduled dates for payments of principal or interest of any Advance or other fees or amounts payable to Lenders under the Loan Documents (including, without limitation, the Revolver Maturity Date), (iv) change the provisions of Section to the detriment of any Lender, (v) change the definition of "Required Lenders" hereunder, (vi) change the provisions of this Section, (vii) release any of the Collateral (except in the ordinary course of business or as otherwise expressly permitted by the terms of this Agreement) or any Covered Person from its obligations under the Loan Documents, or (viii) change any provisions hereof requiring ratable distributions to the Lenders. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. No failure by Agent or any Lender to exercise, and no delay by Agent or any Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Agent or any Lender of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege. Each and every right granted to Agent and the Lenders hereunder or under any other Loan Document or other document delivered hereunder or in connection with this Agreement or allowed to it at law or in equity shall be deemed cumulative and may be exercised from time to time.

        20.3. NO CONFLICTS. To the extent that any of the terms or conditions contained in any of the Loan Documents conflict with the terms of this Agreement, the terms and provisions of this Agreement shall be deemed to govern and be controlling in all circumstances. Without limiting the generality of the foregoing, any default, grant of security interest, or fee provision set forth in any letter of credit application which would modify or supplement the terms of this Agreement shall be deemed inconsistent with the terms of this Agreement.

        20.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and all future holders of the Notes and their respective successors and assigns, except that Borrower may not assign, delegate or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and Required Lenders. With respect to Borrower's successors and assigns, such successors and assigns shall include any receiver, trustee or debtor-in-possession of or for Borrower.

        20.5. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or lack of authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

        20.6. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of separate counterparts, and all such counterparts taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

        20.7. GOVERNING LAW; NO THIRD PARTY RIGHTS. This Agreement, the other Loan Documents and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the internal laws of the State of Missouri applicable to contracts made and to be performed wholly within such state, without regard to choice or conflict of laws provisions. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.

        20.8. COUNTERPART FACSIMILE EXECUTION. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or telecopier is to be treated as an original document. The signature of any Person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile or telecopy document is to be re-executed in original form by the Persons who executed the facsimile or telecopy document. No party hereto may raise the use of a facsimile machine or telecopier or the fact that any signature was transmitted through the use of a facsimile or telecopier machine as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

        20.9. NO OTHER AGREEMENTS; TERMINATION OF COMMITMENT LETTER AND TERM SHEET. There are no other agreements between Agent, Lenders, and Borrower, oral or written, concerning the subject matter of the Loan Documents, and all prior agreements concerning the same subject matter, including the Commitment Letter, are merged into the Loan Documents and thereby extinguished.

        20.10. INCORPORATION BY REFERENCE. Subject to Section , all of the terms of the other Loan Documents are incorporated in and made a part of this Agreement by this reference.

        20.11. BOATMEN'S SUBORDINATED DOCUMENTS. THE AGENT AND THE LENDERS EACH ACKNOWLEDGE AND AGREE THAT THE BOATMEN'S SUBORDINATED INDEBTEDNESS IS UNCONDITIONALLY GUARANTEED BY HARBOUR GROUP INVESTMENTS III, L.P. AS A PART OF THAT GUARANTY AND PUT AGREEMENT, HARBOUR GROUP INVESTMENTS III, L.P HAS AGREED ON THE EARLIER TO OCCUR OF (I) FEBRUARY 14, 1997, OR (II) THE FUNDING OF AN INITIAL PUBLIC OFFERING, PRIVATE PLACEMENT OR OTHER EQUITY ISSUANCE OF HOLDINGS (OTHER THAN THE ISSUANCE OF DE MINIMIS SHARES), FOR ANY REASON, TO PURCHASE THE BOATMEN'S SUBORDINATED INDEBTEDNESS. ACCORDINGLY, THE AGENT AND THE LENDERS EACH CONSENT TO THE FOREGOING ARRANGEMENT, AND CONSENT TO THE ASSIGNMENT, IF ANY, OF THE BOATMEN'S

Subordinated Indebtedness and the Boatmen's Subordinated Documents to Harbour Group Investments III, L.P.

        20.12. STATUTORY  NOTICE.  The  following  notice is  given pursuant  to
Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

        ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

                         [THE NEXT TWO PAGES ARE THE SIGNATURE PAGES]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by appropriate duly authorized officers as of the date first above written.

                                   "BORROWER"


                            Trak International, Inc.,
                             a Delaware corporation

                   By:  /s/ James H. Hook
                      ________________________________________
                   Print Name: James H. Hook
                              ________________________________
                   Title: Vice President
                         _____________________________________


                             Lull Lift Corporation,
                             a Delaware corporation


                   By:  /s/ James H. Hook
                      ________________________________________
                   Print Name: James H. Hook
                              ________________________________
                   Title: Vice President
                         _____________________________________


                                 Notice Address:

                             c/o Harbour Group Industries, Inc.
                             7701 Forsyth Boulevard
                             Suite 600
                             St. Louis, Missouri 63105
                             Attn: Chief Executive Officer
                             FAX # (314) 727-9912
                             TEL # (314) 727-5550

                                    With a copy to:

                             Dickstein, Shapiro, Morin & Oshinsky, LLP
                             2101 L Street, N.W.
                             Washington, D.C. 20037-1526
                             Attn: Rebecca Wright, Esq.
                             FAX # (202) 887-0689
                             TEL # (202) 785-9700

                        Signature page to Loan Agreement
         dated as of August 16, 1996, between Trak International, Inc.,
                             Lull Lift Corporation,
             The Boatmen's National Bank of St. Louis, as Agent, and
                    The Boatmen's National Bank of St. Louis,
              Fleet Capital Corporation, and LaSalle National Bank



                    The Boatmen's National Bank of St. Louis,
                             as Agent and Lender


                   By:   /s/ Paul Porter
                      ________________________________________
                   Print Name:  Paul Porter
                              ________________________________
                   Title:  Vice President
                         _____________________________________


                             Notice Address:

                             One Boatmen's Plaza, 14th Floor
                             800 Market Street
                             St. Louis, Missouri 63101
                             Attn.: Leveraged Finance Group
                             FAX # (314) 466-6645
                             TEL # (314) 466-6000

                                    With a copy to:

                             Lewis, Rice & Fingersh
                             500 N. Broadway, Suite 2000
                             St. Louis, Missouri  63102-2147
                             Attention: Steven C. Drapekin, Esq.
                             FAX # (314) 241-6056
                             TEL # (314) 444-7600



                             Fleet Capital Corporation,
                             a Lender


                   By:  /s/ Kevin Sullivan
                      ________________________________________
                   Print Name:  Kevin Sullivan
                              ________________________________
                   Title:  Vice President
                         _____________________________________


                             LaSalle National Bank,
                             a Lender

                   By:  /s/ Michael Foster
                      ________________________________________
                   Print Name:  Michael Foster
                              ________________________________
                   Title:  Senior Vice President
                         _____________________________________

                                     EXHIBIT

                       GLOSSARY AND INDEX OF DEFINED TERMS


"Account": as to any Person, the right of such Person to payment for goods sold or leased or for services rendered by such Person.

"Account Assignment": the assignment of the Cash Collateral Account that is executed and delivered to Agent for the benefit of Lenders as provided herein, and all amendments, restatements, and replacements thereof.

"Account Debtor": the obligor on any Account.

"Acquisition":   the   acquisition  of  the  assets  and   consummation  of  the
transactions contemplated by the Acquisition Documents.

"Acquisition Agreement": that certain Asset Purchase Agreement dated as of August ___, 1996, between Lull and Seller, together with any and all other documents, certificates, exhibits and schedules, and agreements executed in connection therewith, or contemplated thereby.

"Acquisition Documents": (i) the Acquisition Agreement, and (ii) all amendments, modifications, replacements, assignments, supplements, and restatements of the foregoing, pursuant to which Borrower has purchased substantially all of the assets of Lull.

"Adjusted Capital Expenditures" is defined in Section .

"Adjusted Operating Cash Flow" is defined in Section .

"Advance": a Revolving Advance, a Swingline Advance, a Term 1 Advance, or a Term 2 Advance.

"Advance Date" is defined in Section .

"Advance Request" is defined in Section .

"Affected Principal Amount" is defined in Section .

"Affiliate": with respect to any Person, (a) any other Person who is a partner, director, officer, member, managing member, or stockholder of such Person; and
(b) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person, and any partner, director, officer, member, managing member, or stockholder of such other Person described. For purposes of this Agreement, control of a Person by another Person shall be deemed to exist if such other Person has the power, directly or indirectly, either to (i) vote twenty percent (20%) or more of the securities or equity interests having the power to vote in an election of directors of such Person which is a corporation or the management of the affairs of a Person which is not a corporation, or (ii) direct the management of such Person, whether by contract or otherwise and whether alone or in combination with others.

"Agent" is defined in the introductory paragraph of this Agreement.

"Aggregate Revolving CBR Loan": the sum of all Revolving CBR Advances.

"Aggregate Revolving Commitment" is defined in Section .

"Aggregate Revolving LIBOR Loan": the sum of all Revolving LIBOR Advances.

"Aggregate Revolving Loan": the sum of the Aggregate Revolving CBR Loan and the Aggregate Revolving LIBOR Loan.

"Aggregate Term 1 CBR Loan": the sum of all Term 1 Loan  CBR Advances.

"Aggregate Term 2 CBR Loan": the sum of all Term 2 Loan CBR Advances.

"Aggregate Term 1 Commitment" is defined in Section .

"Aggregate Term 2 Commitment" is defined in Section .

"Aggregate Term 1 LIBOR Loan": the sum of all Term 1 Loan LIBOR Advances.

"Aggregate Term 2 LIBOR Loan": the sum of all Term 2 Loan LIBOR Advances.

"Aggregate Term 1 Loan": the sum of the Aggregate Term 1 CBR Loan and the Aggregate Term 1 LIBOR Loan.

"Aggregate Term 2 Loan": the sum of the Aggregate Term 2 CBR Loan and the Aggregate Term 2 LIBOR Loan.

"Asbestos Material": either asbestos or asbestos-containing materials.

"Assignment and Acceptance": is defined in Section .

"Audit" is defined in Section .

"Boatmen's" is defined in the introductory paragraph of this Agreement.

"Boatmen's Subordinated Documents": means that certain Subordinated Note Agreement, of even date herewith, executed by Holdings, and payable to the order of The Boatmen's National Bank of St. Louis, in the original principal amount of $14,000,000, together with any and all other documents, certificates, exhibits and schedules, and agreements executed in connection therewith, or contemplated thereby, as any of the foregoing may be amended, modified, replaced or restated from time to time.

"Boatmen's Subordinated Indebtedness": means an originally issued principal amount of no more than $14,000,000, which shall have been loaned to Holdings pursuant to the Boatmen's Subordinated Documents which shall be subject to the Boatmen's Subordination Agreement.

"Boatmen's Subordination Agreement": that certain Subordination Agreement of even date herewith between Agent and Boatmen's (in its capacity as subordinated lender), as amended, modified, replaced or restated from time to time.

"Borrower" is defined in the introductory paragraph of this Agreement.

"Borrowing Base" is defined in Section .

"Borrowing Base Certificate" is defined in Section .

"Borrowing Officer": as to Borrower, means the Chairman of the Board of Directors, the President, the chief executive officer, the chief operating officer, the chief financial officer, or the Treasurer, any Assistant Treasurer or any Vice President in charge of a principal business unit.

"Business Day": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required to close under the laws of either the United States or the State of Missouri.

"Capital Expenditure" is defined in Section .

"Capital Lease": any lease that has been or should be capitalized under GAAP.

"Cash Collateral Account" is defined in Section .

"CBR": the per annum interest rate designated from time to time by Agent as its Corporate Base Rate, which is a reference rate and does not necessarily represent the lowest or best rate charged to any customer of Agent.

"CBR Advance": any Advance bearing interest at the Revolver Adjusted CBR or the Term Loan Adjusted CBR.

"Change of Control": means (a) Holdings (or another corporation or partnership owned directly or indirectly by Harbour Group Investments III, L.P. (or one of its Affiliates) and Borrower's management) shall cease to own beneficially and of record, free and clear of all Security Interests (other than any Security Interest of Agent, for the ratable benefit of the Lenders), other encumbrances or voting agreements, restrictions or trusts of any kind 100% of the outstanding shares of the capital stock of Borrower, or (b) Harbour Group Investments III, L.P. or any of its Affiliates shall cease to own beneficially and of record, free and clear of all Security Interests, other encumbrances, or voting agreements, restrictions or trusts of any kind at least (i) 80% of the outstanding shares of capital stock of Holdings (or such other corporation which becomes the parent of Borrower in accordance with the preceding clause (a)) on a fully diluted basis and shares representing the right to elect a corresponding percentage of directors of Holdings or (ii) equivalent ownership rights in any partnership which becomes the parent of the Borrower in accordance with clause
(a).

"Charter Documents": the articles or certificate of incorporation and bylaws of a corporation; the certificate of limited partnership and partnership agreement of a limited partnership; the partnership agreement of a general partnership; the operating agreement of a limited liability company; or the indenture of a trust.

"Chattel Paper": the meaning given such term under the UCC.

"Claims Act": the Assignment of Claims Act of 1940, as amended from time to time.

"COBRA": the Consolidated Omnibus Budget Reconciliation Act of 1985.

"Code": the Internal Revenue Code of 1986, as amended from time to time, and all regulations thereunder, as amended from time to time, of the IRS.

"Collateral": all of the Real Property Collateral, Personal Property Collateral, and other property in which Agent has a Security Interest for the ratable benefit of Lenders and all proceeds and products thereof, and replacements therefor.

"Commercial Letter of Credit": a commercial (documentary) letter of credit issued by the Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section .

"Commitment Fee" is defined in Section .

"Commitment Fee Rate" is defined in Section .

"Commitments": the Aggregate Revolving Commitment, the Swingline Commitment, the Aggregate Term 1 Commitment, the Aggregate Term 2 Commitment, and the Letter of Credit Commitment.

"Commonly Controlled Entity": a Person which is under common control with another Person within the meaning of Section 414(b) or (c) of the Code.

"Compliance Certificate" is defined in Section .

"Consented Acquisition": an acquisition by any Covered Person of the outstanding stock, or substantially all of the assets, of another Person or the merger of any Covered Person with another Person, which has been consented to in writing by each of Lenders.

"Consolidated" and "consolidated" are defined in Section .

"Contract": any contract, note, bond, indenture, deed, mortgage, deed of trust, security agreement, pledge, hypothecation agreement, assignment, or other agreement or undertaking, or any security.

"Control Event": means (a) the execution by any Covered Person of any letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change of Control, or (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control.

"Conversion Date" is defined in Section .

"Covered Person" is defined in Section .

"Current Assets" is defined in Section .

"Current Liabilities" is defined in Section .

"Default": any of the events listed in Section of this Agreement, without giving effect to any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any other condition, event or act.

"Disclosure Schedule" is defined in Section .

"Distribution" is defined in Section .

"Documents": the meaning given such term under the UCC.

"DOL": the United States Department of Labor.

"Dollars" and the sign "$": lawful money of the United States.

"Effective Date" is defined in Section .

"Eligible Accounts": only such Accounts of Borrower as Agent, in its sole discretion, which shall not be unreasonably exercised, shall from time to time elect to consider Eligible Accounts for the purposes of this

Agreement, PROVIDED, HOWEVER, that until Agent has given written notice to Borrower disqualifying an Account, such Account shall be deemed to constitute an Eligible Account to the extent not disqualified by any other provision of this definition. Without limiting the discretion of Agent to consider Accounts of Borrower not to be Eligible Accounts, and by way of example only of types of Accounts that Agent will consider not to be Eligible Accounts, the following classes of Accounts will not be Eligible Accounts, unless approved in writing by Agent in each case: (i) any Account with respect to which Agent does not have a valid and enforceable, first priority, perfected Security Interest; (ii) any Account which remains unpaid as of 90 days after the original date of the applicable invoice; (iii) any Account of a single Account Debtor if 25% or more of the balances due on all Accounts of such Account Debtor are ineligible under clause (i) or (ii); (iv) any Account with respect to which the Account Debtor is
(a) an Affiliate or employee of Borrower or (b) a supplier, creditor, sales representative or distributor of Borrower, provided, however, that such Account shall be ineligible only to the extent of any payable due and owing by Borrower in favor of such Account Debtor; (v) any Account as to which the perfection of Agent's Security Interest is governed by any federal, state or local statutory requirements other than those of the UCC or the Claims Act; (vi) any Account with respect to which the Account Debtor is the United States or any department, agency, public corporation or other instrumentality thereof, unless filings and acknowledgements in accordance with the Claims Act and any other steps necessary to perfect Agent's Security Interest have been complied with to Agent's satisfaction; (vii) notwithstanding subclause (ii) any Account with respect to which the Account Debtor is not organized under the laws of the United States and does not maintain its chief executive office within the United States and any Account with respect to which the Account Debtor is the government of any foreign country or any municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality thereof, unless (x) either (a) the creditor with respect to such Account and Agent are beneficiaries of a letter of credit in the amount of such Account that secures such Account Debtor's payment on such Account and is in form and substance satisfactory to Agent and has been issued by a bank satisfactory to Agent and, if so required by Agent, confirmed by a bank satisfactory to Agent, or (b) the creditor with respect to such Account has obtained for the benefit of Agent F.C.I.A. insurance insuring such Account Debtor's payment of such Account, and
(y) such Account remains unpaid 60 days after the date due; (viii) any Account with respect to which the Account Debtor is located in any state denying creditors access to its courts without qualifying to do business in such state or filing a notice in whatever form or substance, unless Borrower has so qualified or filed to Agent's satisfaction; (ix) any Account with respect to goods or services whose delivery or performance has been rejected by the Account Debtor or whose earlier acceptance has been revoked; (x) any Account, the goods giving rise to which have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to which have not been performed by Borrower, (xi) any Account arising from the delivery of goods or performance of services for which an invoice has not been sent to the Account Debtor within ten days after such delivery or performance; (xii) any Account owing by an Account Debtor that is the subject of a bankruptcy or similar insolvency proceeding, has made an assignment for the benefit of creditors, has acknowledged that it is unable to pay its debts as they mature, or whose assets have been transferred to a receiver or trustee, or who has ceased business as a going concern or, if an individual, who is dead or has been judicially declared incompetent; (xiii) any Account with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Accounts in connection with which Account Debtors are entitled to return Inventory solely on the basis of the quality of such Inventory) or consignment basis or, to the extent of any dilution resulting therefrom, Accounts arising from a sale involving any cash discount other than cash discounts offered by Borrower in the ordinary course of business, contra-account, credit memorandum or other similar factor; (xiv) any Account owing by an Account Debtor that has a disputed liability or any existing unresolved claim with respect to any other Account due from such Account Debtor, or that has any right of setoff against such Account, or to which Borrower is indebted in any way, but only to the extent of such indebtedness, setoff, dispute or claim; (xv) any Account subject to a chargeback from a volume discount or an advertising discount, but only to the extent of such chargeback or discount; (xvi) any Account owing by an Account Debtor whose Indebtedness to Borrower exceeds a credit limit satisfactory to Agent, PROVIDED, HOWEVER, that until Agent has given written notice to Borrower disqualifying an Account, such Account shall not be disqualified under this clause; (xvii) any Account of an Account Debtor with respect to particular goods still in the possession of Borrower or included in Inventory of Borrower and against which the Account Debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Security Interest; (xviii) any Account with respect to which the delivery of goods or performance of services is bonded; (xix) any Account as to which Agent does not have the right or ability to obtain direct payment to Agent; (xx) any Account with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached; (xxi) any Account with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason; (xxii) any Account which represents a progress billing or as to which Borrower has extended the time for payment without the consent of Agent (for purposes hereof, "progress billing" being any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon Borrower's completion of any further performance under the contract or agreement); (xxiii) any Account which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment; (xxiv) any Account which arises out of a sale not made in the ordinary course of Borrower's business; and (xxv) any Account as to which Agent has determined in its absolute discretion that the prospect of payment or collection on a timely basis is impaired or that Agent otherwise deems in its absolute discretion to be uncreditworthy, PROVIDED, HOWEVER, that until Agent has given written notice to Borrower disqualifying an Account, such Account shall not be disqualified under this clause.

"Eligible  Inventory":  all Inventory of Borrower,  except Inventory of Borrower
(i) that is obsolete, not in good condition, or not either currently usable or currently saleable in the ordinary course of Borrower's business; (ii) that is not subject to a valid and enforceable, first priority, perfected Security Interest in favor of Agent, for the ratable benefit of Lenders; (iii) that is in the possession of Borrower but not owned by Borrower; (iv) that is stored at a location other than one of the locations listed in the Disclosure Statement, unless approved by Agent in writing; (v) that is not satisfactory to Agent because of its age, condition, type, or quantity, PROVIDED, HOWEVER, that until Agent has given written notice to Borrower disqualifying any Inventory, such Inventory shall not be disqualified under this clause; (vi) that is more than two years old; (vii) to which Borrower does not have lawful and absolute title;
(viii) to which Borrower does not have the full and unqualified right to assign and grant a Security Interest to Agent as security for the Loan Obligations;
(ix) which is subject to any Security Interest other than any of the Permitted Security Interests described in Sections through , and ; (x) with respect to which any of the representations, warranties, covenants and agreements contained in any of the Loan Documents are not or have ceased to be complete and correct or have been breached, or (xi) is not maintained in the States of Wisconsin, Minnesota or North Dakota.

"Employment Law": ERISA, the Occupational Safety and Health Act, the Fair Labor Standards Act, or any other Law pertaining to the terms or conditions of labor or safety in the workplace.

"Encumbrance": as to any item of real or personal property any easement, right-of-way, license, condition, or restrictive covenant or zoning, or similar restriction, that is not a Security Interest but is enforceable by any Person other than the record owner of such property.

"Environmental Law": shall mean any federal, state or local rule, law, regulation, ordinance, code, or judgment (including, the common law and any judicial or administrative interpretation, guidance, directive, policy, statements, or opinions) relating to human health and safety, including, without limitation, compliance with any Permit, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Clean Air Act, or any other Law pertaining to environmental quality or remediation of Hazardous Material, as any of the foregoing are amended or modified from time to time.

"EPA": the United States Environmental Protection Agency.

"Equipment": the meaning given such term under the UCC.

"ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

"ERISA Affiliate": any trade or business (irrespective of whether incorporated) which is a member of a group of which Borrower is a member and thereafter treated as a single employer under ss.414(b), (c), (m) or (o) of the Code or applicable Treasury Regulations.

"Event of Default": any of the events listed in Section of this Agreement as to which any requirement for the giving of notice, for the lapse of time, or both, or for the happening of any further condition, event or act has been satisfied.

"Excess Cash Flow" is defined in Section .

"Execution Date": the date when this Agreement has been executed.

"Exemption Certificate" is defined in Section .

"Existing Default": a Default which has occurred and is continuing, or an Event of Default which has occurred, in each case which has not been waived in writing by the Required Lenders.

"Federal Funds Rate": for any day, the rate per annum (rounded to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of St. Louis on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by Agent.

"Financial Statements": financial statements of Borrower that are furnished to Agent as required in Section of this Agreement.

"Finished Goods" is defined in Section .

"Fiscal Quarter": each three month period in a Covered Person's Fiscal Year.

"Fiscal Year": each Covered Person's fiscal year for financial accounting purposes, which is a year of twelve calendar months ending on September 30 of each year. Fiscal Year 1996 for each Covered Person commenced on the Effective Date and will end on September 30.

"Fixed Charges" is defined in Section .

"Fixtures": the meaning given such term under the UCC.

"FRB": the Board of Governors of the Federal Reserve System and any successor thereto or to the functions thereof.

"GAAP": those generally accepted accounting principles set forth in Statements of the Financial Accounting Standards Board and in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or which have other substantial authoritative support in the United States and are applicable in the circumstances, as applied on a consistent basis.

"General Intangibles": the meaning given such term under the UCC.

"Goods": the meaning given such term under the UCC.

"Governmental Authority": the federal government of the United States; the government of any foreign country that is recognized by the United States or is a member of the United Nations; any state of the United States; any local government or municipality within the territory or under the jurisdiction of any of the foregoing; any department, agency, division, or instrumentality of any of the foregoing; and any court, arbitrator, or board of arbitrators whose orders or judgements are enforceable by or within the territory of any of the foregoing.

"Guaranties": each guaranty of part or all of the Loan Obligations executed and delivered to Agent for the benefit of Lenders by any Guarantor including, without limitation, Holdings, and all amendments, restatements, and replacements thereof.

"Guarantor": means Holdings.

"Harbour Subordinated Documents": means that certain Amended and Restated Subordinated Note Agreement, of even date herewith, executed by Trak, and payable to the order of Harbour Group Investments III, L.P. in the original principal amount of $2,000,000, together with any and all other documents, certificates, exhibits and schedules, and agreements executed in connection therewith, or contemplated thereby, as any of the foregoing may be amended, modified, replaced or restated from time to time.

"Harbour Subordinated Indebtedness": means an originally issued principal amount of no more than $2,000,000, which shall have been loaned to Borrower pursuant to the Harbour Subordinated Documents which shall be subject to the Harbour Subordination Agreement.

"Harbour Subordination Agreement": that certain Subordination Agreement of even date herewith between Agent and Harbour Group Investments III, L.P., as amended, modified, replaced or restated from time to time.

"Hazardous Material": any hazardous, radioactive, petroleum, petroleum derived substances, polychlorinated byphenyls, urea formaldehyde, toxic, solid or special waste, material, substance, pollutants, contaminants or constituent thereof, or any other such substance (as defined under any applicable Environmental Law), including Asbestos Material, in each case which substance is regulated under any Environmental Law or otherwise required to be remediated under any Environmental Law.

"Historical Financial Statements" is defined in Section .

"Holdings": Uniquip Corporation, a Delaware corporation.

"Indebtedness": as to any Person at any particular date, any contractual obligation enforceable against such Person (i) to repay borrowed money; (ii) to pay the deferred purchase price of property or services;

(iii) to make payments or reimbursements with respect to bank acceptances or to a factor; (iv) to make payments or reimbursements with respect to letters of credit whether or not there have been drawings thereunder; (v) with respect to which there is any Security Interest in any property of such Person; (vi) to make any payment or contribution to a Multi-Employer Plan; (vii) that is evidenced by a note, bond, debenture or similar instrument; and (viii) under any conditional sale agreement or title retention agreement.

"Indemnified Parties" is defined in Section .

"Indirect Obligation": as to any Person, (a) any guaranty by such Person of any Obligation of another Person; (b) any Security Interest in any property of such Person that secures any Obligation of another Person, (c) any enforceable contractual requirement that such Person (i) purchase an Obligation of another Person or any property that is security for such Obligation, (ii) advance or contribute funds to another Person for the payment of an Obligation of such other Person or to maintain the working capital, net worth or solvency of such other Person as required in any documents evidencing an Obligation of such other Person, (iii) purchase property, securities or services from another Person for the purpose of assuring the beneficiary of any Obligation of such other Person that such other Person has the ability to timely pay or discharge such Obligation, (iv) grant a Security Interest in any property of such Person to secure any Obligation of another Person, or (v) otherwise assure or hold harmless the beneficiary of any Obligation of another Person against loss in respect thereof; and (d) any other contractual requirement enforceable against such Person that has the same substantive effect as any of the foregoing. The term "Indirect Obligation" does not, however, include the indorsement by a Person of instruments for deposit or collection in the ordinary course of business or the liability of a general partner of a partnership for Obligations of such partnership. The amount of any Indirect Obligation of a Person shall be deemed to be the stated or determinable amount of the Obligation in respect of which such Indirect Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

"Initial Financial Statements" is defined in Section .

"Instruments": the meaning given such term under the UCC.

"Insurance/Condemnation Proceeds": insurance proceeds payable as a consequence of damage to or destruction of any of the Collateral and proceeds payable as a consequence of condemnation or sale in lieu of condemnation of any of the Collateral.

"Intellectual Property": as to any Person, any domestic or foreign patents or patent applications of such Person, any inventions made or owned by such Person upon which either domestic or foreign patent applications have not yet been filed, any domestic or foreign trade names or trademarks of such Person, any domestic or foreign trademark registrations or applications filed by such Person, any domestic or foreign service marks of such Person, any domestic or foreign service mark registrations and applications by such Person, any domestic or foreign copyrights of such Person, any domestic or foreign copyright registrations or applications by such Person, and any proprietary information or trade secrets.

"Intellectual Property Assignment": each assignment of Intellectual Property that Borrower executes and delivers to Agent for the benefit of Lenders, either on or after the Execution Date, and all amendments, restatements, and replacements thereof.

"Interest Expense" is defined in Section .

"Interest Period" is defined in Section .

"Interest Rate Protection Agreement": an agreement in form and substance acceptable to Agent designed to protect Borrower from the fluctuations of interest rates, whether in the form of an interest rate cap, interest rate swap or exchange, interest rate corridor, or interest rate collar.

"Interest Rate Ratio Calculation Date" is defined in Section .

"Inventory": goods owned and held by a Person for sale, lease or resale or furnished or to be furnished under contracts for services, and raw materials, goods in process, materials, component parts and supplies used or consumed, or held for use or consumption in such Person's business.

"Investment": (a) a loan or advance of money or property to a Person, (b) stock or other equity interest in a Person, (c) a debt instrument issued by a Person, whether or not convertible to stock or other equity interest in such Person, or
(d) any other interest in or rights with respect to a Person which include, in whole or in part, a right to share, with or without conditions or restrictions, some or all of the revenues or net income of such Person.

"IRS": the Internal Revenue Service of the United States.

"Law": any statute, rule, regulation, order, judgment, award or decree of any Governmental Authority.

"Lenders": shall collectively mean (a) The Boatmen's National Bank of St. Louis,
(b) each of the other banks and financial institutions listed on the signature pages hereof, and (c) all banks and financial institutions which take assignment from time to time of all or a portion any of the foregoing's rights and obligations under the Agreement pursuant to the terms of Section and an Assignment and Acceptance.

"Lenders' Exposure": The sum of the Aggregate Revolving Loan, the Aggregate Swingline Loan, the Aggregate Term 1 Loan, the Aggregate Term 2 Loan, and the Letter of Credit Exposure.

"Lending Office": 800 Market Street, St. Louis, MO 63101; Attention: Leveraged Lending.

"Letter of Credit": a Standby Letter of Credit issued by the Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section .

"Letter of Credit Commitment" is defined in Section .

"Letter of Credit Exposure": the undrawn amount of all outstanding letters of credit issued for the account of Borrower under the Letter of Credit Commitment, plus all amounts drawn on such letters of credit and not reimbursed by Borrower.

"Letter of Credit Fee" is defined in Section .

"Letter of Credit Issuer": The Boatmen's National Bank of St. Louis.

"Letter of Credit Request" is defined in Section .

"LIBOR Advance": an Advance bearing interest at the Revolver Adjusted LIBO Rate or the Term Loan Adjusted LIBO Rate.

"LIBO Rate": an interest rate per annum equal to the quotient (rounded to the nearest 0.001%) of

        (i) the rate at which Dollar deposits in immediately available funds, approximately equal in amount to the applicable Advance and for a maturity equal to the applicable Interest Period for such

Advance, are offered or available in the London Interbank Market for Eurodollars as of 11:00 a.m. (London time) two Business Days before the applicable Advance Date or Conversion Date, as reported on Telerate Screen LIBO page 3750, and if such Telerate Screen no longer exists at any time subsequent to the Effective Date, then the equivalent thereof, divided by

        (ii) a number equal to one minus the decimal equivalent of the aggregate of the maximum rates during the applicable Interest Period of all reserve requirements (including, without limitation, marginal, emergency, supplemental and special reserves), established by the FRB or any other Governmental Authority to which any Lender is subject, in respect of "Eurocurrency liabilities" as referred to in Regulation D, including but not limited to those imposed under Regulation D. (The amount of every LIBOR Advance shall be deemed to constitute a Eurocurrency liability and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.) The LIBO Rate shall be adjusted automatically on and as of the effective date of any change in any such reserve requirements.

"Loan": a Revolving Loan, a Swingline Loan, or a Term Loan.

"Loan Documents": this Agreement, the Notes, the Security Documents and all other agreements, certificates, documents, instruments and other writings executed in connection herewith, or from time to time executed in connection herewith, as any may be amended, modified, restated or replaced from time to time.

"Loan Obligations": all of Borrower's Indebtedness owing to Lenders under the Loan Documents, whether as principal, interest, fees or otherwise, all reimbursement obligations of Borrower to Lenders with respect to the Letter of Credit Exposure, all obligations of Borrower to any Lender under Rate Hedging Obligations or the like or options therefor, and all other obligations and liabilities of Borrower to Lenders under the Loan Documents (including all extensions, renewals, modifications, rearrangements, restructures, replacements and refinancings of the foregoing, whether or not the same involve modifications to interest rates or other payment terms), whether now existing or hereafter created, absolute or contingent, direct or indirect, joint or several, secured or unsecured, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, and whether or not presently contemplated by Borrower and Lenders in the Loan Documents.

"Lockboxes" is defined in Section .

"Lull" is defined in the introductory paragraph of this Agreement.

"Management Agreement" is defined in Section .

"Management Payments" is defined in Section .

"Mandatory Advance" is defined in Section .

"Material Adverse Effect": as to any Covered Person and with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, investigation or proceeding), a material adverse effect on the business, operations, revenues, financial condition, property, or business prospects of such Covered Person taken as a whole, or the value of the Collateral, or the ability of such Covered Person to timely pay or perform such Covered Person's Obligations generally, or in the case of Borrower specifically, the ability of Borrower to pay or perform any of Borrower's Obligations to Lender.

"Material Agreement": as to any Person, any Contract to which such Person is a party or by which such Person is bound which, if violated or breached, would have a Material Adverse Effect on such Person or any Covered Person; the Minnesota Mutual Subordinated Documents, the Harbour Subordinated Documents, the Boatmen's Subordinated Documents, and the Acquisition Documents are deemed to be Material Agreements of the Covered Person a party thereto.

"Material Law": any Law whose violation by a Person could reasonably be expected to have a Material Adverse Effect with respect to such Person.

"Material License": (i) as to any Covered Person, any Permit or consent from a Governmental Authority or other Person and any registration and filing with a Governmental Authority or other Person which if not obtained, held or made by such Covered Person would have a Material Adverse Effect with respect to such Covered Person or any other Covered Person, and (ii) as to any Covered Person who is a party to this Agreement or any of the other Loan Documents, any license, permit or consent from a Governmental Authority or other Person and any registration or filing with a Governmental Authority or other Person that is necessary for the execution or performance by such party, or the validity or enforceability against such party, of this Agreement or such other Loan Document.

"Material Obligation": as to any Person, an Obligation of such Person which if not fully and timely paid or performed would have a Material Adverse Effect on such Person.

"Material Proceeding": any litigation, investigation or other proceeding by or before any Governmental Authority (i) which involves any of the Loan Documents or any of the transactions contemplated thereby, or involves a Covered Person as a party or any property of a Covered Person, and would have a Material Adverse Effect with respect to any Covered Person if adversely determined, (ii) in which there has been issued an injunction, writ, temporary restraining order or any other order of any nature which purports to restrain or enjoin the making of any Advance, the consummation of any other transaction contemplated by the Loan Documents, or the enforceability of any provision of any of the Loan Documents,
(iii) which involves the actual or alleged breach or violation by a Covered Person of, or default by a Covered Person under, any Material Agreement, or (iv) which involves the actual or alleged violation by a Covered Person of any Material Law.

"Maturity": as to any Indebtedness, the time when it becomes payable in full, whether at a regularly scheduled time, because of acceleration or otherwise.

"Maximum Available Amount" is defined in Section .

"Maximum Swingline Amount" is defined in Section .

"Minnesota Mutual": means The Minnesota Mutual Life Insurance Company.

"Minnesota Mutual Subordinated Documents": means that certain Note Purchase Agreement dated as of August 16, 1995, as amended from time to time, executed by Trak, and payable to the order of Minnesota Mutual in the original principal amount of $5,000,000, together with any and all other documents, certificates, exhibits and schedules, and agreements executed in connection therewith, or contemplated thereby, as any of the foregoing may be amended, modified, replaced or restated from time to time.

"Minnesota  Mutual  Subordinated  Indebtedness":   means  an  originally  issued
principal amount of no more than $5,000,000, which shall have been loaned to Trak pursuant to the Minnesota Mutual Subordinated Documents

"Mortgage": is defined in Section .

"Multi-employer Plan": a Pension Benefit Plan which is a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

"Net Income": is defined in Section .

"Net Worth" is defined in Section .

"Non-bank Lender" is defined in Section .

"Note": the Swingline Note, any Revolving Note, any Term 1 Note, or any Term 2 Note.

"Notice of Conversion/Continuation" is defined in Section .

"Obligation": as to any Person, any Indebtedness of such Person, any guaranty by such Person of any Indebtedness of another Person, and any contractual requirement enforceable against such Person that does not constitute Indebtedness of such Person or a guaranty by such Person but which would involve the expenditure of money by such Person if complied with or enforced.

"Operating Cash Flow" is defined in Section .

"Operating Lease": any lease that is not a Capital Lease.

"Overadvance" is defined in Section .

"PBGC": the Pension Benefit Guaranty Corporation.

"Pension Benefit Plan": any pension or profit-sharing plan which is covered by Title I of ERISA and all other benefit plans in respect of which a Covered Person or a Commonly Controlled Entity of such Covered Person is an "employer" as defined in Section 3(5) of ERISA.

"Permits":  shall  mean  all  governmental  licenses,  approvals,   regulations,
authorizations and permits, including, without limitation, any of the foregoing issued pursuant to, under or related to, any Environmental Law.

"Permitted Encumbrances": those Encumbrances listed in Schedule B-1 of the mortgagee title insurance policies required to be delivered by Borrower to Agent as a condition to Lenders making the initial Advance and such other Encumbrances consented to in writing by the Lenders.

"Permitted Financial Institution" is defined in Section .

"Permitted Indebtedness" is defined in Section .

"Permitted Indirect Obligations" is defined in Section .

"Permitted Investments" is defined in Section .

"Permitted Security Interests" is defined in Section .

"Person": any individual, partnership, corporation, trust, unincorporated association, joint venture, limited liability company, Governmental Authority, or other organization in any form that has the legal capacity to sue or be sued. If the context so implies or requires, the term Person includes Borrower.

"Personal Property Collateral": all of the Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles and other personal property of Borrower, whether now owned or hereafter acquired, and all proceeds thereof, in which Agent at any time holds a Security Interest for the benefit of Lenders.

"Rate Hedging Obligation": of a Person means any and all Obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced, or acquired (including all renewals, extensions, modifications thereof and substitutions therefor), under (a) any Interest Rate Protection Agreement and any and all other agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities, or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

"Real Property Collateral": the real property of Borrower described in Attachment 1 to the Disclosure Schedule and all other real property in which Agent at any time holds a Security Interest for the benefit of Lenders pursuant to a Mortgage.

"Regulation D", "Regulation G", "Regulation T", "Regulation U", and "Regulations X", mean, respectively, Regulation D issued by the FRB, Regulation G issued by the FRB, Regulation T issued by the FRB, Regulation U issued by the FRB, and Regulation X issued by the FRB,.

"Remaining Interest Period" is defined in Section .

"Reportable Event": a reportable event as defined in Title IV of ERISA or the regulations thereunder.

"Required Lenders" is defined in Section .

"Revolver Adjusted CBR" is defined in Section .

"Revolver Adjusted LIBO Rate" is defined in Section .

"Revolver CBR Spread" is defined in Section .

"Revolver LIBO Spread" is defined in Section .

"Revolver Maturity Date" is defined in Section .

"Revolving Advance" is defined in Section .

"Revolving CBR Advance": a Revolving Advance bearing interest at the Revolver Adjusted CBR.

"Revolving Commitment" is defined in Section .

"Revolving LIBOR Advance": a Revolving Advance bearing interest at the Revolver Adjusted LIBO Rate.

"Revolving Loan": each Lender's prorata share of the Aggregate Revolving Loan.

"Revolving Note" is defined in Section .

"Revolving Notes" is defined in Section .

"Rights Assignment": means that certain Rights Assignment Agreement between Borrower and Agent (for the ratable benefit of the Lenders), of even date herewith (as amended, modified, restated or replaced from time to time), pursuant to which the Borrower has assigned and granted a security interest in its rights (but not its obligations) under the Acquisition Documents, as more fully described therein.

"Security Agreement": each security agreement covering Goods, Equipment, Accounts, Inventory, Instruments, Documents, Chattel Paper, General Intangibles or other personal property or the proceeds of the any of the foregoing that Borrower or any other Covered Person executes and delivers to Agent for the benefit of Lenders, either on or after the Execution Date, and all amendments, modifications, restatements, and replacements thereof.

"Security Documents": all of the documents described in Section , together with any similar documents (whether or not enumerated in Section ) that Borrower or any other Person (including, without limitation, Holdings) executes and delivers to Agent for the benefit of Lenders on or after the Execution Date to secure part or all of the Loan Obligations, and all amendments, modifications, restatements, and replacements thereof.

"Security Interest": as to any item of tangible or intangible property, any interest therein or right with respect thereto that secures an Obligation or Indirect Obligation, whether such interest or right is created under a Contract, or by operation of law or statute (such as but not limited to a statutory lien for work or materials), or as a result of a judgment, or which arises under any form of preferential or title retention agreement or arrangement (including a conditional sale agreement or a lease) that has substantially the same economic effect as any of the foregoing.

"Seller": shall collectively mean Lull, Lull Industries, Inc., Badger R. Bazen, Charles H. Powers, Wilbur F. Sharpe, Jr., Richard B. Baxter, James R. Wisnoski, James E. Hoogervorst, David P. Tonia, Glenn B. Bazen, and Jeffrey R. Bazen.

"Settlement Date" is defined in Section .

"Solvent": as to any Person, such Person not being "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (the "UFTA") or Section 428.014 of the Missouri Revised Statutes, (ii) such Person not having unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section
428.024 of the Missouri Revised Statutes, and (iii) such Person not being unable to pay such Person's debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 428.024 of the Missouri Revised Statutes.

"Standby Letter of Credit": a standby letter of credit issued by the Letter of Credit Issuer pursuant to the Letter of Credit Commitment in Section .

"Stock Pledge Agreement": (i) any stock pledge agreement that Borrower executes and delivers to Agent for the ratable benefit of Lenders, either on or after the Execution Date, as provided herein, and all amendments, restatements, and replacements thereof, and (ii) any stock pledge agreement that Holdings or any Subsidiary of Holdings or Borrower executes and delivers to Agent for the ratable benefit of Lenders, either on or after the Execution Date, as provided herein, and all amendments, restatements, and replacements thereof.

"Subsidiary": as to any Person, a corporation with respect to which more than 20% of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by such Person or by one or more Subsidiaries of such Person; provided, however, that the Trak distributors disclosed on
Schedule 12.18 to the Disclosure Schedule shall not be deemed to be Subsidiaries of any Covered Person.

"Swingline Advance" is defined in Section .

"Swingline Commitment" is defined in Section .

"Swingline Loan" is defined in Section .

"Swingline Note" is defined in Section .

"Target Company": the Person whose assets or stock are acquired by a Covered Person in a Consented Acquisition, or if applicable, with which a Covered Person has merged in a Consented Acquisition.

"Tax": as to any Person, any tax, assessment, fee, or other charge levied by a Governmental Authority on the income or property of such Person, including any interest or penalties thereon, and which is payable by such Person.

"Term 1 Advance" is defined in Section .

"Term 2 Advance" is defined in Section .

"Term 1 Commitment" is defined in Section .

"Term 2 Commitment" is defined in Section .

"Term 1 Loan": each Lender's prorata share of the Aggregate Term 1 Loan.

"Term 2 Loan": each Lender's prorata share of the Aggregate Term 2 Loan.

"Term Loan Adjusted CBR" is defined in Section .

"Term Loan Adjusted LIBO Rate" is defined in Section .

"Term 1 Loan CBR Advance": a Term 1 Advance bearing interest at the Term Loan Adjusted CBR.

"Term 2 Loan CBR Advance": a Term 2 Advance bearing interest at the Term Loan Adjusted CBR.

"Term Loan CBR Spread" is defined in Section .

"Term Loan LIBO Spread" is defined in Section .

"Term 1 Loan LIBOR Advance": a Term 1 Advance bearing interest at the Term Loan Adjusted LIBO Rate.

"Term 2 Loan LIBOR Advance": a Term 2 Advance bearing interest at the Term Loan Adjusted LIBO Rate.

"Term Maturity Date" is defined in Section .

"Term 1 Note" is defined in Section .

"Term 1 Notes" is defined in Section .

"Term 2 Note" is defined in Section .

"Term 2 Notes" is defined in Section .

"this Agreement": this document (including every document that is stated herein to be an appendix, exhibit or schedule hereto, whether or not physically attached to this document), as amended, modified, restated or replaced from time to time.

"Total Assets" is defined in Section .

"Total Funded Debt" is defined in Section .

"Total Liabilities" is defined in Section .

"Trak" is defined in the introductory paragraph of this Agreement.

"UCC": the Uniform Commercial Code as in effect from time to time in the State of Missouri or such other similar statute as in effect from time to time in Missouri or any other appropriate jurisdiction.

"Unfunded Liabilities": means the amount (if any) by which the present value of all vested and unvested accrued benefits under a Pension Benefit Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan using PBGC actuarial assumptions for Pension Benefit Plan terminations.

"United States": when used in a geographical sense, all the states of the United States of America and the District of Columbia; and when used in a legal jurisdictional sense, the government of the country that is the United States of America.

"Unused Aggregate Revolving Commitment" is defined in Section .

"Unwaived Event of Default": an Event of Default which has occurred, and which has not been waived in writing by the Required Lenders.

"Welfare Benefit Plan": any plan described by Section 3(1) of ERISA.

                                     EXHIBIT

                     LENDERS' COMMITMENTS AND PRORATA SHARES

--------------------------------------------------------------------------------------------
                  LENDER       TOTALS      REVOLVING        TERM 1        TERM 2 PRORATA
                                          COMMITMENT    COMMITMENT    COMMITMENT     SHARES
--------------------------------------------------------------------------------------------
  The Boatmen's National  $45,000,700    $13,235,500   $28,588,680    $3,176,520    52.942%
       Bank of St. Louis
--------------------------------------------------------------------------------------------
           Fleet Capital  $19,999,650     $5,882,250   $12,705,660    $1,411,740    23.529%
             Corporation
--------------------------------------------------------------------------------------------
   LaSalle National Bank  $19,999,650     $5,882,250   $12,705,660    $1,411,740    23.529%
--------------------------------------------------------------------------------------------
              AGGREGATES  $85,000,000    $25,000,000   $54,000,000    $6,000,000  100.0000%
--------------------------------------------------------------------------------------------